Exhibit 10.1

AMENDMENT NO. 5 TO

LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 5 (this “Fifth Amendment”) dated as of October 9, 2026 to the Loan and Security Agreement dated as of October 18, 2023 (as amended by Amendment No. 1 dated as of July 3, 2024, by Amendment No. 2 dated September 30, 2024, by Amendment No. 3 dated November 15, 2024 and Amendment No. 4 dated February 7, 2025 and as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan and Security Agreement”), among 26N DL Funding 1 LLC, a Delaware limited liability company, as borrower (the “Company”); 26North BDC, Inc., a Maryland corporation (the “Parent”), a Delaware limited partnership (the “Portfolio Manager” and together with the Company and the Parent, the “26N Parties”); the Lenders party thereto; U.S. Bank Trust Company, National Association, in its capacity as collateral agent (in such capacity, the “Collateral Agent”); as collateral administrator (in such capacity, the “Collateral Administrator”) and as securities intermediary (in such capacity, the “Securities Intermediary”) and JPMorgan Chase Bank, National Association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

WHEREAS, the parties hereto have agreed to amend the Loan and Security Agreement as set forth below.

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Loan and Security Agreement as amended by this Fifth Amendment.

ARTICLE II

AMENDMENTS TO THE LOAN AND SECURITY AGREEMENT

Section 2.01 Amendments to Loan and Security Agreement. Each of the parties hereto agrees that, effective on the Fifth Amendment Effective Date, the Loan and Security Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Loan and Security Agreement attached as Exhibit A hereto and Annex A to the Loan and Security Agreement attached as Exhibit B hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties. To induce the other parties hereto to enter into this Fifth Amendment, the 26N Parties represent and warrant to each other party hereto solely with respect to itself that on and as of the Fifth Amendment Effective Date, the following statements are true and correct in all material respects:

(a) it is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Fifth Amendment and to consummate the transactions herein contemplated;

(b) the execution, delivery and performance of this Fifth Amendment, and the consummation of the transactions contemplated herein have been duly authorized by it and this Fifth Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(c) the representations and warranties contained in Section 6.01 of the Loan and Security Agreement or any other Loan Document are true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, are true and correct) in each case on and as of the Fifth Amendment Effective Date (except to the extent expressly limited therein to a specific date, in which case on and as of such date); and

(d) no Default or Event of Default shall exist immediately before or immediately after giving effect to this Fifth Amendment.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

Section 4.01 Fifth Amendment Effective Date. This Fifth Amendment shall become effective as of the first date (the “Fifth Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a) Execution and Delivery of this Fifth Amendment. The Administrative Agent shall have received a counterpart signature page of this Fifth Amendment duly executed by each of the Company, the Lenders, Portfolio Manager and Parent.

(b) Payment of Fees and Expenses. The Administrative Agent, the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall have received payment of all fees and expenses due and payable as of the date hereof, including the fees set forth in the Administrative Fee Letter, and the reasonable and documented fees and expenses of counsel for the Administrative Agent, the Collateral Agent, the Collateral Administrator and the Securities Intermediary, as applicable, as set forth in Section 10.04 of the Loan and Security Agreement.

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(c) Representations and Warranties. Each of the representations and warranties contained in Article III above shall be true and correct, and the Administrative Agent shall have received a certificate of an officer of the Company to such effect.

(d) Corporate Documents. The Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of any directors or officers of the Company as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each director or officer thereof or other Person authorized to act in connection with this Fifth Amendment and such other documents and certificates as the Administrative Agent may reasonably request relating to the organization, formation, registration or incorporation, existence and good standing of the Company and any other legal matters relating to the Company, this Amendment or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e) Opinion of Counsel. The Administrative Agent shall have received favorable opinions of counsel to the Company and the Parent, covering such matters relating to the transactions contemplated hereby as reasonably requested by the Administrative Agent, and in form and substance reasonably acceptable to the Administrative Agent.

(f) Administrative Agent Fee and Arranger Fee. The Administrative Agent shall have received from Company the Administrative Agent Fee, Arranger Fee and other fees set forth in the Administrative Agent Fee Letter. Once paid, such fee or any part thereof payable hereunder shall not be refundable under any circumstances, except as otherwise provided in the Administrative Agent Fee Letter.

(g) No Market Value Event; No Default or Event of Default. No Market Value Event shall have occurred and no Default or Event of Default shall have occurred and be continuing, in each case, on and as of the Fifth Amendment Effective Date.

Section 4.02 Effects of this Fifth Amendment.

(a) Except as expressly set forth herein, this Fifth Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the existing Loan and Security Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Loan and Security Agreement or any other provision of the existing Loan and Security Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein, nothing herein shall be deemed to be a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan and Security Agreement or any other Loan Document in similar or different circumstances.

(b) From and after the Fifth Amendment Effective Date, each reference in the Loan and Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Loan and Security Agreement in any other Loan Document shall be deemed a reference to the Loan and Security Agreement as amended hereby. This Fifth Amendment shall constitute a “Loan Document” for all purposes of the Loan and Security Agreement and the other Loan Documents.

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ARTICLE V

REAFFIRMATION

Section 5.01 Reaffirmation. Notwithstanding the effectiveness of this Fifth Amendment and the transactions contemplated hereby, each 26N Party acknowledges and agrees that each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Loan and Security Agreement, as amended hereby).

ARTICLE VI

MISCELLANEOUS

Section 6.01 Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 6.02 Costs and Expenses. The Company agrees to reimburse the Administrative Agent, the Collateral Agent, the Collateral Administrator and the Securities Intermediary for its invoiced reasonable costs and expenses in connection with this Fifth Amendment to the extent required pursuant to Section 10.04 of the Loan and Security Agreement.

Section 6.03 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any Signature Law, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

Section 6.04 Headings. Article and Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 6.05 Direction. The parties hereto hereby direct the Collateral Agent, the Securities Intermediary and Collateral Administrator to execute this Fifth Amendment to be duly executed and delivered and acknowledge and agree that the Collateral Agent, the Securities Intermediary and Collateral Administrator will be fully protected in relying upon the foregoing direction. In entering into this Fifth Amendment and the performance of duties under the Fifth Amendment, the Collateral Agent, the Securities Intermediary and Collateral Administrator shall be entitled to all of their rights, benefits, protections, immunities set forth in the Loan Documents.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

26N DL FUNDING 1 LLC, as Company

By	/s/ Jonathan Landsberg
Name:	Jonathan Landsberg
Title:	Treasurer and Chief Financial Officer

26NORTH BDC, INC., as Parent

By	/s/ Jonathan Landsberg
Name:	Jonathan Landsberg
Title:	Treasurer and Chief Financial Officer

26NORTH DIRECT LENDING LP, as Portfolio Manager

By:	26North Direct Lending GP LLC
Its:	General Partner

By	/s/ Jonathan Landsberg
Name:	Jonathan Landsberg
Title:	Authorized Signatory

[Signature Page to Amendment No. 5]

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By	/s/ Mercedes Capozucca
Name:	Mercedes Capozucca
Title:	Vice President

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Lender

By	/s/ Mercedes Capozucca
Name:	Mercedes Capozucca
Title:	Vice President

[Signature Page to Amendment No. 5]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By	/s/ Jon C. Warn
Name:	Jon C. Warn
Title:	Senior Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator

By	/s/ Jon C. Warn
Name:	Jon C. Warn
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By	/s/ Jon C. Warn
Name:	Jon C. Warn
Title:	Senior Vice President

[Signature Page to Amendment No. 5]

Exhibit A

[Amendments to Loan and Security Agreement attached]

[Exhibit A]

LOAN AND SECURITY AGREEMENT

dated as of

October 18, 2023,

as amended by Amendment No. 1 dated as of July 3, 2024,

as amended by Amendment No. 2 dated as of September 30, 2024 ~~and~~

as amended by Amendment No. 3 dated as of November 15, 2024

as amended by Amendment No. 4 dated as of February 7, 2025 and as amended by Amendment No. 5 dated as of October 9, 2026

among

26N DL Funding 1 LLC, as Company

26North BDC, Inc., as Parent

The Lenders Party Hereto

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

26North Direct Lending LP,

as Portfolio Manager

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Sole Lead Arranger

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Schedules
Schedule 1	Transaction Schedule
Schedule 1A	Financing Commitment Schedule
Schedule 2	Contents of Notice of Acquisition
Schedule 3	Eligibility Criteria
Schedule 4	Concentration Limitations
Schedule 5	Initial Portfolio Investments
Schedule 6	GICS Industry Classifications
Schedule 7	PIK Portfolio Investment – Notice Form

Exhibits

Exhibit A	Form of Request for Advance

LOAN AND SECURITY AGREEMENT dated as of October 18, 2023 (this “Agreement”) among 26N DL Funding 1 LLC, a Delaware limited liability company, as borrower (the “Company”); 26NORTH BDC, INC., a Maryland corporation (the “Parent”); 26North Direct Lending LP, a Delaware limited partnership (the “Portfolio Manager”); the Lenders party hereto; U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as collateral agent (in such capacity, the “Collateral Agent”); U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as collateral administrator (in such capacity, the “Collateral Administrator”); U.S. BANK NATIONAL ASSOCIATION, in its capacity as securities intermediary (in such capacity, the “Securities Intermediary”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”) and as Sole Lead Arranger.

The Portfolio Manager and the Company wish for the Company to acquire and finance certain corporate loans (the “Portfolio Investments”), all on and subject to the terms and conditions set forth herein.

Furthermore, the Company intends to enter into a Sale and Contribution Agreement (as amended, supplemented, replaced or otherwise modified from time to time, the “Contribution Agreement”), dated on or about the date hereof between the Company and the Parent (in such capacity, the “Contributor”), pursuant to which the Company shall from time to time acquire Portfolio Investments from the Contributor.

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association (“JPMCB”), each other lender party hereto from time to time and each of their respective successors and permitted assigns have agreed to make Tranche A Advances (as defined below) (in such capacity, the “Tranche A Lenders”) and Tranche B Advances (as defined below) (in such capacity, the “Tranche B Lenders” and, together with the Tranche A Lenders collectively, the “Lenders”), as applicable, to the Company (collectively, “Advances”) hereunder upon the terms and subject to the conditions set forth in this Agreement and to the extent specified on the transaction schedule attached as Schedule 1 hereto (the “Transaction Schedule”).

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association (“JPMCB”), each other lender party hereto from time to time and each of their respective successors and permitted assigns (collectively, the “Lenders”) have agreed to make advances to the Company (“Advances”) hereunder to the extent specified on the transaction schedule attached as Schedule 1 hereto (the “Transaction Schedule”).

Accordingly, the parties hereto hereby agree as follows:

Certain Defined Terms

“Account Bank” means The Bank of New York Mellon, or any successor thereto.

“Account Control Agreement” means, (a) for each Collateral Account that is a deposit account, a deposit account control agreement in form and substance reasonably satisfactory to the Administrative Agent and (b) for each Collateral Account that is a securities account, a securities account control agreement in form and substance reasonably satisfactory to the Administrative Agent, in each case executed by (i) the Company, (ii) the Collateral Agent and (iii) the financial institution maintaining such Collateral Account.

“Additional Distribution Date” has the meaning set forth in Section 4.05.

“Adjusted Applicable Margin” means the stated Applicable Margin for Advances set forth on the Transaction Schedule with respect to the applicable currency plus 2% per annum.

“Adjusted Term CORRA” means a per annum rate equal to Term CORRA plus the Term CORRA Adjustment; provided, further, that, in the event that the Adjusted Term CORRA is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Administrative Agent” has the meaning set forth in the introductory section of this Agreement.

“Administrative Agent Fee” has the meaning set forth in the Administrative Agent Fee Letter.

“Administrative Agent Fee Letter” means the letter agreement, dated as of the Fifth Amendment Effective Date, among the Company, the Administrative Agent and the Arranger.

“Advances” has the meaning set forth in the introductory section of this Agreement.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company) at law or in equity, or before or by any Governmental Authority, whether pending, active or, to the Company’s or the Portfolio Manager’s knowledge, threatened against or affecting the Company or the Portfolio Manager or their respective property that would reasonably be expected to result in a Material Adverse Effect.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person but, which shall not, with respect to the Company, include the obligors under any Portfolio Investment. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” has the meaning set forth in Section 9.01.

“Agent Business Day” means any day on which commercial banks settle payments in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be Boston, Massachusetts).

“Agreed Currency” means U.S. Dollars and each Permitted Non-USD Currency.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Amendment” has the meaning set forth in Section 6.03.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company from time to time concerning or relating to bribery or corruption.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means, as of any date, the applicable margin for Advances as set forth on the Transaction Schedule for such date.

“Applicable Non-USD Currency Cap” means, as of any date, (a) with respect to any Advances denominated in EUR, 30%, (b) with respect to any Advances denominated in CAD, 20%, (c) with respect to any Advances denominated in GBP, 10% and (d) with respect to any Advances denominated in CHF, 5%.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Financing Commitments represented by such Lender’s Financing Commitment, provided that, when a Defaulting Lender shall exist, “Applicable Percentage” shall mean, with respect to any Lender, the percentage of the total Financing Commitments (disregarding any Defaulting Lender’s Financing Commitment) represented by such Lender’s Financing Commitment. If the Financing Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Financing Commitments most recently in effect, giving effect to any assignments at the time of determination.

~~“AR” means 60%.~~

“AR” means, as of any date of determination, 55%; provided that, the Company may elect, on a one-time basis, to increase the AR to 57.5%, in which case Software Concentration Limitation 1 shall apply, and may elect, on a one-time basis, to increase the AR to 60% (whether directly from 55% or following an election to increase the AR to 57.5%), in which case Software Concentration Limitation 2 shall apply; provided further that (a) each such election shall be made with at least five (5) Business Days’ prior written notice to the Administrative Agent and shall not become effective until the Administrative Agent has confirmed its acceptance thereof, (b) each such election may be made only during the Reinvestment Period and so long as, at the time of such election, (i) after giving pro forma effect to such election, the Borrowing Base Test is satisfied and (ii) no Default or Event of Default has occurred and is continuing and no Market Value Event shall have occurred, and (c) any such election shall be irrevocable and the Company may not thereafter elect to apply a lower AR or a less restrictive Software Concentration Limitation.

“ARR Portfolio Investment” means any Portfolio Investment that is underwritten on multiples of annual recurring revenue of the Portfolio Investment Obligor as determined by the Administrative Agent in its good faith discretion.

“Arranger” means JPMorgan Chase Bank, National Association, in its capacity as sole lead arranger hereunder.

“Asset Sale” has the meaning set forth in Section 6.02.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of a Calculation Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Calculation Period” pursuant to clause (vi) of Section 3.01(h).

“Bank” has the meaning set forth in Section 8.01(a).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day, with respect to (i) Advances denominated in U.S., Dollars, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Term SOFR Rate for a one month Calculation Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology), (ii) Advances denominated in CAD, the Canadian Prime Rate and (iii) with respect to Advances denominated in GBP, EUR or CHF, the applicable Reference Bank Base Rate. Any change in the applicable Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, the Term SOFR Rate, the Canadian Prime Rate or the Reference Bank Base Rate, respectively, shall be effective from and including the effective date of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.01(h) (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.01(h)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. In the event that the applicable Base Rate is below zero at any time during the term of this Agreement, it shall be deemed to be zero until it exceeds zero again.

“Base Rate Advance” means any Advance bearing interest at a rate determined by reference to the applicable Base Rate.

“Benchmark” means, initially, the applicable Reference Rate for such Agreed Currency; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to such applicable Reference Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (ii) or clause (iii) of Section 3.01(h).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Advance denominated in a Permitted Non-USD Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1) in the case of any Advance denominated in U.S. Dollars, the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated or bilateral credit facilities denominated in the applicable Permitted Non-USD Currency at such time and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0% per annum, the Benchmark Replacement will be deemed to be 0% per annum for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Calculation Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated or bilateral credit facilities denominated in the applicable Permitted Non-USD Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Advance, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Daily Simple SOFR,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Calculation Period,” timing and frequency of determining rates and making payments of interest, timing of Request for Advances or prepayment or conversion notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.01(h) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.01(h).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrowing Base Test” means a test that will be satisfied on any date of determination if the following is true:

Net Advance	< AR
Net Asset Value

“Business Day” means any day (other than a Saturday or Sunday) on which banks are open for business in each of New York City and the city in which the corporate trust office of the Collateral Agent is located; provided that, in addition to the foregoing, a Business Day shall be, (i) in relation to Term Benchmark Advances denominated in U.S. Dollars and any interest rate settings, fundings, disbursements, settlements or payments of any such Term Benchmark Advances or any other dealings of such Term Benchmark Advances, any such day that is only a U.S. Government Securities Business Day, (ii) in relation to Advances denominated in GBP, “Business Day” shall mean any day (other than a Saturday or a Sunday) on which banks are open for business in London, England and the city in which the corporate trust office of the Collateral Agent is located, (iii) in relation to Advances denominated in Euros and in relation to the calculation or computation of EURIBOR Rate, “Business Day” shall mean any day which is a TARGET Day and on which banks are open for business in the city in which the corporate trust office of the Collateral Agent is located (iv) in relation to Advances denominated in CAD, “Business Day” shall mean any day (other than a Saturday or a Sunday) on which banks are open for business in Toronto, Canada and the city in which the corporate trust office of the Collateral Agent is located and (v) in relation to any RFR Advances and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Advance, or any other dealings in the applicable Agreed Currency of such RFR Advance, “Business Day” shall mean any such day that is only an RFR Business Day and on which banks are open for business in the city in which the corporate trust office of the Collateral Agent is located.

“CAD” means Canadian dollars.

“Calculation Period” means, with respect to any Advance, the quarterly period from and including the date on which such Advance is made hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and each successive quarterly period from and including a Calculation Period Start Date to but excluding the immediately succeeding Calculation Period Start Date (or, in the case of the last Calculation Period, if the last Calculation Period does not end on the last calendar day of March, June, September or December, the period from and including the related Calculation Period Start Date to but excluding the Maturity Date).

“Calculation Period Start Date” means the first calendar day of February, May, August and November of each year (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing in February, 2024.

“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate published by Bloomberg Financial Markets Commodities News (or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as reasonably determined by the Administrative Agent from time to time) at 10:15 a.m. Toronto time on such day and (ii) Adjusted Term CORRA for thirty (30) days, plus 1% per annum; provided that if any of the above rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or Term CORRA shall be effective from and including the effective date of such change in the PRIMCAN Index or Term CORRA, respectively.

“Capital Call” means a call by the Parent upon all or any Investors for payment of all or any portion of their Unfunded Capital Commitments.

“Capital Call Confirmation Package” means, with respect to any Market Value Trigger Event or Event of Default, as applicable, the following documents, agreements and notices:

(i) a fully executed equity commitment letter, in form and substance reasonably acceptable to the Administrative Agent, evidencing the commitment of the Parent to contribute cash (or any other assets agreed to by the Administrative Agent) to the Company no later than the date that is twelve (12) Business Days following the date on which the Portfolio Manager receives notice from the Administrative Agent of the occurrence of a Market Value Trigger Event or Event of Default; and

(ii) a written notice from the Parent (A) containing representations and covenants by the Parent that (1) it has called capital or directed the fund administrator to call capital, as applicable, from its Investors in the aggregate amount specified therein, to be funded no later than the tenth Business Day following delivery of such Capital Call; (2) the Parent will, as soon as practicable thereafter but no later than the conclusion of the applicable Extended Cure Period, fund directly into the MV Cure Account the amount of such capital contribution and (3) such Capital Calls have been made in compliance with the Fund Constituent Documents (including that each such Investor has Unfunded Capital Commitments at least equal to the amount of Capital Call made on such Investor, which are available for the purpose contemplated hereby); (B) containing covenants by the Parent, (i) not to rescind or modify such Capital Calls, (ii) not to permit any lien on such Capital Calls or the proceeds thereof other than Liens under the Loan Documents and Permitted Liens set forth in clause (e) in the definition thereof, (iii) not to use the proceeds of such Capital Calls for any purpose other than being deposited into the MV Cure Account in accordance herewith, (iv) to direct payment of proceeds of such Capital Calls to an account designated by the Administrative Agent following the occurrence and during the continuance of an Event of Default under clauses (d) or (e) of Article VII hereof (so long as such direction of payment does not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code) and (v) to immediately inform the Administrative Agent if the Parent has received written notice that the relevant Capital Commitments will not be timely satisfied and (C) attaching a copy of a representative Capital Call Notice issued to an Investor and containing the aggregate amount of capital called from all Investors.

“Capital Call Notice” means any “Drawdown Notice” (or substantially similar term) as defined in the Fund Constituent Documents, or any other notice sent to an Investor for the purpose of making a Capital Call.

“Capital Commitment” means the capital commitment of the Investors to the Parent in the amount set forth in the Fund Constituent Documents or the applicable Subscription Agreement, including, for the avoidance of doubt, “Capital Commitment”, as such term is defined in the Fund Constituent Documents.

“Capital Contribution” means, in respect of any Investor, any capital contribution or other funding made by such Investor in the Parent in response to a Capital Call.

“Cash Equivalents” means, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) at the time of acquisition thereof, has the highest rating obtainable from either S&P or Moody’s; and (vi) such other similar instruments to the extent Permitted Non-USD Currencies are invested therein.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act or (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) shall be deemed to have occurred after the date of this Agreement for purposes of this definition, regardless of the date adopted, issued, promulgated or implemented.

“Change of Control” means an event or series of events by which (A) the Parent or its Affiliates, collectively, (i) shall cease to possess, directly or indirectly, the right to elect or appoint (through contract, ownership of voting securities, or otherwise) managers that at all times have a majority of the votes of the board of managers (or similar governing body) of the Company or to direct the management policies and decisions of the Company or (ii) shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests of the Company, (B) the Portfolio Manager or its Affiliates shall cease to be the investment advisor of the Parent and not be replaced by an entity satisfactory to the Administrative Agent in its sole discretion or (C) the Subject Person shall cease to be involved in the business of managing the Portfolio Manager in the same or substantially similar capacity as he is as of the Effective Date.

“Charges” has the meaning set forth in Section 10.08.

“CHF” means Swiss Francs.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 8.02(a).

“Collateral Accounts” has the meaning set forth in Section 8.01(a).

“Collateral Administrator” has the meaning set forth in the introductory section of this Agreement.

“Collateral Agent” has the meaning set forth in the introductory section of this Agreement.

“Collateral Principal Amount” means on any date of determination (A) the aggregate principal balance of the Portfolio, limited to, in the case of any Revolving Loan and any Delayed Funding Term Loan, the funded principal balance thereof, as of such date plus (B) the amounts on deposit in the Unfunded Exposure Account (including cash and Eligible Investments) as of such date plus (C) the amounts on deposit in the Collateral Accounts (in each case, including cash and Eligible Investments) representing Principal Proceeds as of such date minus (D) the aggregate principal balance of all Ineligible Investments as of such date.

“Collection Account” means the account(s) established by the Bank or the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Bank or the Securities Intermediary.

“Commitment Fee Rate” means 0.7~~5~~0% per annum, provided that, during the Concentration Extension Period, the Commitment Fee Rate shall be 0.50% per annum.

“Company” has the meaning set forth in the introductory section of this Agreement.

“Concentration Extension Period” means the period commencing on and including the Fourth Amendment Effective Date and ending on and excluding the six-month anniversary thereof.

“Concentration Limitation Excess” means, on any date of determination, without duplication, all or the portion of the principal amount of any Portfolio Investment (other than any Ineligible Investment) that exceeds any Concentration Limitation as of such date; provided that the Portfolio Manager shall select in its sole discretion which Portfolio Investment(s) constitute part of the Concentration Limitation Excess; provided further that with respect to any Delayed Funding Term Loan or Revolving Loan, the Portfolio Manager shall select any term Portfolio Investment from the same Portfolio Investment Obligor and/or any funded portion of such Delayed Funding Term Loan or Revolving Loan before selecting any unfunded portion of such Delayed Funding Term Loan or Revolving Loan; provided further that if the Portfolio Manager does not so select any Portfolio Investment(s), the applicable portion of the Portfolio Investment(s) determined by the Administrative Agent shall make up the Concentration Limitation Excess.

“Concentration Limitations” has the meaning set forth in Schedule 4.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contribution Agreement” has the meaning set forth in the introductory section of this Agreement.

“Contributor” has the meaning set forth in the introductory section of this Agreement.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Corresponding Tenor” means, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Exposure” means, with respect to any Tranche A Lender at any time, the outstanding principal amount of such Tranche A Lender’s Tranche A Advances, or with respect to any Tranche B Lender at any time, the outstanding principal amount of such Tranche B Lender’s Tranche B Advances.

“Credit Risk Party” has the meaning set forth in Article VII.

“Currency” means USD and each Permitted Non-USD Currency.

“Currency Shortfall” has the meaning set forth in Section 4.06(c).

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), (1) with respect to any Advance denominated in GBP, an interest rate per annum equal to the greater of (a) SONIA for the day that is five Business Days prior to (i) if such RFR Interest Day is a Business Day, such RFR Interest Day or (ii) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day and (b) 0%. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Company and (2) with respect to any Advance denominated in CHF, an interest rate per annum equal to the greater of (a) SARON for the day that is five RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day and (b) 0%.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.

“Daily Simple SOFR Advance” means any Advance bearing interest at a rate determined by reference to the Daily Simple SOFR.

“Default” has the meaning set forth in Section 1.03.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Advances or (ii) pay over to the Company any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (a) upon (x) its funding of Advances or payment of amounts due, as applicable, or (y) the Company’s receipt of such notice in form and substance satisfactory to it and the Administrative Agent, (b) has notified the Company in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding an Advance under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Company, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Company’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Delayed Funding Term Loan” means any Loan that (a) requires the holder thereof to make one or more future advances to the Portfolio Investment Obligor under the underlying instruments relating thereto, (b) specifies a maximum amount that can be borrowed on or prior to one or more fixed dates and (c) does not permit the re-borrowing of any amount previously repaid by the Portfolio Investment Obligor thereunder; but, for the avoidance of doubt, any such Loan will be a Delayed Funding Term Loan only until all commitments by the holders thereof to make such future advances to the Portfolio Investment Obligor thereon expire or are terminated or reduced to zero.

“Deliver” (and its correlative forms) means the taking of the following steps by the Company or the Portfolio Manager:

(1) except as provided in clauses (3) or (4) below, in the case of Portfolio Investments and Eligible Investments and amounts on deposit in the Collateral Accounts, by (x) causing the Securities Intermediary or the financial institution maintaining such Collateral Account, as applicable, to indicate by book entry that a financial asset comprised thereof has been credited to the applicable Collateral Account and (y) causing the Securities Intermediary or the financial institution maintaining such Collateral Account, as applicable, to agree, pursuant to this Agreement or an Account Control Agreement, if applicable, that it will comply with entitlement orders originated by the Collateral Agent with respect to each such security entitlement without further consent by the Company;

(2) to the extent required to create a valid, first priority Lien (subject only to Permitted Liens) therein, in the case of each general intangible, by notifying the Portfolio Investment Obligor thereunder of the security interest of the Collateral Agent;

(3) in the case of Portfolio Investments consisting of instruments (the “Possessory Collateral”) that do not constitute a financial asset forming the basis of a security entitlement delivered to the Collateral Agent pursuant to clause (1) above, by causing (x) the Collateral Agent to obtain possession of such Possessory Collateral in the State of ~~New York~~Minnesota (or such other state whose laws govern the Collateral Account and that has adopted the Uniform Commercial Code), or (y) a Person other than the Company and a securities intermediary (A)(I) to obtain possession of such Possessory Collateral in the State of ~~New York~~Minnesota (or such other state whose laws govern the Collateral Account and that has adopted the Uniform Commercial Code), and (II) to then authenticate a record acknowledging that it holds possession of such Possessory Collateral for the benefit of the Collateral Agent or (B)(I) to authenticate a record acknowledging that it will take possession of such Possessory Collateral for the benefit of the Collateral Agent and (II) to then acquire possession of such Possessory Collateral in the State of ~~New York~~Minnesota (or such other state whose laws govern the Collateral Account and that has adopted the Uniform Commercial Code);

(4) in the case of money, by causing such money to be deposited in the related Collateral Account that is a deposit account, and, in the case of any account which constitutes a “deposit account” under Article 9 of the UCC, by causing the ~~Bank~~Securities Intermediary to continuously identify on its books and records the security interest of the Collateral Agent in such account and, except as may be expressly provided herein to the contrary, establishing dominion and control over such account in favor of the Collateral Agent pursuant to this Agreement or an Account Control Agreement, if applicable;

(5) in the case of any Portfolio Investments consisting of Uncertificated Securities (other than any Uncertificated Securities credited to a securities account subject to an Account Control Agreement), by causing the issuer of such Uncertificated Security to either (at the option of the Company) (i) register the Collateral Agent as the registered owner thereof on the books and records of such issuer or (ii) execute an agreement in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such Uncertificated Security without further consent by the Company;

(6) in the case of any Portfolio Investments that are held in certificated form, by crediting to a Collateral Account or delivering to the Collateral Agent, as applicable, certificates representing the relevant Collateral with respect to such Portfolio Investments;

(7) in the case of any Loan, by delivering or causing a third party to deliver to the ~~Securities Intermediary~~Collateral Agent a facsimile or other electronic form (including, without limitation, “pdf,” “tif”, “tiff”, “jpeg” or “jpg”) or photocopy of a fully executed assignment agreement evidencing the acquisition by the Company of the Loan or a confirmation or certification from or on behalf of the Company to the effect that it has acquired such Loan and/or has received or will receive, and will deliver to the ~~Securities Intermediary~~Collateral Agent, appropriate Underlying Definitive Documents constituting, evidencing or representing such Loan with an instruction to identify such Loan in its internal books and records without any position code. The ~~Securities Intermediary (or the~~ Collateral Agent~~)~~  shall identify such Loan in its internal books and records without associating it with a position code. The ~~Securities Intermediary (or the~~ Collateral Agent) shall maintain in its books and records a list of all of the Loans in accordance with this Agreement (including identifying in its reports to the Company and the Administrative Agent the Loans which are not direct interests in loans under the collateral notation “Participation”) and shall make available to the Company and the Administrative Agent such list upon request. For avoidance of doubt, no Loans will be registered in the name of the ~~Securities Intermediary or the~~ Collateral Agent. The ~~Securities Intermediary~~Collateral Agent shall have no responsibilities or duties whatsoever with respect to any Underlying Definitive Document, except for such responsibilities as are expressly set forth herein. The Company shall instruct the administrative agent in respect of each Loan to make all payments receivable by the Company in respect of such Loan to the

Collection Account or a Permitted Non-USD Currency Account, as applicable, or otherwise provide for the direct payment of such payments to the Collection Account or a Permitted Non-USD Currency Account, as applicable;

(8) in all cases, by filing or causing the filing of a financing statement with respect to such Collateral with the Delaware Secretary of State; and

(9) in all cases by otherwise (i) ensuring that all steps, if any, required under applicable Law or reasonably requested by the Collateral Agent or the Administrative Agent to ensure that this Agreement creates a valid, first priority Lien (subject only to Permitted Liens) on such Collateral in favor of the Collateral Agent, shall have been taken, and that such Lien shall have been perfected by filing and, to the extent applicable, possession or control and (ii) to the extent necessary, obtaining a consent from the applicable general partner, managing member, board of directors or any similar governing body of the Portfolio Investment Obligor authorizing and consenting to the pledge of the Collateral in accordance with the Loan Documents.

Notwithstanding clauses (1) and (3) above, the Company or the Portfolio Manager on its behalf shall ensure that all Portfolio Investments denominated in a Permitted Non-USD Currency and all proceeds thereof shall be deposited in or credited to the applicable Permitted Non-USD Currency Account.

“Designated Email Notification Address” means jlandsberg@26n.com, provided that, so long as no Event of Default shall have occurred and be continuing and no Market Value Event shall have occurred, the Company may, upon at least five (5) Business Days’ written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate any other email address as the Designated Email Notification Address.

“Designated Independent Dealer” means J.P. Morgan Securities LLC; provided that, so long as no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, the Portfolio Manager may, upon at least five (5) Business Days’ written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate another Independent Dealer as the Designated Independent Dealer.

“Dollar Equivalent” means, with respect to any amount denominated in any Permitted Non-USD Currency, the amount of U.S. Dollars that would be required to purchase such amount of such Permitted Non-USD Currency using the reciprocal foreign exchange rates obtained as described in the definition of the term Spot Rate.

“EBITDA” means, with respect to the last four full fiscal quarters with respect to any Portfolio Investment, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the underlying instruments for each such Portfolio Investment, and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such underlying instruments, an amount, for the Portfolio Investment Obligor and any parent that is obligated pursuant to the underlying instruments for such Portfolio Investment (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortization for such four fiscal quarter period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, and extraordinary, one-time and/or non-recurring losses or charges, (e) any other customary add-backs for similarly situated obligors the Portfolio Manager and the Administrative Agent mutually deem to be appropriate and (f) any other item the Portfolio Manager and the Administrative Agent mutually deem to be appropriate; provided that with respect to any Portfolio Investment Obligor for which four full fiscal quarters of economic data are not available, EBITDA shall be determined for such Portfolio Investment Obligor based on annualizing the economic data from the reporting periods actually available as determined by the Administrative Agent in good faith.

“Effective Date” has the meaning set forth in Section 2.04.

“Eligibility Criteria” has the meaning set forth in Section 1.03.

“Eligible Investments” has the meaning set forth in Section 4.01.

“EMU Legislation” means the legislative measures of the European Council for the introduction of changeover to or operation of a single or unified European currency.

“Equity Interests” means, with respect to any Person, all (a) shares, interests, participations or other equivalents (howsoever designated) of capital stock and other equity interests of such Person, including without limitation stockholder interest, general partnership interests, limited partnership interests or membership interests, whether common or preferred and whether voting or non-voting and (b) rights (other than debt securities convertible into capital stock or other equity interests), warrants or options to acquire any of the foregoing.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Company or the Parent, as applicable, within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412, 430 or 431 of the Code).

“ERISA Event” means that (1) the underlying assets of the Company or the Parent are deemed to constitute “plan assets” within the meaning of the Plan Asset Rules, (2) the Company or the Parent sponsors, maintains, contributes to or has any direct liability with respect to any Plan or (3) except as would not reasonably be expected to have a Material Adverse Effect, any ERISA Affiliate sponsors, maintains, contributes to, is required to contribute to or has any material liability with respect to any Plan.

“EUR” and “€” mean the lawful currency of each state so described in any EMU Legislation introduced in accordance with EMU Legislation.

“EURIBOR Rate” means, for each Calculation Period relating to an Advance in Euros, the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for a three-month period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters (the “EURIBOR Screen Rate”). If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Company. Notwithstanding anything in the foregoing to the contrary, if the EURIBOR Rate as calculated for any purpose under this Agreement is below zero, the EURIBOR Rate will be deemed to be zero for such purpose until such time as it exceeds zero again.

“EURIBOR Screen Rate” has the meaning set forth in the definition of “EURIBOR Rate”.

“Event of Default” has the meaning set forth in Article VII.

“Excess Interest Proceeds” means, at any time of determination, the excess of (1) amounts then on deposit in the Collateral Accounts representing Interest Proceeds over (2) the projected amount required to be paid pursuant to Section 4.05(a) and (b) on the earliest to occur of the next Interest Payment Date, the next Additional Distribution Date or the Maturity Date, in each case, as determined by the Portfolio Manager (acting on behalf of the Company) in good faith and in a commercially reasonable manner and verified by the Administrative Agent (which verification shall be deemed to be given upon the written confirmation of the Administrative Agent to a Permitted Distribution); provided that, if the Administrative Agent reasonably anticipates any such amounts to be deposited into the Collateral Accounts after such date of determination but prior to the applicable date of payment, such amounts shall be deemed, solely for the purposes of this definition, to have been on deposit in the Collateral Accounts as of such date of determination.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Financing Commitment or Advance pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Financing Commitment or Advance or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 3.03(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extended Cure Period” has the meaning set forth in the definition of “Market Value Cure Period”.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and intergovernmental agreements entered into thereunder or any similar or related non-U.S. law that correspond to Sections 1471 to 1474 of the Code, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of such sections of the Code and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted pursuant to such intergovernmental agreement or analogous provisions of non-U.S. law.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fifth Amendment” means Amendment No. 5 to the Loan and Security Agreement, dated October 9, 2026, among the parties hereof.

“Fifth Amendment Effective Date” is defined in the Fifth Amendment.

“Financing Commitment” means, with respect to each Lender, ~~the commitment of such Lender to provide Advances to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender’s name on the Transaction Schedule or in the assignment and assumption agreement pursuant to which such Lender became a Lender under this Agreement, in each case, as such amounts may be reduced or increased from time to time pursuant to the terms of this Agreement.~~collectively, such Lender’s Tranche A Financing Commitment and such Lender’s Tranche B Financing Commitment. At no time shall (a) the Credit Exposure of any Lender exceed its Financing Commitment or (b) the total Credit Exposure exceed the aggregate amount of all Lenders’ Financing Commitments.

“Financing Commitment Increase Date” means any Business Day on which the Administrative Agent (in its sole discretion) approves in writing (which may be by email) (with a copy to the Collateral Agent, which may also be by email) a Financing Commitment Increase Option Request.

“Financing Commitment Increase Option Request” means, on any date (i) during the Reinvestment Period and (ii) on which the aggregate outstanding principal amount of Advances is not less than the applicable Minimum Funding Amount as of such date, the request of the Company in writing (which may be by email) to the Administrative Agent and the Lenders (with a copy to the Collateral Agent) for an increase of the Tranche A Financing Commitments and/or Tranche B Financing Commitments pursuant to Section 2.06; provided that the Company (in consultation with the Administrative Agent) shall determine the proposed effective date of any such increase in the Tranche A Financing Commitments and/or Tranche B Financing Commitments, which may be as early as ten (10) Business Days after delivery of a Financing Commitment Increase Option Request (or such shorter period as the Administrative Agent may agree in its sole discretion).

“Financing Commitment Scheduled Increase” means an increase in the aggregate amount of the Financing Commitment by the amount of $100,000,000 (or such other amount requested by the Company and agreed to by the Administrative Agent and Lenders in writing).

“Financing Commitment Scheduled Increase Date” has the meaning set forth in Section 2.07.

“First Lien Last Out Loan” means a Senior Secured Loan that, prior to a default with respect to such Portfolio Investment, is entitled to receive payments pari passu with other Senior Secured Loans of the same Portfolio Investment Obligor, but following a default becomes fully subordinated, or otherwise junior in right of payment, to certain other Senior Secured Loans of the same Portfolio Investment Obligor and is not entitled to any payments until such other Senior Secured Loans are paid in full.

“Fitch” means Fitch Ratings, Inc. and any successor thereto.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fourth Amendment” means Amendment No. 4 to the Loan and Security Agreement, dated February 7, 2025, among the parties hereof.

“Fourth Amendment Effective Date” is defined in the Fourth Amendment.

“Fund Constituent Documents” means the Amended and Restated Bylaws of the Parent, adopted September 6, 2023, the Articles of Amendment and Restatement of the Parent, dated as of September 6, 2023, any Subscription Agreement, Side Letter, or other equivalent governing document in the applicable jurisdiction of the Parent, as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, as applied from time to time by the Company.

“GBP” means British Pounds.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hague Convention” has the meaning set forth in Section 8.01(e).

“Increased Financing Commitment” has the meaning set forth in Section 2.06.

“Indebtedness” as applied to any Person, means, without duplication, as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) that portion of obligations with respect to capital leases that is properly classified as a liability of such Person on a balance sheet; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt, lease obligations or similar obligations to repay money of others guaranteed by such Person or for which such Person acts as surety and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss. Notwithstanding the foregoing, “Indebtedness” shall not include a commitment arising in the ordinary course of business to purchase a future Portfolio Investment in accordance with the terms of this Agreement.

“Indemnified Person” has the meaning set forth in Section 5.03.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.04(b).

“Independent Dealer” means any of the following (as such list may be revised from time to time by mutual agreement of the Company and the Administrative Agent): Bank of America/BofA Securities, Inc., Barclays Bank, BMO Capital Markets, BNP Paribas, Citibank, Deutsche Bank, Goldman Sachs, Morgan Stanley, RBC Capital Markets, UBS, Wells Fargo and any Affiliate of any of the foregoing, but in no event including the Company or any Affiliate of the Company.

“Ineligible Investment” means any Portfolio Investment that fails, at any time, to satisfy the Eligibility Criteria; provided that with respect to any Portfolio Investment for which the Administrative Agent has waived one or more of the criteria set forth on Schedule 3, the Eligibility Criteria in respect of such Portfolio Investment shall be deemed not to include such waived criteria at any time after such waiver and such Portfolio Investment shall not be considered an “Ineligible Investment” by reason of its failure to meet such waived criteria; provided further that any Portfolio Investment (other than an Initial Portfolio Investment) which has not been approved by the Administrative Agent pursuant to Section 1.02 on or prior to its Trade Date will be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved.

“Information” means all information received from the Company relating to the Company, the Parent, the SPV or the Portfolio Manager or their respective business hereunder or pursuant hereto (including relating to any obligor in respect of any Portfolio Investments), other than any such information that is available to a Lender on a non-confidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.

“Initial Portfolio Investments” means the Portfolio Investments listed in Schedule 5.

“Initial Upfront Fee” has the meaning set forth in Annex A hereto.

“Interest Payment Date” means the fifth Business Day after the last day of each Calculation Period.

“Interest Proceeds” means all payments of interest received in respect of the Portfolio Investments and Eligible Investments acquired with the proceeds of Portfolio Investments (in each case other than accrued interest purchased using Principal Proceeds, but including proceeds received from the sale of interest accrued after the date on which the Company acquired the related Portfolio Investment), all other payments on the Eligible Investments acquired with the proceeds of Portfolio Investments (for the avoidance of doubt, such other payments shall not include principal payments (including, without limitation, prepayments, repayments or sale proceeds) with respect to Eligible Investments acquired with Principal Proceeds) and all payments of fees, dividends and other similar amounts received in respect of the Portfolio Investments or deposited into any of the Collateral Accounts (including closing fees, commitment fees, underwriting fees, facility fees, late payment fees, amendment fees, waiver fees, prepayment fees and premiums, ticking fees, delayed compensation, customary syndication or other up-front fees and customary administrative agen~~cy~~t or similar fees); provided, however, that for the avoidance of doubt, Interest Proceeds shall not include amounts or Eligible Investments in the MV Cure Account or Unfunded Exposure Account or any proceeds therefrom.

“Investment” means (a) the purchase of any debt or equity security of any other Person, (b) the making of any Loan or advance to any other Person, or (c) becoming obligated with respect to a contingent obligation in respect of obligations of any other Person.

“Investor” means any Person who has been admitted as a non-managing member or shareholder or stockholder of, or who otherwise holds any Equity Interest in the Parent pursuant to the applicable Fund Constituent Documents or otherwise, in each case excluding any manager of the Parent.

“IRS” means the United States Internal Revenue Service.

“JPMCB” has the meaning set forth in the introductory section of this Agreement.

“Lender Participant” has the meaning set forth in Section 10.06(c).

“Lenders” has the meaning set forth in the introductory section of this Agreement.

“Liabilities” has the meaning set forth in Section 5.03.

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Loan” means any obligation for the payment or repayment of borrowed money that is documented by a term and/or revolving loan agreement or other similar credit agreement.

“Loan Documents” means this Agreement, the Contribution Agreement, the Administrative Agent Fee Letter, the Account Control Agreements, if any, and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification.

“LTV Default” means, as of any date of determination, the LTV Ratio is greater than the sum of (i) the AR at such time and (ii) 10.00%.

“LTV Ratio” means, as of any date of calculation, the ratio of (a) the Net Advances to (b) the Net Asset Value, in each case, as of such date.

“Margin Stock” has the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve Board.

“Market Value” means, on any date of determination (after giving effect to Section 1.06), (a) with respect to any Traded Loan, the average indicative bid-side price (expressed as a percentage) determined by Markit Group Limited or LoanX (or if the Administrative Agent determines in its good faith commercially reasonable discretion that such bid price is not available or is not indicative of the actual current market value, the market value of such Traded Loan as determined by the Administrative Agent in good faith and in a commercially reasonable manner) and (b) with respect to any other Portfolio Investment, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner, in each case, expressed as a percentage of par. In determining the Market Value of a Portfolio Investment, the Administrative Agent shall take into consideration all relevant information including (i) credit fundamentals of the obligor of such Portfolio Investment Obligor, (ii) the business outlook of the Portfolio Investment Obligor, (iii) one or more bid-side prices determined by LoanX/Markit Group Limited, if available, (iv) cyclicality of the Portfolio Investment Obligor, (v) debt-financed acquisitions by the Portfolio Investment Obligor, (vi) corporate actions taken by the Portfolio Investment Obligor, (vii) amendments to the Underlying Definitive Documents with respect to the Portfolio Investment, (viii) any other factor that the Administrative Agent or its affiliates would take into consideration when making an investment decision for their own account and/or (ix) changes to the

Portfolio Investment Obligor’s strategy or direction and not solely (but may, for the avoidance of doubt include) (A) changes in market indices and/or (B) the sale of a minority position in such Portfolio Investment in the secondary market.

So long as no Market Value Event has occurred and no Event of Default has occurred and is continuing, the Portfolio Manager shall have the right to initiate a dispute of the Market Value of certain Portfolio Investments as set forth below; provided that, the Portfolio Manager provides the bid(s) or valuation(s) set forth below no later than 12:00 p.m. New York City time on the Business Day immediately following the related date of determination; provided, further, that with respect to each Portfolio Investment, the Portfolio Manager may not initiate a dispute of the Market Value thereof until the earlier of (x) the date that is six (6) months following the Trade Date of such Portfolio Investment and (y) the date on which the Administrative Agent provides a Market Value with respect to such Portfolio Investment that is lower than the Market Value of such Portfolio Investment on the Trade Date of such Portfolio Investment.

If the Portfolio Manager disputes the determination of Market Value with respect to any Portfolio Investment (other than a Traded Loan), the Portfolio Manager may, with respect to up to the greater of (i) three such Portfolio Investments in each calendar quarter and (ii) 10% of the Collateral Principal Amount, engage a Nationally Recognized Valuation Provider, at the expense of the Company, to provide a valuation of the applicable Portfolio Investments and submit evidence of such valuation to the Administrative Agent, at which time the Market Value of such Portfolio Investment shall be equal to such valuation; provided that any such valuation shall be in form and substance acceptable to the Administrative Agent in its reasonable discretion and shall give reference to factors commonly used by market participants in conducting robust valuation processes, including without limitation (A) industry and comparable company analysis, (B) market yield assumptions, (C) credit fundamentals, cyclical nature, and outlook of the business of the Portfolio Investment Obligor; (D) to the extent applicable, historical and prospective debt-financed acquisitions consummated by the Portfolio Investment Obligor and (E) to the extent applicable, other corporate actions taken by the Portfolio Investment Obligor; provided, further, that if the Company engages a Nationally Recognized Valuation Provider that provides a range of valuation, then the valuation for purposes of this paragraph shall be equal to the mean of the highest and lowest valuations of such range.

If the Portfolio Manager disputes the determination of Market Value with respect to any Traded Loan, the Portfolio Manager may, at the expense of the Company, submit to the Administrative Agent not less than two (2) written and executable bids for the full principal of such Portfolio Investment from Independent Dealers, at which time the Market Value of such Traded Loan shall be equal to the weighted average of such bids.

The market value of any Portfolio Investment determined in accordance with this definition will be the Market Value for such Portfolio Investment from the applicable date set forth above until the Administrative Agent has made a good faith and commercially reasonable determination that the Market Value of such Portfolio Investment has changed, in which case the Administrative Agent may determine another Market Value (in accordance with this definition of Market Value).

Notwithstanding anything to the contrary herein, (A) the Market Value for any Portfolio Investment shall not be greater than the par thereof, (B) the Market Value of any Ineligible Investment shall be deemed to be zero and (C) the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Portfolio Manager from any Independent Dealer if, in the Administrative Agent’s good faith judgment: (i) such Independent Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investment or portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for such Portfolio Investment, as reasonably determined by the Administrative Agent; (ii) such firm bid or such firm offer is not bona fide due to the insolvency of the

Independent Dealer; or (iii) the Administrative Agent is unable to execute (after having used reasonable efforts to do so) any such bid by selling any portion of such Portfolio Investment held by the Administrative Agent or its Affiliate for its own account to any such Independent Dealer (either directly or indirectly through a broker or other intermediary reasonably acceptable to the Administrative Agent) at the time (but no earlier than the time) such bid is delivered to the Administrative Agent by the Portfolio Manager (the provisions set forth in the preceding four (4) paragraphs of this definition, the “Market Value Dispute Mechanisms”).

The Administrative Agent shall notify the Company, the Portfolio Manager and the Collateral Administrator in writing of the then-current Market Value of each Portfolio Investment in the Portfolio on (A) a monthly basis (not later than the 15th day of each calendar month, commencing in November 2023 or upon the reasonable request of the Portfolio Manager (but no more frequently than three (3) requests per calendar month) and (B) upon the Administrative Agent changing the Market Value of any Portfolio Investment in accordance with the Notification Requirement; provided that the Company and the Portfolio Manager hereby acknowledge that the Administrative Agent may make available to the Company and the Portfolio Manager the Market Value of each Portfolio Investment by posting such materials or information on the Financing Connect platform hosted by JPMorgan Chase Bank, N.A. or another similar electronic system and such posting shall satisfy the Administrative Agent’s requirements under clause (A) of this paragraph. Any notification from the Administrative Agent to the Company that a Market Value Trigger Event has occurred shall be accompanied by a written statement showing the then-current Market Value of each Portfolio Investment.

“Market Value Cure” means, on any date of determination, (i) with the consent of the Administrative Agent, the contribution by the Parent of additional Portfolio Investments and the delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof, (ii) the contribution by the Parent of cash to the Company and the Delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof (which amounts shall be deposited in the MV Cure Account), (iii) the sale by the Company of one or more Portfolio Investments in accordance with the requirements of this Agreement, (iv) the prepayment by the Company of an aggregate principal amount of Advances (together with accrued and unpaid interest thereon) or (v) any combination of the foregoing clauses (i), (ii), (iii) and (iv), in each case during the Market Value Cure Period, at the option of the Portfolio Manager, and in an amount such that immediately after giving effect to all such actions and the application of proceeds thereof, the Borrowing Base Test is satisfied; provided that, with respect to any such additional Portfolio Investment contributed to the Company in connection with the foregoing, (i) the Trade Date thereof shall occur during the Market Value Cure Period and (ii) such Portfolio Investment meet all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and the Concentration Limitations shall be satisfied after such contribution. In connection with any Market Value Cure, a Portfolio Investment shall be deemed to have been contributed to the Company within the Market Value Cure Period if there has been a valid, binding and enforceable contract for the assignment of such Portfolio Investment to the Company and, in the reasonable judgment of the Portfolio Manager, such assignment will settle within fifteen (15) Business Days (or such longer period as the Administrative Agent agrees in its sole discretion) of the Trade Date thereof (the “Settlement Period”). The Portfolio Manager shall use its commercially reasonable efforts to effect any such assignment within such Settlement Period.

“Market Value Cure Failure” means the failure by the Company to effect a Market Value Cure as set forth in the definition of such term.

“Market Value Cure Period” means the period commencing on the Business Day on which the Portfolio Manager receives notice from the Administrative Agent (which, if received after 5:00 p.m., New York City time, on any Business Day, shall be deemed to have been received on the next succeeding Business Day) of the occurrence of a Market Value Trigger Event and ending at the close of business in New York two (2) Business Days thereafter; provided, that (A) in the event the Parent delivers a Capital Call Confirmation Package reasonably satisfactory to the Administrative Agent within such two (2) Business Day period, then the Market Value Cure Period shall solely to the extent of the requested capital contribution under such Capital Call Confirmation Package be extended to the close of business in New York ten (10) Business Days following the conclusion of such two (2) Business Day period (the “Extended Cure Period”); provided, further, that (a) if the Parent becomes aware that any portion of the requested capital contribution under such Capital Call Confirmation Package will not be timely made within such Extended Cure Period, then the Market Value Cure Period shall end on the earlier of (i) two (2) Business Days following the date the Parent becomes so aware and (ii) the conclusion of the Extended Cure Period and (b) a Capital Call Confirmation Package may be delivered no more than one time in any ten (10) Business Day period and (B) in the event that the Company delivers an MV Cure Extension Request reasonably satisfactory to the Administrative Agent within such two (2) Business Day period, then the Market Value Cure Period shall be extended to the close of business in New York eight (8) Business Days following the conclusion of such two (2) Business Day period, provided that on each day during the MV Cure Extension Period, the Company delivers an MV Cure Plan Status Confirmation reasonably satisfactory to the Administrative Agent; provided further that, if on any date during the MV Cure Extension Period, the MV Cure Plan Status Confirmation is not reasonably satisfactory to the Administrative Agent, a Market Value Cure Failure will be deemed to have occurred on such date; provided, further, that if a trade date in respect of the sale of Portfolio Investment(s) specified in the related MV Cure Plan occurs during such MV Cure Extension Period, no Market Value Cure Failure shall be deemed to have occurred so long as such sale settles within the Settlement Period from such trade date.

“Market Value Dispute Mechanisms” has the meaning set forth in the definition of “Market Value”.

“Market Value Event” means (A) the occurrence of both of the following events (i) a Market Value Trigger Event and (ii) a Market Value Cure Failure or (B) if in connection with any Market Value Cure, a Portfolio Investment sold, contributed or deemed to have been contributed to the Company shall fail to settle within the applicable Settlement Period.

“Market Value Trigger” has the meaning set forth on the Transaction Schedule.

“Market Value Trigger Event” means an event that shall have occurred if the Administrative Agent has determined and notified the Company in writing as of any date that the LTV Ratio is greater than or equal to the Market Value Trigger.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Company, the Contributor or the Portfolio Manager, (b) the ability of the Company, the Contributor or the Portfolio Manager to perform its obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Agents or the Lenders under this Agreement or any of the other Loan Documents.

“Material Amendment” means any amendment, modification or supplement to this Agreement that (i) increases the Financing Commitment of any Lender ~~(other than in connection with the Financing Commitment Scheduled Increase)~~, (ii) reduces the principal amount of any Advance under either Tranche or reduces the rate of interest thereon, or reduces any fees payable to a Lender hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance under either Tranche, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment, or postpones the scheduled date of expiration of any Financing Commitment, (iv) changes any provision in a manner that would alter the pro rata sharing of payments required hereby or (v) changes any of the provisions of this definition or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder.

“Maturity Date” means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances under each Tranche is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated and (4) the date after a Market Value Event on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company.

“Maximum Rate” has the meaning set forth in Section 10.08.

“Mezzanine Obligation” means a Portfolio Investment which is not a Senior Secured Loan or a Second Lien Loan.

“Minimum Funding Amount” has the meaning set forth in Annex A hereto.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“MV Cure Account” means the account established by the Bank or the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Bank or the Securities Intermediary.

“MV Cure Extension Period” has the meaning set forth in the definition of “MV Cure Extension Request”.

“MV Cure Extension Request” means a written request from the Company satisfactory to the Administrative Agent in its discretion requesting to extend the Market Value Cure Period by an additional eight (8) Business Days (such period, the “MV Cure Extension Period”) and proposing a MV Cure Plan.

“MV Cure Plan” means a proposal by a senior officer of the Company of steps to effect a Market Value Cure, which plan may include: prospective sales of Portfolio Investments, timing of sales of Portfolio Investments, prospective purchasers of Portfolio Investments, indicative pricing for Portfolio Investments, and timing of Portfolio Investment proceeds expected to be received during the MV Cure Extension Period.

“MV Cure Plan Status Confirmation” means, for each Business Day during the MV Cure Extension Period, a status update provided by a senior officer of the Company regarding the progress of the stated MV Cure Plan activities and any further information reasonably requested by the Administrative Agent in connection with achieving a Market Value Cure.

“Nationally Recognized Valuation Provider” means (i) Lincoln International LLC (f/k/a Lincoln Partners LLC), (ii) Valuation Research Corporation, (iii) Alvarez & Marsal, (iv) Kroll, LLC, (v) Hilco Valuation Services, (vi) Houlihan Lokey Howard & Zukin Capital, Inc., and (vii) Citrin Cooperman Advisors LLC; provided that any independent entity providing professional asset valuation services may be added to this definition by the Company (with the consent of the Administrative Agent) or added to this definition by the Administrative Agent from time to time by notice thereof to the Company and the Portfolio Manager; provided, further, that the Administrative Agent may remove any provider from this definition by written notice to the Company and the Portfolio Manager so long as, after giving effect to such removal, (x) there are at least four providers designated pursuant to this definition and (y) at least two of the initial providers designated pursuant to this definition as of the Effective Date shall at all times continue to be so designated.

“Net Advances” means the principal amount of the outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) minus the amounts then on deposit in the Collateral Accounts (including cash and Eligible Investments) representing Principal Proceeds (excluding any Principal Proceeds which are required to settle any outstanding Purchase Commitments).

“Net Asset Value” means, on any date of determination (after giving effect to Section 1.06), the sum of (A) the sum of the product, for each Portfolio Investment (both owned by the Company and any Portfolio Investment which has traded but not settled (except as set forth in clause (2) below)), of (x) the Market Value of such Portfolio Investment multiplied by (y) the funded principal amount of such Portfolio Investment, excluding, for any Delayed Funding Term Loan or Revolving Loan, the unfunded commitment amount thereof plus (B) the amounts then on deposit in the Unfunded Exposure Account (including cash and Eligible Investments) less an amount equal to the sum of all Unfunded Exposure Deposits); provided that, for the avoidance of doubt, (1) the Concentration Limitation Excess, (2) any Portfolio Investment which has traded but not settled within the applicable Settlement Period (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (3) any Ineligible Investments will be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes.

“Net Leverage Ratio” means, with respect to the last four full fiscal quarters with respect to any Portfolio Investment, the meaning of “Net Leverage Ratio” (for such applicable lien or level within the capital structure) or any comparable definition in the underlying instruments for each such Portfolio Investment, and in any case that “Net Leverage Ratio” or such comparable definition is not defined in such underlying instruments, the ratio obtained by dividing (i) the indebtedness of the Portfolio Investment Obligor and any parent that is obligated pursuant to the underlying instruments for such Portfolio Investment (determined on a consolidated basis without duplication in accordance with GAAP), minus the unrestricted cash of such Portfolio Investment Obligor or such parent as of such date (up to an amount agreed to by the Administrative Agent in its sole discretion) by (ii) EBITDA, in each case, as calculated by the Portfolio Manager in good faith and in a commercially reasonable manner using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Portfolio Investment Obligor as per the requirements of the applicable underlying instruments.

“Non-Call Period” means the period beginning on, and including, the Fifth Amendment Effective Date and ending on, but excluding, the ~~thirtieth month~~two (2) year anniversary thereof.

“Notice of Acquisition” has the meaning set forth in Section 1.02(a).

“Notification Requirement” has the meaning set forth in Annex A hereto.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent” has the meaning set forth in the introductory paragraph hereto.

“Participant Register” has the meaning set forth in Section 10.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Participation Interest” means a participation interest in a Loan.

“PATRIOT Act” has the meaning set forth in Section 2.04(f).

“Payment” has the meaning set forth in Section 9.03(a).

“Payment Notice” has the meaning set forth in Section 9.03(b).

“Pending Capital Call” means any Capital Call that has been made upon the Investors and that has not yet been funded by the applicable Investor, but with respect to which such Investor is not in default.

“Permitted Distribution” means, on any Business Day, distributions of Interest Proceeds and, solely during the Reinvestment Period, Principal Proceeds at the discretion of the Company to the Parent (or other permitted equity holders of the Company); provided that (a) there are Excess Interest Proceeds remaining immediately after giving effect to such distribution, (b) no Default or Event of Default has occurred and is continuing (or would occur immediately after giving effect to such Permitted Distribution), (c) no Market Value Event shall have occurred, (d) no Market Value Trigger Event shall have occurred or would occur, (e) the Borrowing Base Test will be satisfied immediately after giving effect to such Permitted Distribution, (f) the Company gives at least one (1) Business Day’s prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (g) for Permitted Distributions of Principal Proceeds denominated in any Permitted Non-USD Currency, proportionate Advances denominated in such Permitted Non-USD Currency have been repaid, (h) not more than five Permitted Distributions are made in any single Calculation Period, (i) such distribution is not made during a MV Cure Extension Period or an Extended Cure Period, and (j) the Company and the Administrative Agent confirm in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Distribution set forth herein are satisfied.

“Permitted Lien” means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings diligently conducted and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Loan Documents, (d) judgement Liens not constituting an Event of Default hereunder and (e) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash, securities and Cash Equivalents on deposit in or credited to one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or custodian with which such accounts are maintained, securing amounts owing to such bank or custodian with respect to cash management, operating account arrangements and netting arrangements.

“Permitted Non-USD Currency” means EUR, CAD, CHF and/or GBP, as applicable.

“Permitted Non-USD Currency Accounts” means the account(s) established by the Bank or the Securities Intermediary and set forth on the Transaction Schedule in an applicable jurisdiction to hold cash, including Advances, or Portfolio Investments denominated in a Permitted Non-USD Currency and any successor accounts established in connection with the resignation or removal of the Bank.

“Permitted RIC Distribution” means distributions to the Parent (from the Collateral Accounts or otherwise) to the extent required to allow the Parent to make sufficient distributions to qualify as a RIC, and to otherwise eliminate federal or state income or excise taxes payable by the Parent in or with respect to any taxable year of the Parent (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Parent shall not exceed 115% of the amounts that the Company would have been required to distribute to the Parent to: (i) allow the Company to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a RIC for any such taxable year, (ii) reduce to zero for any such taxable year the Company’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Company’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Company had qualified to be taxed as a RIC under the Code and (B) amounts may be distributed pursuant to this definition only from Excess Interest Proceeds and so long as (i) the Borrowing Base Test is satisfied, (ii) the Company gives at least two (2) Business Days’ prior notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (iii) if any such Permitted RIC Distributions are made after the occurrence and during the continuance of an Event of Default, the amount of Permitted RIC Distributions made in any 90 calendar day period shall not exceed $1,500,000 and (iv) the Company and the Administrative Agent have confirmed in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted RIC Distribution set forth herein are satisfied.

“Permitted Working Capital Lien” has meaning set forth in the definition of “Senior Secured Loan”.

“Person” means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“PIK Portfolio Investment” means a Portfolio Investment whose Underlying Definitive Documents permit the “payment in kind” of interest.

“PIK Type 1 Investment” means any PIK Portfolio Investment whose Underlying Definitive Documents require that interest at a rate per annum at least equal to the sum of (a) the reference rate applicable to such Portfolio Investment plus (b) 4.50% is paid in cash at intervals that are no less frequent than semi-annually.

“PIK Type 2 Investment” means any PIK Portfolio Investment whose Underlying Definitive Documents do not require cash interest payments at intervals that are at least as frequent as semi-annually, at a rate per annum at least equal to (a) the reference rate applicable to such Portfolio Investment plus (b) 50% of the per-annum margin or spread in such Underlying Definitive Documents applicable to such reference rate.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Section 412 of the Code or Title IV of ERISA (other than an Investor).

“Plan Asset Rules” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA.

“Portfolio” means all Portfolio Investments Purchased and not otherwise sold or liquidated.

“Portfolio Investment Distribution” has the meaning set forth in Section 6.02(w).

“Portfolio Investment Obligor” means, with respect to any Portfolio Investment, the borrower or issuer thereof.

“Portfolio Investments” has the meaning set forth in the introductory section of this Agreement.

“Portfolio Manager” has the meaning set forth in the introductory section of this Agreement.

“Possessory Collateral” has the meaning set forth in the definition of “Deliver”.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Proceeds” means all amounts received with respect to the Portfolio Investments or any other Collateral, and all amounts otherwise on deposit in the Collateral Accounts (including cash contributed to or deposited by the Company and Advances made in accordance herewith), in each case other than Interest Proceeds or amounts on deposit in the Unfunded Exposure Account.

“Priority of Payments” has the meaning set forth in Section 4.05.

“Proceeding” has the meaning set forth in Section 10.07(b).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase” (and its correlative forms) means each acquisition of a Portfolio Investment hereunder (x) from the Parent pursuant to the Contribution Agreement, (y) from any other affiliated or unaffiliated party pursuant to an arm’s-length transaction or (z) originating any Portfolio Investment.

“Purchase Commitment” has the meaning set forth in Section 1.02(a).

“Reference Bank Base Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request by the Reference Banks:

(a) in relation to Advances denominated in GBP, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time;

(b) in relation to Advances denominated in CHF, the policy rate of the Swiss National Bank (or any successor thereto) as published by the Swiss National Bank (or any successor thereto) from time to time; and

(c) in relation to Advances denominated in Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time.

“Reference Banks” means, in relation to Advances denominated in GBP, the principal office of JPMCB in London and/or such other banks as may be appointed by the Administrative Agent from time to time in consultation with the Company, in relation to Advances denominated in Euro, the principal office in Europe of JPMCB and, in relation to Advances denominated in CHF, the principal office of JPMCB in London or such other banks as may be appointed by the Administrative Agent from time to time in consultation with the Company.

“Reference Rate” means (i) with respect to Advances denominated in U.S. Dollars, the Term SOFR Rate, (ii) with respect to Advances denominated in CAD, Adjusted Term CORRA, (iii) with respect to Advances denominated in Euros, the EURIBOR Rate and (iv) with respect to Advances denominated in GBP or CHF, the Daily Simple RFR. The Reference Rate shall be determined by the Administrative Agent (and notified to the Collateral Administrator and the Portfolio Manager), and such determination shall be conclusive absent manifest error.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is the EURIBOR Rate, 11:00 a.m. (Brussels time) two TARGET Days preceding the date of such setting, (3) if such Benchmark is Daily Simple RFR or Daily Simple SOFR, then four Business Days prior to such setting, and (4) with respect to other Benchmarks, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 3.01(c).

“Reinvestment Period” means the period beginning on, and including, the Effective Date and ending on, but excluding, the earliest of (i) the third anniversary of the Fifth Amendment Effective Date, (ii) the date on which a Market Value Event occurs, (iii) the date on which an Event of Default occurs and (iv) if and when defined or otherwise provided for in the constituent documents of the Parent, the date of the termination of the “Reinvestment Period” (or other similar term and/or provision therein, if any) of the Parent.

“Related Parties” has the meaning set forth in Section 9.01.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Advances denominated in U.S. Dollars, the Federal Reserve Board, the NYFRB, the SOFR Administrator, or a committee officially endorsed or convened by the Federal Reserve Board, the NYFRB, the SOFR Administrator, or, in each case any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Advances denominated in GBP, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto (iv) with respect to a Benchmark Replacement in respect of Loans denominated in CHF, the Swiss National Bank, or a committee officially endorsed or convened by the Swiss National Bank or, in each case, any successor thereto and (v) with respect to a Benchmark Replacement in respect of Advances denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Screen Rate” means (i) with respect to any Advances denominated in U.S. Dollars, the Term SOFR Reference Rate, (ii) with respect to any Advances denominated in Euros, the EURIBOR Screen Rate or (iii) with respect to any Advances denominated in CAD, Term CORRA.

“Removed Agent” has the meaning set forth in Section 9.01.

“Request for Advance” has the meaning set forth in Section 2.03(d).

“Required Lenders” means Lenders collectively holding an aggregate Applicable Percentage of 50.1% or more.

“Responsible Officer” means with respect to the Collateral Agent, the Collateral Administrator or the Securities Intermediary, any officer of the Collateral Agent, the Collateral Administrator or the Securities Intermediary customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Agreement, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Agreement.

“Restricted Payment” means (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any shares or other Equity Interests in the Company now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Company of any shares or other Equity Interests in the Company now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other Equity Interests in the Company now or hereafter outstanding.

“Retiring Agent” has the meaning set forth in Section 9.01.

“Returned Capital” means, for any Investor, if applicable, those funds returned or distributed to such Investor by the Parent which is added back to such Investor’s Unfunded Capital Commitment pursuant to the Fund Constituent Documents or otherwise.

“Reuters” means Thomson Reuters Corp., Refinitiv or any successor thereto.

“Revolving Loan” means any Loan (other than a Delayed Funding Term Loan, but including funded and unfunded portions of revolving credit lines) that under the underlying instruments relating thereto may require one or more future advances to be made to the obligor by a creditor, but any such Loan will be a Revolving Loan only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or are irrevocably reduced to zero.

“RFR” means, for any Advance denominated in (a) GBP, SONIA and (b) CHF, SARON.

“RFR Advance” means an Advance that bears interest at a rate based on Daily Simple RFR.

“RFR Business Day” means, for any Advance denominated in (a) GBP, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) CHF, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RIC” means a “regulated investment company” as defined in Section 851 of the Code.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Effective Date, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or any other sanctions authority with jurisdiction over the Company, any of its Subsidiaries or any other party to this Agreement, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person owned 50% or more, or controlled, by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, His Majesty’s Treasury of the United

Kingdom or any other sanctions authority with jurisdiction over the Company or any other party to this Agreement.

“SARON” means, with respect to any Business Day, a rate per annum equal to the Swiss Average Rate Overnight for such Business Day published by the SARON Administrator on the SARON Administrator’s Website.

“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).

“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.

“Scheduled Termination Date” has the meaning set forth in the Transaction Schedule.

“Second Amendment” means Amendment No. 2 to the Loan and Security Agreement, dated September 30, 2024, among the parties hereof.

“Second Amendment Effective Date” is defined in the Second Amendment.

“Second Lien Loan” means a Loan (i) that is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens permitted under the related underlying instruments that are reasonable and customary for similar Loans) under Applicable Law (provided that, for the avoidance of doubt, a Loan that is second priority solely to a Permitted Working Capital Lien shall constitute a Senior Secured Loan) and (ii) the Portfolio Manager determines in good faith that the value of the collateral securing the Loan (including based on enterprise value) on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by the same collateral.

“Secured Obligations” has the meaning set forth in Section 8.02(a).

“Secured Party” has the meaning set forth in Section 8.02(a).

“Securities Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Securities Intermediary” has the meaning set forth in the introductory section of this Agreement.

“Senior Secured Loan” means any Loan, that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the Portfolio Investment Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable loan agreement), (ii) is secured by a pledge of collateral, which security interest is (a) validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar Loans, and liens accorded priority by law in favor of any Governmental Authority) or (b)(1) validly perfected and second priority in the accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts (as such terms are defined in the UCC) and any other assets securing any Working Capital Revolver under Applicable Law and proceeds of any of the foregoing (a first priority lien on such assets a “Permitted Working Capital Lien”) and (2) validly perfected and first priority (subject to liens permitted under the related underlying instruments that are reasonable and customary for similar Loans) in all other collateral under Applicable Law, and (iii) the Portfolio Manager determines in good faith that the value of the collateral for such Loan (including based on enterprise value) on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by a first priority Lien over the same collateral.

“Settlement Date” has the meaning set forth in Section 1.03.

“Settlement Period” has the meaning set forth in the definition of “Market Value Cure”.

“Side Letter” means any letter or other agreement executed by or on behalf of an Investor with the Parent with respect to such Investor’s rights and/or obligations under its Subscription Agreement or any Fund Constituent Document.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning set forth in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning set forth in the definition of “Daily Simple SOFR”.

“Software Concentration Limitation 1” has the meaning set forth in Schedule 4.

“Software Concentration Limitation 2” has the meaning set forth in Schedule 4, together with Software Concentration Limitation 1, each a Software Concentration Limitation.

“Software Portfolio Investment” means a Portfolio Investment with respect to which the Portfolio Investment Obligor is in the software sector (determined on a non-look through basis and without regard to the primary industries of the end users or consumers of the products or services produced or provided by the Portfolio Investment), as designated as a “Software Portfolio Investment” by the Administrative Agent in its reasonable discretion.

“Solvent” means, with respect to any Person, that as of the date of determination, (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement; and (c) such Person has not incurred debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Spot Rate” means, as of any date of determination, (x) with respect to actual currency exchange between U.S. Dollars and any Permitted Non-USD Currency, the applicable currency-U.S. Dollar rate available through the Securities Intermediary’s banking facilities (or, if the Securities Intermediary has notified the Administrative Agent and the Company that it will no longer provide such services or if the Securities Intermediary or one of its affiliates is no longer the Collateral Agent, through such other source agreed to by the Administrative Agent in writing) and (y) with respect to all other purposes between U.S. Dollars and any Permitted Non-USD Currency, the applicable currency-U.S. Dollar spot rate that appeared on the Bloomberg screen (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day. The determination of the Spot Rate shall be conclusive absent manifest error.

“SPV” means 26N DL SPV LLC, a Delaware limited liability company.

“Subject Person” has the meaning set forth in Annex A hereto.

“Subscription Agreement” means with respect to any Investor, a “Subscription Agreement” as defined in the Fund Constituent Documents and any related supplement thereto executed by an Investor in connection with the subscription for a stockholder interest in the Parent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time and where the context may require, all Subscription Agreements, collectively.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark Advance” means any Advance bearing interest at a rate determined by reference to the Term SOFR Rate.

“Term CORRA” means, for each Calculation Period relating to an Advance denominated in CAD, the Term CORRA Reference Rate for a tenor of three (3) months, as such rate is published by the Term CORRA Administrator on the Term CORRA Determination Date for such Calculation Period;

provided, however, that if as of 1:00 p.m. (Toronto time) on the Term CORRA Determination Date the Term CORRA Reference Rate for such tenor has not been published by the Term CORRA Administrator, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator.

“Term CORRA Adjustment” means a percentage equal to 0.32138% (32.138 basis points).

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Determination Date” means, with respect to each Calculation Period, the day that is two (2) Business Days prior to the first day of such Calculation Period.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, for each Calculation Period, the 3-month Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such Calculation Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the 0%, such rate shall be deemed to be equal to 0% for the purposes of this Agreement.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Advance denominated in U.S. Dollars and for any tenor comparable to the applicable Calculation Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Third Amendment” means Amendment No. 3 to the Loan and Security Agreement, dated November 15, 2024, among the parties hereof.

“Third Amendment Effective Date” is defined in the Third Amendment.

“Trade Date” has the meaning set forth in Section 1.03.

“Traded Loan” means any Loan governed by LSTA documentation for which at least two bid-side price is available as determined by Markit Group Limited or LoanX.

“Tranche” means the Tranche A Advances or the Tranche B Advances, as applicable.

“Tranche A Advance” means any loan or extension of credit by a Tranche A Lender to the Company under this Agreement.

“Tranche A Financing Commitment” means, with respect to each Lender, the Tranche A Financing Commitment of such Lender set forth in the Transaction Schedule or in the assignment and assumption agreement pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to the terms of this Agreement. For the avoidance of doubt, the commitment of any Tranche A Lender shall only be made in U.S. Dollars.

“Tranche A Lender” has the meaning set forth in the introductory section of this Agreement.

“Tranche Allocation” means, with respect to any payment in accordance with this Agreement, if the source of funds for such payment (whether proceeds of a sale of a Portfolio Investment, Principal Proceeds, Interest Proceeds, amounts on deposit in a Collateral Account or otherwise) is denominated in (a) USD, the application of such payment pro rata in accordance with the aggregate principal amount of Tranche A Advances and Tranche B Advances denominated in U.S. dollars then outstanding and (b) a Permitted Non-USD Currency, the application of such payment pro rata in accordance with the aggregate principal amount of Tranche B Advances denominated in such Permitted Non-USD Currency then outstanding. If, following application of payments in accordance with the foregoing clauses (a) and/or (b), the amounts payable in the applicable Currency under the applicable Tranche(s) have been fully satisfied, any excess amounts available (whether proceeds of a sale of a Portfolio Investment, Principal Proceeds, Interest Proceeds, amounts on deposit in a Collateral Account or otherwise, as applicable) shall, with respect to amounts in other Currencies which are due but not paid in full following the application of payments in accordance with the foregoing clauses (a) and/or (b), be applied pro rata in accordance with the aggregate principal amount of Tranche A Advances and Tranche B Advances of such Currencies then outstanding (with any required Currency conversion to be made in accordance with Section 4.06(b) or (c), as applicable).

“Tranche B Advance” means any loan or extension of credit by a Tranche B Lender to the Company under this Agreement.

“Tranche B Financing Commitment” means, with respect to each Lender, the Tranche B Financing Commitment of such Lender set forth in the Transaction Schedule or in the assignment and assumption agreement pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to the terms of this Agreement. For the avoidance of doubt, the commitment of any Tranche B Lender may be made in U.S. Dollars and/or any Permitted Non-USD Currency, as applicable.

“Tranche B Lender” has the meaning set forth in the introductory section of this Agreement.

“Transaction Schedule” has the meaning set forth in the introductory section of this Agreement.

“UCC” means the Uniform Commercial Code in effect in the State of New York.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Uncertificated Security” has the meaning set forth in the UCC.

“Underlying Definitive Documents” means with respect to any Portfolio Investment, each loan agreement, indenture, other financing agreement, promissory note, collateral security agreement, guarantee and any other material agreement or document evidencing, securing, governing or executed in connection with such Portfolio Investment, including without limitation, the agreements and instruments in respect of which the Company acquired such Portfolio Investment.

“Undrawn Amount” means, on any applicable date of determination, the greater of (i) zero and (ii) the Minimum Funding Amount minus the aggregate outstanding amount of the Advances.

“Undrawn Fee Rate” means a per annum rate equal to the Applicable Margin minus the Commitment Fee Rate.

“Undrawn Fee” has the meaning set forth in Section 2.03(e).

“Unfunded Capital Commitments” means with respect to any Investor, the unfunded or remaining Capital Commitment of such Investor that may be called in accordance with the terms of the Fund Constituent Documents, including, without duplication, any Returned Capital attributable to such Investor; provided that “Unfunded Capital Commitment” shall not include (x) the portion of such Investor’s Capital Commitment that is, at such time, subject to a Pending Capital Call or (y) any capital commitment (including any unfunded or remaining capital commitment) of Investors that would cause the assets of Parent to constitute “plan assets” within the meaning of the Plan Assets Rules.

“Unfunded Exposure Account” means the account established by the Bank or the Securities Intermediary and set forth on the Transaction Schedule for the deposit of funds used to cash collateralize the Unfunded Exposure Amount and any successor accounts established in connection with the resignation or removal of the Bank or the Securities Intermediary.

“Unfunded Exposure Amount” means, on any date of determination, with respect to any Delayed Funding Term Loan or Revolving Loan held by the Company, an amount equal to the aggregate amount of all unfunded commitments (in the case of unfunded commitments denominated in any Permitted Non-USD Currency, converted to U.S. Dollars at the Spot Rate on such date of determination) associated with such Delayed Funding Term Loan or Revolving Loan, as applicable.

“Unfunded Exposure Deposit” has the meaning set forth in Section 1.04.

“Unfunded Exposure Shortfall” means, on any date of determination, an amount equal to the greater of (x) 0 and (y) the aggregate Unfunded Exposure Amount for all Portfolio Investments minus the amounts on deposit in the Unfunded Exposure Account.

“Unused Facility Amount” means, on any applicable date of determination, the aggregate Financing Commitments of all Lenders minus the aggregate outstanding amount of the Advances.

“U.S. Dollars” or “USD” means the lawful currency of the United States of America. Any reference herein to “$” shall mean USD unless otherwise specified.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.03(f).

“Working Capital Revolver” means a revolving lending facility secured on a first lien basis solely by all or a portion of the current assets of the related obligor, which current assets subject to such security interest do not constitute a material portion of the obligor’s total assets.

“Zero-Coupon Security” means any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding or (b) pays interest only at its stated maturity.

ARTICLE I

THE PORTFOLIO INVESTMENTS

SECTION 1.01. Purchases of Portfolio Investments. On or prior to the Effective Date, the Company shall have acquired the Initial Portfolio Investments from the Contributor pursuant to the Contribution Agreement. From time to time during the Reinvestment Period, the Company may Purchase additional Portfolio Investments, or request that Portfolio Investments be Purchased for the Company’s account, all on and subject to the terms and conditions set forth herein.

SECTION 1.02. Procedures for Purchases and Related Advances.

(a) Timing of Notices of Acquisition. No later than five (5) Agent Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) before the date on which the Company proposes that a binding commitment or other agreement to acquire any Portfolio Investment (other than an Initial Portfolio Investment) be made by it or for its account (a “Purchase Commitment”), the Portfolio Manager, on behalf of the Company, shall deliver to the Administrative Agent (with a copy to the Collateral Agent) a notice of acquisition (a “Notice of Acquisition”); it being understood and agreed, that any delivery of a Notice of Acquisition by the Company to the Administrative Agent shall be deemed to be a certification by the Company of the contents thereof.

(b) Contents of Notices of Acquisition. Each Notice of Acquisition shall consist of one or more electronic submissions to the Administrative Agent transmitted via email (in such format as the Administrative Agent, the Portfolio Manager and the Company may reasonably agree (which shall initially be the format and include the information regarding such Portfolio Investment identified on Schedule 2)), and shall be accompanied by such other information as the Administrative Agent may reasonably request (which information shall include in any event whether such Portfolio Investment is subject to any event of default (as such term or similar term is defined in the underlying instruments for such Portfolio Investment)).

(c) Eligibility of Portfolio Investments. The Administrative Agent shall have the right, on behalf of all Lenders, to request in good faith additional information regarding any proposed Portfolio Investment. The Administrative Agent shall notify the Portfolio Manager, the Company and the Collateral Agent of its approval or failure to approve each Portfolio Investment proposed to be acquired pursuant to a Notice of Acquisition (and, if approved, an initial determination of the Market Value for such Portfolio Investment) no later than the fifth (5th) Agent Business Day succeeding the date on which it receives such Notice of Acquisition and any information requested in good faith in connection therewith); provided that (i) any Initial Portfolio Investment shall be deemed to be approved by the Administrative Agent and (ii) the failure of the

Administrative Agent to notify the Portfolio Manager and the Company of its approval in accordance with this Section 1.02(c) shall be deemed to be a disapproval of such proposed acquisition. Each approval granted by the Administrative Agent for the purchase of a proposed Portfolio Investment shall remain effective for a period of thirty (30) days.

(d) The failure of the Administrative Agent to approve the acquisition of a Portfolio Investment will not prohibit the Company from acquiring such Portfolio Investment (subject to the conditions set forth in Section 1.03); provided that any Portfolio Investment not so approved prior to its Trade Date shall be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved.

SECTION 1.03. Conditions to Purchases. No Purchase Commitment or Purchase shall be entered into or made unless each of the following conditions is satisfied (or waived by the Required Lenders) as of the date on which such Purchase Commitment is entered into or such Purchase would otherwise be made (such Portfolio Investment’s “Trade Date”):

(1) the information contained in the Notice of Acquisition accurately describes, in all material respects, such Portfolio Investment and, unless waived by the Administrative Agent in its sole and absolute discretion, such Portfolio Investment satisfies the eligibility criteria set forth in Schedule 3 (the “Eligibility Criteria”);

(2) with respect to a Purchase, the proposed Settlement Date for such Portfolio Investment is not later than the applicable Settlement Period (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after such Trade Date;

(3) no Market Value Event has occurred and no Event of Default or event that, with notice or lapse of time or both, would constitute an Event of Default (a “Default”; it being understood that the occurrence or continuance of any Market Value Trigger Event, absent the occurrence of a Market Value Cure Failure in respect thereof, shall not be deemed a “Default” hereunder), has occurred and is continuing, and the Reinvestment Period has not otherwise ended; and

(4) after giving pro forma effect to the Purchase of such Portfolio Investment and any related Advance, the Borrowing Base Test is satisfied.

If the above conditions to a Purchase Commitment or a Purchase are satisfied or waived by the Administrative Agent, the Portfolio Manager shall determine, in consultation with the Administrative Agent and with notice to the Lenders, the Collateral Agent and the Collateral Administrator, the date on which such Purchase (if any) shall settle (the “Settlement Date” for such Portfolio Investment).

On the Settlement Date and upon its receipt of the executed assignment agreement (and at other times thereafter promptly following the written request of the Administrative Agent (including via email)), the Collateral Agent shall provide (including via email) to the Administrative Agent a copy of the executed assignment agreement or final credit agreement, as applicable, pursuant to which such Portfolio Investment was assigned, sold or otherwise transferred to the Company and evidencing the acquisition by the Company of such Portfolio Investment.

SECTION 1.04. Sales of Portfolio Investments. The Company will not sell, transfer or otherwise dispose of any Portfolio Investment or any other asset without the prior consent of the Administrative Agent, except that the Company may sell (and any trade ticket or other direction or instruction from the Company (or the Portfolio Manager on its behalf) to the Administrative Agent and the Collateral Agent shall be deemed to constitute a certification (on which the Collateral Agent may conclusively rely) that the following conditions have been satisfied) any Portfolio Investment (including any Ineligible Investment) or other asset so long as, (x) before and immediately after giving effect thereto, (i) no Market Value Event has occurred or Event of Default has occurred and is continuing and (ii) no Default has occurred and is continuing, (y) immediately after giving effect thereto, the Borrowing Base Test would be satisfied and (z) the sale of such asset by the Company shall be on an arm’s-length basis at fair market value and in accordance with the Portfolio Manager’s standard market practices. In addition, subject to clauses (x), (y) and (z) in the immediately preceding sentence, within two (2) Business Days of any Revolving Loan or Delayed Funding Term Loan with an unfunded commitment becoming an Ineligible Investment, subject to Section 6.02(w), the Company shall either (i) sell such Revolving Loan or Delayed Funding Term Loan and shall pay any amount payable in connection with such sale or (ii) deposit an amount equal to the Unfunded Exposure Amount with respect to such Portfolio Investment into the Unfunded Exposure Account (such amount deposited, the “Unfunded Exposure Deposit”) (unless such amount has already been funded); provided, that such two (2) Business Day period shall be extended by up to eight (8) Business Days if within two (2) Business Days after such Revolving Loan or Delayed Funding Term Loan with an unfunded commitment becoming an Ineligible Investment, a senior officer of the Company proposes a plan to sell such Portfolio Investment that is reasonably satisfactory to the Administrative Agent.

In connection with any sale, transfer or disposition of Portfolio Investments otherwise permitted under this Agreement, the Collateral Agent, following instructions by the Administrative Agent (and the Administrative Agent shall issue such instructions as directed by the Company), shall issue instructions to the securities intermediary under the applicable Account Control Agreement.

Notwithstanding anything in this Agreement to the contrary (but subject to this Section 1.04): (i) following the occurrence and during the continuance of an Event of Default, neither the Company nor the Portfolio Manager on its behalf shall have any right to cause the sale, transfer or other disposition of a Portfolio Investment or any other asset (including, without limitation, the transfer of amounts on deposit in the Collateral Accounts (other than Permitted RIC Distributions and the transfer of funds from the Permitted Non-USD Currency Accounts to another Collateral Account in accordance with this Agreement)) without the prior written consent of the Administrative Agent (which consent may be granted or withheld in the sole discretion of the Administrative Agent), (ii) following the occurrence of a Market Value Event, the Company shall use commercially reasonable efforts to sell Portfolio Investments (individually or in lots, including a lot comprised of all of the Portfolio Investments) at the sole discretion of, and in the manner (including, without limitation, the time of sale, sale price, principal amount to be sold and purchaser) required by the Administrative Agent (provided that the Administrative Agent shall only require sales at the direction of the Required Lenders and at least equal to the then-current fair market value and in accordance with the Administrative Agent’s standard market practices) and the proceeds from such sales shall be used to prepay the Advances (in accordance with the Tranche Allocation) outstanding hereunder and (iii) following the occurrence of a Market Value Event, the Portfolio Manager shall have no right to act on behalf of, or otherwise direct, the Company, the Administrative Agent, the Collateral Agent or any other Person in connection with a sale of Portfolio Investments pursuant to any provision of this Agreement except with the prior written consent of the Administrative Agent. Any prepayments made pursuant to this paragraph shall automatically reduce the Financing Commitments as provided in Section 4.07(c). Following the occurrence of a Market Value Event and in connection with the sale of any Portfolio Investment by or at the direction of the Administrative Agent, the Portfolio Manager shall take such actions as the Administrative Agent may reasonably request in writing (including via e-mail) to facilitate the consummation of such sale.

In connection with any sale of Portfolio Investments required by the Administrative Agent following the occurrence of a Market Value Event or an Event of Default, the Administrative Agent or a designee of the Administrative Agent shall:

(i) notify the Company at the Designated Email Notification Address promptly upon distribution of bid solicitations regarding the sale of such Portfolio Investments; and

(ii) direct the Company to sell such Portfolio Investments to the Designated Independent Dealer if the Designated Independent Dealer provides the highest bid in the case where bids are received in respect of the sale of such Portfolio Investments, it being understood that if the Designated Independent Dealer provides a bid to the Administrative Agent that is the highest bona fide bid to purchase a Portfolio Investment on a line-item basis where such Portfolio Investment is part of a pool of Portfolio Investments for which there is a bona fide bid on a pool basis proposed to be accepted by the Administrative Agent (in its sole discretion), then the Administrative Agent shall accept any such line-item bid only if such line-item bid (together with any other line-item bids by the Designated Independent Dealer or any other bidder for other Portfolio Investments in such pool) is greater than the bid on a pool basis.

For purposes of this paragraph, the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Designated Independent Dealer if, in the Administrative Agent’s judgment (acting reasonably):

(A) either:

(x) the Designated Independent Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for the relevant Portfolio Investments; or

(y) the Designated Independent Dealer would not, through the exercise of its commercially reasonable efforts, be able to obtain any consent required under any agreement or instrument governing or otherwise relating to the relevant Portfolio Investments to the assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, to it; or

(B) such bid is not bona fide, including, without limitation, due to (x) the insolvency of the Designated Independent Dealer or (y) the inability, failure or refusal of the Designated Independent Dealer to settle the purchase of the relevant Portfolio Investments or any portion thereof, as applicable, or otherwise settle transactions in the relevant market or perform its obligations generally.

For the avoidance of doubt, the bid(s) provided by the Designated Independent Dealer may be provided on behalf of the Company, the Portfolio Manager, any Affiliate of the Portfolio Manager or any account or fund serviced or managed by the Portfolio Manager or an Affiliate of the Portfolio Manager if so agreed between the Designated Independent Dealer and such Person.

In connection with any sale of a Portfolio Investment directed by the Administrative Agent pursuant to this Section 1.04 following the occurrence of a Market Value Event or an Event of Default and the application of the net proceeds thereof, the Company hereby appoints the Administrative Agent as the Company’s attorney-in-fact (and agent-in-fact) (it being understood that the Administrative Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company to effectuate the provisions of this Section 1.04 (including, without limitation, the power to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Section 1.04 or any direction or notice to the Collateral Agent in respect of the application of net proceeds of any such sales). None of the Administrative Agent, the Lenders, the Collateral Administrator, the Securities Intermediary, the Collateral Agent or any Affiliate of any thereof shall incur any liability to the Company, the Portfolio Manager, any Lender or any other Person in connection with any sale effected at the direction of the Administrative Agent in accordance with this Section 1.04, including, without limitation, as a result of the price obtained for any Portfolio Investment, the timing of any sale or sales of Portfolio Investments or the notice or lack of notice provided to any Person in connection with any such sale, so long as, in the case of the Administrative Agent only, any such sale does not violate Applicable Law.

SECTION 1.05. Certain Assumptions relating to Portfolio Investments. For purposes of all calculations hereunder, any Portfolio Investment for which the Trade Date in respect of a sale thereof by the Company has occurred, but the Settlement Date for such sale has not occurred, shall be considered to be owned by the Company until such Settlement Date.

SECTION 1.06. Valuation of Permitted Non-USD Currency Portfolio Investments. For purposes of all valuations, calculations and reports hereunder, the principal amount and Market Value of all Portfolio Investments and Eligible Investments denominated in a Permitted Non-USD Currency and proceeds denominated in a Permitted Non-USD Currency on deposit in any Permitted Non-USD Currency Account shall be converted to U.S. Dollars at the Spot Rate in accordance with the definition of such term in consultation with the Administrative Agent on the applicable date of valuation or calculation, as applicable. Additionally, for all calculations of Net Advances hereunder, the principal amount of outstanding Advances denominated in any Permitted Non-USD Currency shall for the purposes of such determination be equal to the Dollar Equivalent amount thereof.

SECTION 1.07. Interest Rates; Benchmark Notification. The interest rate on an Advance may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.01(h) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall, absent any gross negligence or willful misconduct on its part, have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.08. Currency Equivalents Generally. For purposes of determining (a) whether the amount of any Advance, together with all other Advances then outstanding or to be made at the same time as such Advances, would exceed the aggregate amount of the Financing Commitments, (b) the aggregate unutilized amount of the Financing Commitments and (c) except in connection with the calculation of Net Advances as described in Section 1.06, the outstanding aggregate principal amount of Advances, the outstanding principal amount of any Advances that are denominated in any Permitted

Non-USD Currency shall be deemed to be the Dollar Equivalent of the amount of such Permitted Non-USD Currency of such Advances determined as of the date such Advances were made. Wherever in this Agreement in connection with an Advance an amount, such as a required minimum or multiple amount, is expressed in U.S. Dollars, but such Advance is denominated in any Permitted Non-USD Currency, such amount shall be the Dollar Equivalent of such Permitted Non-USD Currency (rounded to the nearest 1,000 units of such Permitted Non-USD Currency).

ARTICLE II

THE ADVANCES

SECTION 2.01. Financing Commitments. Subject to the terms and conditions set forth herein, only during the Reinvestment Period, each Lender hereby severally agrees to make available from time to time to the Company Advances, in U.S. Dollars or any Permitted Non-USD Currency, in an aggregate amount outstanding not exceeding the amount of such Lender’s Financing Commitment as of such time. The Financing Commitments shall terminate on the earliest of (a) the close of business on the last day of the Reinvestment Period, (b) the Maturity Date and (c) the occurrence of a Market Value Event.

SECTION 2.02. [Reserved].

SECTION 2.03. Advances; Use of Proceeds.

(a) Subject to the satisfaction or waiver of the conditions to the Purchase of a Portfolio Investment set forth in Section 1.03 and/or an Advance set forth in Section 2.05 as of (i) both the related Trade Date and Settlement Date and/or (ii) the Advance date, as applicable, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to the Company on the related Settlement Date (or otherwise on the related Advance date if no Portfolio Investment is being acquired on such date, including without limitation for the purpose of making Permitted Distributions and Permitted RIC Distributions) as provided herein. Each request for an Advance denominated in USD shall be deemed to be a concurrent request for both Tranche A Advances and Tranche B Advances, which the Lenders will (ratably in accordance with the aggregate undrawn amount of their respective outstanding Financing Commitments) make available to the Company as provided herein.

(b) Except as expressly provided herein, the failure of any Lender to make any Advance required hereunder shall not relieve any other Lender of its obligations hereunder. If any Lender shall fail to provide any Advance to the Company required hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid.

(c) The Company shall use the proceeds of the Advances received by it hereunder to purchase the Portfolio Investments identified in the related Notice of Acquisition, to make a Permitted Distribution or Permitted RIC Distribution specified in the related Request for Advance, to pay the expenses of the Company or to make advances to the Portfolio Investment Obligor of Delayed Funding Term Loans or Revolving Loans in accordance with the underlying instruments relating thereto; provided that, if the proceeds of an Advance are deposited in the Collection Account (or, in the case of Advances denominated in any Permitted Non-USD Currency, the applicable Permitted Non-USD Currency Account) as provided in Section 3.01 prior to or on the Settlement Date for any Portfolio Investment but the Company is unable to Purchase such Portfolio Investment on the related Settlement Date, or if there are proceeds of such Advance remaining after such Purchase, then, subject to Section 3.01(a), upon written notice from the

Portfolio Manager the Collateral Agent shall apply such proceeds as provided in Section 4.05 (for the avoidance of doubt, without premium or penalty). The proceeds of the Advances shall not be used for any other purpose. In connection with the use of proceeds of any Advances as permitted in this paragraph, the Collateral Agent as directed by the Administrative Agent (and the Administrative Agent shall issue such directions as directed by the Company), shall issue instructions to the securities intermediary under the applicable Account Control Agreement.

(d) With respect to any Advance, the Portfolio Manager shall, on behalf of the Company, submit a request substantially in the form of Exhibit A (a “Request for Advance”) to the Lenders and the Administrative Agent, with a copy to the Collateral Agent and the Collateral Administrator, not later than 11:00 a.m. New York City time, two (2) Business Days (except (i) with respect to any Advance denominated in USD, not later than 11:00 a.m., New York City time, one (1) Business Day and (ii) with respect to any Advance denominated in CHF, not later than 11:00 a.m., New York City time, five (5) RFR Business Days) prior to the Business Day specified as the date on which such Advance shall be made and, upon receipt of such request, the Lenders shall make such Advances in accordance with the terms set forth in Section 3.01. Any requested Advance shall be in an amount such that, immediately after giving effect thereto and the related purchase (if any) of the applicable Portfolio Investment(s), the Borrowing Base Test is satisfied. Subject to any deemed request pursuant to Section 3.01(h), no Request for Advance shall request a Daily Simple SOFR Advance unless the then-current Benchmark is Daily Simple SOFR.

(e) If the aggregate principal amount of the outstanding Advances is less than the Minimum Funding Amount on any date on or after the Effective Date and prior to the last day of the Reinvestment Period, then the Company agrees to pay to the Administrative Agent, from and after such date, for the account of each Lender, an undrawn fee (the “Undrawn Fee”) which shall accrue at a per annum rate equal to the Undrawn Fee Rate on the average daily Undrawn Amount during the period from and including such date to but excluding the last day of the Reinvestment Period. Accrued Undrawn Fees shall be payable in arrears on each Interest Payment Date occurring after the date on which the aggregate principal amount of the outstanding Advances is less than the Minimum Funding Amount to the earlier of (i) the date on which the Financing Commitments terminate and (ii) the last day of the Reinvestment Period. All Undrawn Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(f) If two (2) Business Days prior to the end of the Reinvestment Period there exists any Unfunded Exposure Shortfall, then the Portfolio Manager, on behalf of the Company, shall be deemed to have requested an Advance on such date, and the Lenders shall make a corresponding Advance on the last day of the Reinvestment Period (with written notice to the Collateral Agent and the Collateral Administrator by the Administrative Agent) in accordance with Article III in an amount, to be deposited in the Unfunded Exposure Account, equal to the least of (i) the aggregate Unfunded Exposure Shortfall, (ii) the Financing Commitments in excess of the aggregate principal amount of the outstanding Advances under the applicable Tranche(s) and (iii) an amount such that the Borrowing Base Test is satisfied immediately after giving effect to such Advance; provided that, if the Company provides evidence to the Administrative Agent (satisfactory to the Administrative Agent in its reasonable discretion) that it has cash from other sources that is available in accordance with the terms of this Agreement to make any such future advances in respect of any Delayed Funding Term Loan or Revolving Loan, then the amount of any such Advance shall be reduced by the amount of such funds. After giving effect to such Advance, the Company shall cause the proceeds of such Advance and cash from other sources that are available in accordance with the terms of this Agreement in an amount equal to the aggregate Unfunded Exposure Shortfall to be deposited in the Unfunded Exposure Account. Any Advance requested (or deemed requested) under this Section 2.03(f), and any deposit of cash into an Unfunded Exposure Account, (A) shall be made in the Currency or Currencies of the Unfunded Exposure Amount, (B) any such Advance, if denominated in USD, shall be allocated on a pro rata basis between each Tranche based on the undrawn Tranche A Financing Commitments and Tranche B Financing Commitments, and (C) any such Advance, if denominated in a Permitted Non-USD Currency, shall be allocated on a pro rata basis based on the undrawn Tranche B Financing Commitments.

(g) If, at any time, ~~there is an~~(i) during the Reinvestment Period, the Unfunded Exposure Shortfall exceeds 5% of the Collateral Principal Amount, the Company shall deposit, within two (2) Business Days thereof, cash collateral in the Unfunded Exposure Account in an amount equal to ~~50% of~~such excess or (ii) after the last day of the Reinvestment Period there exists any Unfunded Exposure Shortfall, the Company shall immediately deposit cash collateral in the Unfunded Exposure Account in an amount equal to such Unfunded Exposure ~~Amount~~Shortfall.

(h) If any Lender becomes a Defaulting Lender, all or any part of any Advance applicable to such Defaulting Lender not made by such Defaulting Lender shall be reallocated among the non-Defaulting Lenders who hold a Financing Commitment for the same Tranche as such Defaulting Lender and any such non-Defaulting Lender shall notify the Administrative Agent in writing (including via email) that they will accept such reallocation, on a pro rata basis (determined without regard to the outstanding Advances and Financing Commitments of the Defaulting Lender and any non-Defaulting Lender who holds a Financing Commitment for such Tranche not providing such notice), but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s outstanding Advances and unfunded commitments hereunder in respect of such Tranche to exceed its Financing Commitment for such Tranche.

SECTION 2.04. Conditions to Effective Date. Notwithstanding anything to the contrary herein, this Agreement shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion):

(a) Executed Counterparts. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) Loan Documents. The Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence that the Loan Documents have been executed and are in full force and effect, and that the initial sales and/or contributions contemplated by the Contribution Agreement shall have been consummated in accordance with the terms thereof.

(c) Opinions. The Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of counsel for the Company, the Portfolio Manager, the Parent and the Contributor, covering such matters relating to the transactions contemplated hereby and by the other Loan Documents as the Administrative Agent shall reasonably request (including, without limitation, certain bankruptcy matters) in writing.

(d) Corporate Documents. The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of any directors or officers of the Company, the Parent, the Contributor and the Portfolio Manager as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each director or officer thereof or other Person authorized to act in connection with this Agreement and the other Loan Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, formation, registration or incorporation, existence and good standing of the Company, the Parent, the Contributor and the Portfolio Manager and any other legal matters relating to the Company, the Parent, the Portfolio Manager, this Agreement or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e) Payment of Fees, Etc. The Administrative Agent, the Lenders, the Collateral Agent and the Collateral Administrator shall have received all fees and other amounts due and payable by the Company in connection herewith on or prior to the Effective Date, including the fee payable pursuant to Section 4.03(e) and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including legal fees and expenses) required to be reimbursed or paid by the Company hereunder.

(f) PATRIOT Act, Etc. (i) To the extent requested by the Administrative Agent, the Collateral Agent or any Lender, the Administrative Agent, the Collateral Agent or such Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and other applicable “know your customer” and anti-money laundering rules and regulations and (ii) to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Company at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification.

(g) Filings. Proper financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder shall have been (i) filed and are in full force and effect, or (ii) prepared in form and substance satisfactory to the Administrative Agent for such filing.

(h) Certain Acknowledgements. The Administrative Agent shall have received (i) UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches indicating that there are no effective lien notices or comparable documents that name the Company or the Parent as debtor and that are filed in the jurisdiction in which the Company or the Parent is each organized, (ii) a UCC lien search indicating that there are no effective lien notices or comparable documents that name the Contributor as debtor which cover any of the Portfolio Investments and (iii) such other searches that the Administrative Agent deems necessary or appropriate.

(i) Officer’s Certificate. The Administrative Agent (or its counsel) shall have received a certificate of an officer of the Company, certifying that the conditions set forth in Sections 2.05(4) and 2.05(6) have been satisfied on and as of the Effective Date.

(j) Other Documents. Such other documents as the Administrative Agent may reasonably require.

SECTION 2.05. Conditions to Advances. No Advance shall be made unless each of the following conditions is satisfied as of the proposed date of such Advance (or waived by the Administrative Agent in its sole discretion):

(1) the Effective Date shall have occurred;

(2) the Company shall have delivered a Request for Advance in accordance with Section 2.03(d);

(3) no Market Value Event has occurred;

(4) no Default or Event of Default has occurred and is continuing;

(5) the Reinvestment Period has not ended;

(6) all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(7) after giving pro forma effect to such Advance (and any related Purchase) hereunder:

(w) the Borrowing Base Test is satisfied;

(x) the ~~aggregate~~ principal balance (i) of Advances, in the aggregate, then outstanding will not exceed the aggregate limit for Advances and (ii) of Tranche A Advances and Tranche B Advances, individually, then outstanding will not exceed, the limit for Advances with respect to each Tranche, in each case, as set forth in the Transaction Schedule; and

(y) the Dollar Equivalent of the outstanding principal amount of Advances denominated in each Permitted Non-USD Currency does not exceed the lesser of (1) the product of (i) the Applicable Non-USD Currency Cap and (ii) the Financing Commitments then in effect and (2) the Collateral Principal Amount of Portfolio Investments denominated in such currency; and

(z) the Dollar Equivalent of the aggregate outstanding principal amount of all Advances denominated in any Permitted Non-USD Currency does not exceed an amount equal to the lesser of (A) the product of (i) 30% and (ii) the Financing Commitments then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in any Permitted Non-USD Currency; and

(8) the amount of such Advance shall be not less than $1,000,000 (unless otherwise agreed to by the Administrative Agent in its sole discretion).

If the above conditions to an Advance are satisfied or waived by the Administrative Agent, the Portfolio Manager shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which any Advance shall be provided.

SECTION 2.06. Financing Commitment Increase Option. The Company may, at any time during the Reinvestment Period, submit a Financing Commitment Increase Option Request for an increase in the Tranche A Financing Commitment or the Tranche B Financing Commitment (any Financing Commitment resulting from approval of a Financing Commitment Increase Option Request, an “Increased Financing Commitment”), subject to satisfaction of the following conditions precedent:

(a) each of the Lenders under the applicable Tranche and the Administrative Agent (in their sole discretion) approve in writing (which may be by email) such Financing Commitment Increase Option Request;

(b) no Market Value Event shall have occurred and no Default or Event of Default shall have occurred and be continuing, in each case, on and as of the Financing Commitment Increase Date;

(c) the Borrowing Base Test is satisfied on and as of the Financing Commitment Increase Date;

(d) all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Financing Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(e) no commitment termination or reduction shall have occurred pursuant to Section 4.07(a)(i)(B) prior to the Financing Commitment Increase Date;

(f) the Company shall have paid to the Administrative Agent on the Financing Commitment Increase Date, ~~for the account of each Lender, an upfront~~an arranger fee in an amount to be mutually agreed between the Company and the Administrative Agent;

(g) any Financing Commitment Increase Option Request shall be in an amount not less than $100,000,000; and

(h) after giving effect to such Financing Commitment Increase Option Request, the amount of such Financing Commitment Increase Option Request, aggregated with the amount of all prior increases in the Financing Commitment pursuant to this Section 2.06, shall not exceed $500,000,000; and

(i) receipt by the Administrative Agent of such other documentation as the Administrative Agent may reasonably request, including without limitation, documentation similar to that provided pursuant to Sections 2.04(c), (d) and (f)(ii) on the Effective Date.

SECTION 2.07. Financing Commitment Scheduled Increase.

The Financing Commitment Scheduled Increase shall become effective on the date that is the nine month anniversary of the Effective Date (the “Financing Commitment Scheduled Increase Date”), or such other date agreed to by the Administrative Agent and Lenders in writing (including via email), without further action by any party, subject to the satisfaction (or waiver by the Administrative Agent in its sole discretion) on such date of the following conditions precedent:

(a) no Market Value Event shall have occurred and no Default or Event of Default shall have occurred and be continuing, in each case, on and as of the Financing Commitment Scheduled Increase Date;

(b) all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Financing Commitment Scheduled Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date; and

(c) The Administrative Agent (or its counsel) and the Collateral Agent (or its counsel) shall have received a certificate of an officer of the Company, certifying that the conditions set forth in Sections 2.07(a) and 2.07(b) have been satisfied on and as of the Financing Commitment Scheduled Increase Date.

ARTICLE III

ADDITIONAL TERMS APPLICABLE TO THE Advances

SECTION 3.01. The Advances.

(a) Making the Advances. If the Lenders are required to make an Advance to the Company as provided in Section 2.03, then each Lender shall make such Advance on the proposed date thereof (and use commercially reasonable efforts to make such Advance by 4:00 p.m., New York City time) by wire transfer of immediately available funds to (x) the Collateral Agent for deposit to the Collection Account or (y) in the case of Advances denominated in any Permitted Non-USD Currency, the applicable Permitted Non-USD Currency Account). Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Company to repay such Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Advances, except that prepayments made after the Reinvestment Period shall result in a reduction of Financing Commitments as provided in Section 4.07(e). Notwithstanding anything to the contrary, Tranche A Advances shall not be available in any Currency other than USD.

(b) Interest on the Advances. Subject to Section 3.01(h), all outstanding Advances shall bear interest (from and including the date on which such Advance is made to but excluding the Maturity Date or, if earlier, the date on which such Advance is repaid) at a per annum rate equal to the applicable Reference Rate for each Calculation Period, as applicable, in effect plus the Applicable Margin for Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default under clause (a), (d), (e) or (m) of Article VII, all outstanding Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default to but excluding the Maturity Date or, if earlier, the date on which such Advance is repaid) at a per annum rate equal to the Reference Rate for each Calculation Period, as applicable, in effect plus the Adjusted Applicable Margin.

(c) Evidence of the Advances. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder and the applicable currency thereof. The Administrative Agent, acting solely for this purpose as ~~an~~a non-fiduciary agent of the Company, shall maintain at one of its offices a register (the “Register”) in which it shall record (1) the amount of each Advance made hereunder, (2) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (3) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the Register maintained pursuant to this paragraph (c) shall be conclusive absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such Register or any error therein shall not in any manner affect the obligation of the Company to repay the Advances in accordance with the terms of this Agreement. No assignment shall be effective unless it has been recorded in the Register as provided in this section. This Section 3.01(c) shall be construed so that the Advances are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code.

Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or its registered assigns) and in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(d) Pro Rata Treatment. Except as otherwise provided herein, (i) all borrowings of~~, and payments in respect of,~~  the Advances under either Tranche shall be made on a pro rata basis by ~~or to~~ the Lenders under such Tranche in accordance with their respective portions of the Financing Commitments with respect to such Tranche, (ii) all payments in respect of ~~Advances held by them.~~the Advances denominated in the same Currency under either Tranche shall be made on a pro rata basis to the Lenders in such Tranche in accordance with their respective portions in respect of the Advances denominated in such Currency held by them, and (iii) all payments in respect of the Advances shall be made to the Lenders in accordance with the Tranche Allocation.

(e) Illegality. Notwithstanding any other provision of this Agreement, if any Lender or the Administrative Agent shall notify the Company that the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, makes it unlawful, or any Governmental Authority asserts that it is unlawful, for a Lender or the Administrative Agent to perform its obligations hereunder to fund or maintain Advances hereunder in any applicable currency, then (1) the obligation of such Lender or the Administrative Agent hereunder to fund or maintain the Advances in such currency shall immediately be suspended until such time as such Lender or the Administrative Agent determines (in its sole discretion) that such performance is again lawful, (2) at the request of the Company, such Lender or the Administrative Agent, as applicable, shall use reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses), until such time as the Advances are required to be prepaid as required under clause (3) below, to transfer all of its rights and obligations under this Agreement to another of its offices, branches or Affiliates with respect to which such performance would not be unlawful, and (3) if such Lender or the Administrative Agent is unable to effect a transfer under clause (2), then (I) any outstanding Advances of such Lender in such applicable currency shall be promptly paid in full by the Company (together with all accrued interest and all other amounts owing hereunder) but not later than the earlier of (x) if the Company requests such Lender or the Administrative Agent to take the actions set forth in clause (2) above, 20 calendar days after the date on which such Lender or the Administrative Agent notifies the Company in writing that it is unable to transfer its rights and obligations under this Agreement as specified in such clause (2) and (y) such date as shall be mandated by law or (II) if requested by the Portfolio Manager or the Company, any outstanding Advances in such currency shall be converted to an Advance denominated in USD on the date specified by the Administrative Agent at the Spot Rate and shall become denominated and payable in USD and thereafter shall bear interest at the rates applicable to Advances denominated in USD and the Company shall pay all amounts owing in connection therewith, including all interest accrued on the Advances being covered through such date; provided that, to the extent that any such adoption or change makes it unlawful for the Advances to bear interest by reference to the applicable Reference Rate, then the foregoing clauses (1) through (3) shall not apply and the Advances subject to such Reference Rate shall bear interest (from and after the last day of the Calculation Period ending immediately after such adoption or change) at a per annum rate equal to the applicable Base Rate plus the relevant Applicable Margin for Advances set forth on the Transaction Schedule, provided, further, that no breakage costs shall be payable in connection with this Section 3.01(e).

(f) Increased Costs.

(i) If any Change in Law shall:

(A) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(B) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender; or

(C) subject any Lender or the Administrative Agent to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon request by such Lender or the Administrative Agent, the Company will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(ii) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender, or such Lender’s holding company for any such reduction suffered.

(iii) A certificate of a Lender setting forth the amount or amounts necessary to compensate, and the basis for such compensation of, such Lender or its holding company, as the case may be, as specified in paragraph (i) or (ii) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within twelve (12) Business Days after receipt thereof.

(iv) Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Administrative Agent’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than nine months prior to the date that such Lender or the Administrative Agent notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine‑month period referred to above shall be extended to include the period of retroactive effect thereof.

(v) Each of the Lenders and the Administrative Agent agrees that it will take such commercially reasonable actions as the Company may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 3.01(f); provided that no Lender or the Administrative Agent shall be obligated to take any actions that would, in the reasonable opinion of such Lender or the Administrative Agent, be disadvantageous to such Lender or the Administrative Agent (including, without limitation, due to a loss of money). In no event will the Company be responsible for increased amounts referred to in this Section 3.01(f) which relates to any other entities to which any Lender provides financing.

(vi) If any Lender (A) provides notice of unlawfulness or requests compensation under clause (e) above or this clause (f) ~~or~~, (B) becomes a Defaulting Lender or (C) defaults in its obligation to make Advances hereunder, then the Company may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related transaction documents to an assignee identified by the Company that shall assume such obligations (whereupon such Lender shall be obligated to so assign), provided that, (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder through the date of such assignment ~~and~~from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (y) a

Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. No prepayment fee that may otherwise be due hereunder shall be payable to such Lender in connection with any such assignment. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that (A) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee, and (B) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.

(g) No Set-off or counterclaim. Subject to Section 3.03, all payments to be made hereunder by the Company in respect of the Advances shall be made without set-off or counterclaim and in such amounts as may be necessary in order that every such payment (after deduction or withholding for or on account of any present or future Taxes imposed by the jurisdiction in which the Company is organized or any political subdivision or taxing authority therein or thereof) shall not be less than the amounts otherwise specified to be paid under this Agreement.

(h) Alternate Rate of Interest.

(i) Temporary Benchmark Unavailability. Subject to clauses (ii), (iii), (iv), (v) and (vi) of this Section 3.01(h), if:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) adequate and reasonable means do not exist for ascertaining the applicable Reference Rate (including because the Relevant Screen Rate is not available or published on a current basis) for the applicable tenor or applicable currency and such Calculation Period or (B) if the then-current Benchmark is Daily Simple SOFR, adequate and reasonable means do not exist for ascertaining Daily Simple SOFR; or

(b) the Administrative Agent is advised by the Required Lenders that (A) the Reference Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) or (B) if the then-current Benchmark is Daily Simple SOFR, Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) denominated in U.S. Dollars, then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter (with a copy to the Collateral Agent and the Collateral Administrator) and until (x) the Administrative Agent notifies the Company and the Lenders (with a copy to the Collateral Agent and the Collateral Administrator) that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Request for Advance in accordance with the terms of Section 2.03(d), then, with respect for Advances referencing the affected Benchmark (1) any Request for Advance that requests a Term Benchmark Advance shall instead be deemed to be a request for (x) Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of Section 3.01(h)(i)(a)(B) or (b)(B) above or (y) a Base Rate Advance if Daily Simple SOFR is the subject of Section 3.01(h)(i)(a)(B) or (b)(B) above, (2) any Request for Advance that requests a Daily Simple SOFR Advance shall instead be deemed to be a request for a Base Rate Advance and (3) (x) any Request for Advance in Permitted Non-USD Currency with respect to the applicable Reference Rate for the applicable Calculation Period shall be ineffective and (y) the obligations of the Lenders to make any Advances in Permitted Non-USD Currency connection with such Reference Rate shall be suspended.

Furthermore, if any Daily Simple SOFR Advance or Term Benchmark Advance is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 3.01(h)(i) with respect to a Benchmark applicable to such Term Benchmark Advance or Daily Simple SOFR Advance, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Request for Advance in accordance with the terms of Section 2.03(d) then, with respect to Advances referencing the affected Benchmark (1) any Term Benchmark Advance shall, on the last day of the Calculation Period applicable to such Advance (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) a Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of Section 3.01(h)(i)(a)(B) or (b)(B) above or (y) a Base Rate Advance if Daily Simple SOFR is the subject of Section 3.01(h)(i)(a)(B) or (b)(B) above, on such day, and (2) any Daily Simple SOFR Advance or any Advance denominated in Permitted Non-USD Currency shall, on and from such day, be converted by the Administrative Agent to, and shall constitute, a Base Rate Advance.

(ii) Permanent Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then:

(a) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to U.S. Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and

(b) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(iii) Benchmark Replacement Conforming Changes. Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iv) Notices from and Determinations by the Administrative Agent. The Administrative Agent will promptly notify the Company and the Lenders (with a copy to the Collateral Agent and the Collateral Administrator) of (a) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (b) the implementation of any Benchmark Replacement, (c) the effectiveness of any Benchmark Replacement Conforming Changes, (d) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (v) below and (e) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.01(h), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.01(h).

(v) Unavailable Term Rate Tenors. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (a) if the then-current Benchmark is a term rate (including the Term SOFR Rate or EURIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Calculation Period” or “Term SOFR Rate” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (b) if a tenor that was removed pursuant to clause (a) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of definition of “Calculation Period” or “Term SOFR Rate” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(vi) Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for or conversion to an Advance to be made or converted during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any request for, or request for conversion to (i) a Term Benchmark Advance into a request for, or conversion to, (A) a Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) a Base Rate Advance if Daily Simple SOFR is the subject of a Benchmark Transition Event or (ii) an Advance in a Permitted Non-USD Currency into a request for, or conversion to a Base Rate Advance.

During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Furthermore, if any Advance is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the applicable Reference Rate, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.01(h), (1) any Term Benchmark Advance shall on the last day of the Calculation Period applicable to such Advance (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) a Daily Simple SOFR Advance so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Advance if Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any Daily Simple SOFR Advance and any Permitted Non-USD Currency Advance shall, on and from such day, be converted by the Administrative Agent to, and shall constitute, a Base Rate Advance.

SECTION 3.02. [Reserved].

SECTION 3.03. Taxes.

(a) Payments Free of Taxes. All payments to be made hereunder by the Company in respect of the Advances and the Administrative Agent Fee shall be made without deduction or withholding for any Taxes, except as required by Applicable Law (including FATCA). If any Applicable Law requires the deduction or withholding of any Tax from any such payment by the Company, then the Company shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Company. The Company shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Company. The Company shall indemnify each Lender or the Administrative Agent, as the case may be, within twelve (12) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or the Administrative Agent or required to be withheld or deducted from a payment to such Lender or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so) and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section 3.03, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Secured Parties. (i) Any Secured Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.03(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, copies of executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an IRS Form W-8BEN or IRS Form W-8BEN-E or any applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) copies of executed IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, is not a “10 percent shareholder” of the Company or the Parent within the meaning of Section 881(c)(3)(B) of the Code, and is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) copies of executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form; or

(iv) to the extent a Foreign Lender is not the beneficial owner, copies of executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), copies of any other executed form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made;

(D) if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so; and

(E) The Administrative Agent shall deliver to the Company an electronic copy of an IRS Form W-9 upon becoming a party under this Agreement attesting to the fact that it is a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 and a “U.S. financial institution” within the meaning of Treasury Regulations Section 1.1471-3(a)(3)(iii) and that it will comply with its obligations to withhold under Section 1441 and FATCA.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.03 (including by the payment of additional amounts pursuant to this Section 3.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after‑Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund has not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 3.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV

COLLECTIONS AND PAYMENTS

SECTION 4.01. Interest Proceeds. The Company shall notify the Portfolio Investment Obligor and the administrative agents with respect to each Portfolio Investment to remit all amounts that constitute Interest Proceeds directly to the Collection Account or the applicable Permitted Non-USD Currency Account. To the extent Interest Proceeds are received other than by deposit into the Collection Account, the Company shall cause all Interest Proceeds on the Portfolio Investments to be deposited in the Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Collection Account all Interest Proceeds received by it immediately upon receipt thereof in accordance with the written direction of the Portfolio Manager; provided that Interest Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Account.

Interest Proceeds shall be retained in the Collection Account (or any Permitted Non-USD Currency Account, as applicable) and held in cash and/or invested (and reinvested) at the written direction of the Company (or the Portfolio Manager on its behalf) delivered to the Collateral Agent in Cash Equivalents denominated in the applicable currency of such account selected by the Portfolio Manager (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent) (“Eligible Investments”). Eligible Investments shall mature on demand or no later than the end of the then-current Calculation Period. In the absence of any such written direction from the Company (or the Portfolio Manager on its behalf) or the Administrative Agent, as applicable, Interest Proceeds shall remain uninvested.

Interest Proceeds on deposit in the Collection Account (or any Permitted Non-USD Currency Account, as applicable) shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement (including, for the avoidance of doubt, Section 4.03 hereof) or (ii) to make Permitted Distributions or Permitted RIC Distributions in accordance with this Agreement.

SECTION 4.02. Principal Proceeds. The Company shall notify the Portfolio Investment Obligor and administrative agent or paying agent with respect to each Portfolio Investment to remit all amounts that constitute Principal Proceeds directly to the Collection Account or a Permitted Non-USD Currency Account, as applicable. To the extent Principal Proceeds are received other than by deposit into the Collection Account, the Company shall cause all Principal Proceeds received on the Portfolio Investments to be deposited in the Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Collection Account all Principal Proceeds received by it immediately upon receipt thereof in accordance with the written direction of the Portfolio Manager; provided that Principal Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Account.

All Principal Proceeds shall be retained in the Collection Account (or any Permitted Non-USD Currency Account, as applicable) and held in cash and/or invested (and reinvested) at the written direction of the Company (or the Portfolio Manager on its behalf) in Eligible Investments denominated in the applicable currency of such account selected by the Portfolio Manager (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent). All investment income on such Eligible Investments shall constitute Interest Proceeds. In the absence of any such written direction from the Company (or the Portfolio Manager on its behalf) or the Administrative Agent, as applicable, Principal Proceeds shall remain uninvested.

Principal Proceeds on deposit in the Collection Account (or any Permitted Non-USD Currency Account, as applicable) shall be withdrawn by the Collateral Agent (at the written direction of the Company or the Portfolio Manager on its behalf (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement (including, for the avoidance of doubt, Section 4.03 hereof), (ii) towards the purchase price of Portfolio Investments purchased in accordance with this Agreement, (iii) to be deposited into the Unfunded Exposure Account or (iv) to make Permitted Distributions or Permitted RIC Distributions in accordance with this Agreement, in each case with prior notice to the Administrative Agent. For the avoidance of doubt, Principal Proceeds received in connection with the sale of any Portfolio Investment pursuant to Section 1.04 following a Market Value Event shall be used to prepay Advances as set forth therein at the written direction of the Administrative Agent.

SECTION 4.03. Principal and Interest Payments; Prepayments; Commitment Fee.

(a) The Company shall pay the unpaid principal amount of the Advances in cash in the currency in which each relevant Advance was made (together with accrued interest thereon) to the Administrative Agent for the account of each Lender on the Maturity Date in accordance with the Priority of Payments and any and all cash in the Collateral Accounts shall be applied to the satisfaction of the Secured Obligations on the Maturity Date and on each Additional Distribution Date in accordance with the Priority of Payments.

(b) Accrued interest on the Advances shall be payable in arrears on each Interest Payment Date, each Additional Distribution Date and the Maturity Date in accordance with the Priority of Payments; provided that (i) interest accrued pursuant to the proviso to Section 3.01(b) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) for the avoidance of doubt, interest on Advances shall continue to accrue during the period between the end of a Calculation Period and the corresponding Interest Payment Date, with such accrued interest to be included in the calculation of interest for the immediately succeeding Calculation Period. Each payment of interest on an Advance shall be made in the currency in which such Advance was made.

(c) (i) Subject to the requirements of this Section 4.03(c), the Company shall have the right from time to time to prepay outstanding Advances (~~which~~x) in USD, which amounts shall be applied in accordance with the Tranche Allocation and/or (y) in a Permitted Non-USD Currency, to the extent any Advances are then outstanding in such Permitted Non-USD Currency, which amounts shall be applied in accordance with the Tranche Allocation (and, in the case of each of the foregoing clauses (x) and (y), such prepayment shall result in a termination of Financing Commitments to the extent required pursuant to Section 4.07) in whole or in part without any premium or penalty on any Business Day (except as set forth in Section 4.07(a)); provided that the Company may not prepay any outstanding Advances pursuant to this Section 4.03(c)(i)(D) during the Non-Call Period in an amount that would cause the aggregate outstanding principal amount of the Advances to be below the Minimum Funding Amount. The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to this Section 4.03(c)(i) not later than 5:00 p.m., New York City time, two (2) Business Days (except with respect to prepayment of an Advance denominated in CFH, not later than 11:00 a.m., New York City time, five (5) RFR Business Days) before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date ~~and~~, the principal amount of the Advances to be prepaid and the Currency in which the Advances to be prepaid are denominated. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except in connection with a Market Value Cure, each partial prepayment of outstanding Advances shall be in an amount not less than $1,000,000 or such lesser amount as is outstanding. Prepayments shall be accompanied by accrued and unpaid interest.

(ii) At the request of any Lender, any optional prepayment pursuant to Section 4.03(c)(i)(D) that is made on a date other than an Interest Payment Date shall be accompanied by any costs incurred by such Lender in respect of such prepayment.

(d) The Company agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee in accordance with the Priority of Payments which shall accrue at a rate per annum equal to the Commitment Fee Rate on the average daily Unused Facility Amount of such Lender during the period from and including the Effective Date to but excluding the last day of the Reinvestment Period. Accrued commitment fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Financing Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e) [Reserved].

(f) ~~(e)~~ The Company agrees to pay the Administrative Agent ~~on the Effective Date, for the account of the Lenders, an Initial Upfront Fee~~Fee and the Arranger Fee (in each case as defined in the Administrative Agent Fee Letter) in the amount and in accordance with the terms specified in the Administrative Agent Fee Letter. Once paid, such fees or any part thereof shall not be refundable under any circumstances. The Administrative Agent Fee shall be payable in accordance with, and subject to, the Priority of Payments.

(g) ~~(f)~~ Without limiting Section 4.03(c), the Company shall have the obligation from time to time to prepay outstanding Advances (in accordance with the Tranche Allocation) in whole or in part on any date with proceeds from sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04 and as set forth in Section 8.01(h). All such prepayments shall be made in the currency of the applicable Advances and accompanied by accrued and unpaid interest in the same currency~~, and with respect to each currency shall be applied to the repayment of the longest outstanding Advance in such currency~~.

(h) ~~(g)~~ Notwithstanding any other provision of this Agreement, each optional repayment by the Company of an Advance hereunder may only be made if, after giving effect to such repayment, (i) the aggregate outstanding principal amount of Advances denominated in any Permitted Non-USD Currency does not exceed an amount equal to the lesser of (A) the product of (x) 30% and (y) the Financing Commitments then in effect and (B) the Collateral Principal Amount of all Portfolio Investments denominated in any Permitted Non-USD Currency and (ii) the outstanding principal amount of Advances denominated in each Permitted Non-USD Currency does not exceed an amount equal to the lesser of (A) the product of (x) the Applicable Non-USD Currency Cap and (y) the Financing Commitments then in effect and (B) the Collateral Principal Amount of Portfolio Investments denominated in such currency.

SECTION 4.04. MV Cure Account.

(a) The Company shall cause all cash received by it in connection with a Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof. Prior to the Maturity Date, the Administrative Agent shall direct that all cash amounts in the MV Cure Account be invested in overnight Eligible Investments. All amounts contributed to the Company by the Parent in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim.

(b) Amounts on deposit in the MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Company or the Portfolio Manager on its behalf (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and remitted to the Company with prior notice to the Administrative Agent (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, to the Lenders for prepayment of Advances (in accordance with the Tranche Allocation) and reduction of Financing

Commitment); provided that the Company may not direct any withdrawal from the MV Cure Account if the Borrowing Base Test is not satisfied (or would not be satisfied after such withdrawal).

SECTION 4.05. Priority of Payments. On (w) each Interest Payment Date, (x) the Maturity Date, (y) each Agent Business Day after the occurrence of a Market Value Event and (z) each Agent Business Day after the occurrence of an Event of Default and the declaration of the Secured Obligations as due and payable (each date set forth in clauses (y) and (z) above, an “Additional Distribution Date”), the Collateral Agent (at and in accordance with the written direction (which may be provided by email) of the Administrative Agent)) shall distribute all amounts in the Collection Account (and any Interest Proceeds and/or Principal Proceeds then on deposit in any Permitted Non-USD Currency Account) in the following order of priority (the “Priority of Payments”) and in the case of each Interest Payment Date and the Maturity Date, pursuant to the Payment Date Report:

(a) to pay in accordance with the following order of priority (i) first, amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities Intermediary hereunder and under any Account Control Agreement (including fees, out-of-pocket expenses and indemnities) and (ii) second, any other accrued and unpaid fees and out-of-pocket expenses (other than the Administrative Agent Fees and the commitment fee payable to the Lenders, but including Lender indemnities) due hereunder or payable to any Governmental Authority in respect of Taxes payable by the Company or filing, registration or similar fees, up to a maximum amount under this clause (a) of $100,000 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same calendar quarter);

(b) to pay interest due in respect of the Advances ~~and any increased costs~~(in accordance with the Tranche Allocation), any accrued and unpaid Administrative Agent Fees and commitment fees payable to the Lenders (pro rata based on amounts due), together with any amounts then due and owing to the Lenders as indemnities hereunder or as increased costs pursuant to Section 3.01(f);

(c) to pay (i) on each Interest Payment Date, all prepayments of the Advances permitted or required under this Agreement (including any applicable premium) (in accordance with the Tranche Allocation) and (ii) on the Maturity Date (and, if applicable, any Additional Distribution Date), principal of the Advances until the Advances are paid in full (in accordance with the Tranche Allocation);

(d) prior to the end of the Reinvestment Period, in such amount at the direction and discretion of the Portfolio Manager, to fund the Unfunded Exposure Account up to the Unfunded Exposure Amount;

(e) following the end of the Reinvestment Period, solely with respect to Principal Proceeds, to pay principal of the Advances until the Advances are paid in full;

(f) to pay all amounts set forth in clause (a) above not paid due to the limitation set forth therein;

(g) to make any Permitted Distributions, Portfolio Investment Distributions or Permitted RIC Distributions directed by the Company (or Portfolio Manager) otherwise permitted under this Agreement;

(h) so long as (i) no Market Value Event has occurred, (ii) the Borrowing Base Test will be satisfied immediately after giving effect to such payment and (iii) no Default or Event of Default has occurred and is continuing, unless waived or deferred by the Portfolio Manager, to pay any fees and expenses payable to the Portfolio Manager pursuant to Section 5.01 (which such amounts of fees and expenses shall be calculated by the Portfolio Manager and notified to the Collateral Agent and Administrative Agent); and

~~(i)~~ (i) on any Interest Payment Date, to deposit any remaining amounts in the Collection Account (or, with respect to any such amounts denominated in a Permitted Non-USD Currency, in the applicable Permitted Non-USD Currency Account) as Principal Proceeds and (ii) on the Maturity Date and any Additional Distribution Date, any remaining amounts to the Company.

If the amounts available to be applied pursuant to the Priority of Payments are insufficient to make the full amount of the disbursements required by any sub-clause therein, then the Collateral Agent shall make the disbursements then due and payable to the extent funds are available therefor, to the Persons entitled thereto in accordance with the amounts owing to them under such sub-clause in the order of priority set forth therein.

With respect to each Calculation Period, the Collateral Administrator shall provide to the Administrative Agent, the Collateral Agent and the Company no later than two (2) Business Days prior to the applicable Interest Payment Date (or Maturity Date), a detailed reporting setting forth the proposed application of funds to be made pursuant to the foregoing Priority of Payments (the “Payment Date Report”). Upon the written approval of the Payment Date Report by the Administrative Agent to the Collateral Agent and the Collateral Administrator (which may be via email), the Payment Date Report shall constitute instructions to the Collateral Agent to make such distributions on the applicable Interest Payment Date (or Maturity Date) pursuant to such Payment Date Report. In connection with the foregoing, the Administrative Agent shall from time to time provide the Collateral Administrator, upon request therefor, with any information reasonably necessary to prepare such reporting. For the avoidance of doubt, no Payment Date Report shall be required in connection with any Additional Distribution Date.

Subject to Section 4.06(b), with respect to any amounts payable under Sections 4.05(a) through (i) above resulting from an Advance denominated in any Permitted Non-USD Currency, such amounts shall be first paid using Interest Proceeds and/or Principal Proceeds denominated in such Permitted Non-USD Currency from the applicable Permitted Non-USD Currency Account.

SECTION 4.06. Payments Generally.

(a) All payments to the Lenders or the Administrative Agent shall be made to the Administrative Agent at the account designated in writing to the Company and the Collateral Agent for further distribution by the Administrative Agent (if applicable). The Administrative Agent shall give written notice to the Collateral Agent and the Collateral Administrator (on which the Collateral Agent and the Collateral Administrator may conclusively rely) and the Portfolio Manager of the calculation of amounts payable to the Lenders in respect of the Advances and other amounts due to Lenders and the amounts payable to the Portfolio Manager. At least two (2) Business Days prior to each Interest Payment Date, the Administrative Agent shall deliver an invoice to the Portfolio Manager, the Collateral Agent and the Collateral Administrator in respect of the interest due on such Interest Payment Date and other amounts payable to the Lenders. All payments not made to the Administrative Agent for distribution to the Lenders shall be made as directed in writing by the Administrative Agent. Subject to Section 3.03 hereof, all payments by the Company hereunder shall be made without setoff or counterclaim. Subject to Section 4.03, all payments hereunder shall be made in U.S. Dollars. All interest calculated using any Reference Rate hereunder shall be computed on the basis of a year of 360 days and all interest calculated using the Base Rate hereunder shall be computed on the basis of a year of 365 days in each case, payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) At any time following the occurrence of a Market Value Event or if an Event of Default has occurred and is continuing, the Administrative Agent may in its sole discretion direct the Securities Intermediary or the Bank, as applicable, to exchange amounts held in each Permitted Non-USD Currency Account for U.S. Dollars or to exchange amounts held in the Collateral Accounts for one or more Permitted Non-USD Currencies, in each case at the Spot Rate for application hereunder.

(c) If after receipt of an invoice from the Administrative Agent pursuant to Section 4.06(a) and at least two (2) Business Day prior to any Interest Payment Date or the Maturity Date, the Company does not have a sufficient amount of funds in a Permitted Non-USD Currency on deposit in the applicable Permitted Non-USD Currency Account that will be needed (1) to pay to the Lenders all of the amounts required to be paid in such Permitted Non-USD Currency on such date and/or (2) to pay any expenses required to be paid in accordance with the Priority of Payments, in each case, in the Permitted Non-USD Currency required for such payment (a “Currency Shortfall”), then, so long as no Event of Default shall have occurred and be continuing and no Market Value Event has occurred, the Company shall exchange (or shall direct the Collateral Agent to exchange), in each case with the consent of the Administrative Agent, amounts in U.S. Dollars held in the Collection Account, for such Permitted Non-USD Currency in an amount necessary to cure such Currency Shortfall. Each such exchange shall occur no later than one Business Day prior to such Interest Payment Date or the Maturity Date, as applicable, and shall be made at the Spot Rate. If for any reason the Company shall have failed to effect any such currency exchange by such date, then the Administrative Agent shall be entitled to (but shall not be obligated to) direct such currency exchange on behalf of the Company.

(d) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, any payment of principal, interest, fees or other amounts payable for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder or under any other Loan Document; second, as the Company may request (so long as no Default or Event of Default has occurred and is continuing and no Market Value Event has occurred), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement that has not otherwise been funded, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s obligations with respect to Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders or any Agent against such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; fifth, so long as no Default or Event of Default has occurred and is continuing and no Market Value Event has occurred, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of Advances in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Advances were made at a time when the conditions set forth in Section 2.05 were satisfied or waived, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with the Financing Commitments without giving effect to Section 2.03(e). Any payments, prepayments or other amounts paid or payable to the Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this clause (d) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

SECTION 4.07. Termination or Reduction of Financing Commitments.

(a) (i) Subject to the requirements of this Section 4.07(a) the Company shall be entitled at its option ~~(A)~~ without any premium or penalty ~~on any Business Day that (i) JPMorgan Chase Bank, National Association ceases to act as Administrative Agent or (ii) JPMorgan Chase Bank, National Association and or its Affiliates refinance this Agreement into a new credit facility in which such parties hold a majority of the commitments and loans thereunder or (B) at any time following the Non-Call Period, up to but not more than three times during any Calculation Period, to either (i~~to (x) terminate all of the Financing Commitments in whole upon payment in full of all Advances under each Tranche, all accrued and unpaid interest, all accrued and unpaid Administrative Agent Fees, all applicable premium and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) or (~~ii~~y) reduce in part the portion of the aggregate Financing Commitments that exceeds the sum of the outstanding Advances, ratably across Tranches in accordance with the aggregate undrawn Financing Commitments under each Tranche (after giving effect to any concurrent prepayment of Advances). The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any termination or reduction, as applicable, pursuant to this Section 4.07(a)(i) not later than 5:00 p.m., New York City time, two (2) Business Days before the date of termination or reduction, as applicable. Each such notice shall be irrevocable and shall specify the date of termination or reduction, as applicable, and the principal amount of the Financing Commitments to be so terminated or reduced, as applicable. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial reduction of Financing Commitments shall be in an amount not less than $10,000,000.

(ii) Each optional commitment termination or reduction pursuant to Section 4.07(a)(i)(B) that is made, whether in full or in part, ~~(A)~~ during the period beginning with the end of the Non-Call Period and ending six months thereafter, shall be accompanied by a premium equal to 1.0% of the amount of Financing Commitments so terminated or reduced, as applicable.

(b) [Reserved].

(c) The Financing Commitments shall be automatically and irrevocably reduced (in accordance with the Tranche Allocation) by all amounts that are used to prepay or repay Advances following the occurrence of a Market Value Event or an Event of Default.

(d) All unused Financing Commitments as of the last day of the Reinvestment Period shall automatically be terminated.

(e) The Financing Commitments shall be irrevocably reduced (in accordance with the Tranche Allocation) by the amount of any repayment or prepayment of Advances following the last day of the Reinvestment Period.

ARTICLE v

THE Portfolio Manager

SECTION 5.01. Appointment and Duties of the Portfolio Manager. The Company hereby appoints the Portfolio Manager as its portfolio manager under this Agreement and to perform the investment management functions of the Company set forth herein, and the Portfolio Manager hereby accepts such appointment. For so long as no Market Value Event has occurred and no Event of Default has occurred and is continuing and subject to Section 1.04, the services to be provided by the Portfolio Manager shall consist of (x) selecting, purchasing, managing and directing the investment, reinvestment and disposition of Portfolio Investments, delivering Notices of Acquisition on behalf of and in the name of the Company and (y) acting on behalf of the Company for all other purposes hereof and the transactions contemplated hereby. The Portfolio Manager agrees to comply with all covenants and restrictions imposed on the Company herein and in each other Loan Document. The Company hereby irrevocably appoints the Portfolio Manager its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for herein. Without limiting the foregoing:

(a) The Portfolio Manager shall perform its obligations hereunder with reasonable care, using a degree of skill not less than that which the Portfolio Manager exercises with respect to assets of the nature of the Portfolio Investments that it manages for itself and others having similar investment objectives and restrictions and consistent with practices and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Portfolio under similar circumstances; and

(b) The Portfolio Manager shall not (and shall not cause the Company to) take any action that it knows or reasonably should know would (1) violate the constituent documents of the Company, (2) after giving effect to any applicable no-action letters and any other exemptive or similar relief, violate in any material respect any law, rule or regulation applicable to the Company, (3) require registration of the Company as an “investment company” under the Investment Company Act of 1940, as amended or (4) cause the Company to violate the terms of this Agreement, any other Loan Document or any instruments relating to the Portfolio Investments.

The Portfolio Manager may employ third parties (including its Affiliates) to render advice (including investment advice) and assistance to the Company and to perform any of the Portfolio Manager’s duties hereunder, provided that the Portfolio Manager shall not be relieved of any of its duties or liabilities hereunder regardless of the performance of any services by third parties. For the avoidance of doubt, neither the Administrative Agent nor any Lender shall have the right to remove or replace the Portfolio Manager as investment adviser or portfolio manager hereunder.

As compensation for the performance of its duties hereunder, the Portfolio Manager shall receive from the Company (i) a fee payable at an annual rate of 0.75% (or 1.00% in the event the shares of Parent’s common stock are listed on a national securities exchange) of the average value of the Company’s gross assets at the end of each of the Company’s two most recently completed calendar quarters and (ii) reimbursement for its out-of-pocket expenses incurred in the performance of its duties hereunder (which reimbursement shall not exceed $100,000 in any calendar year), in each case, payable on each Interest Payment Date, the Maturity Date in accordance with the Priority of Payments to the extent permitted thereunder. For purposes of this paragraph, “gross assets” means the total assets of the Company determined on a consolidated basis in accordance with GAAP, excluding cash and cash equivalents but including assets purchased with borrowed amounts.

SECTION 5.02. Portfolio Manager Representations as to Eligibility Criteria; Etc. The Portfolio Manager agrees to comply with all covenants and restrictions imposed on the Company hereunder and not to act in contravention of this Agreement. The Portfolio Manager represents to the other parties hereto that (a) as of the Trade Date and Settlement Date for each Portfolio Investment purchased, such Portfolio Investment meets all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and, except as otherwise permitted hereunder, the Concentration Limitations shall be satisfied (unless otherwise consented to by the Administrative Agent) and (b) all of the information contained in the related Notice of Acquisition is true, correct and complete in all material respects; provided that, to the extent any such information was furnished to the Company by any third party, such information is as of its delivery date true, complete and correct in all material respects to the knowledge of the Portfolio Manager.

SECTION 5.03. Indemnification. The Portfolio Manager shall indemnify and hold harmless the Company, the Agents, the Collateral Administrator, the Securities Intermediary and the Lenders and their respective affiliates, directors, officers, stockholders, partners, agents, employees and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, demands, damages or liabilities of any kind, including legal fees and disbursements (collectively, “Liabilities”), and shall reimburse each such Indemnified Person on a current basis for all reasonable and documented expenses (including reasonable and documented fees and disbursements of external counsel), incurred by such Indemnified Person in connection with investigating, preparing, responding to or defending any investigative, administrative, judicial or regulatory action, suit, claim or proceeding, relating to or arising out of (a) any intentional breach of Section 6.02 (d), (e), (g) or (hh), (b) the intentional failure of any of the representations or warranties of the Portfolio Manager set forth in Section 6.01(t) or (u) to be true in all material respects when made or when deemed made or repeated, (c) fraud, as adjudicated by a court of competent jurisdiction or the SEC, committed by the Company, the Portfolio Manager or the Parent (or any officer or director thereof) in relation to the Company’s, or the Parent’s, business or (d) a Company or Portfolio Manager Event of Default pursuant to Section 7.01(e); in each of the foregoing clauses (a) through (c), except to the extent that such Liabilities or expenses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person. In no event shall the Portfolio Manager be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if the Portfolio Manager has been advised of such loss or damage and regardless of the form of action. For the avoidance of doubt, this Section 5.03 does not provide for indemnification that would have the effect of recourse for non-payment of the Portfolio Investments due solely to a discharge in bankruptcy or similar insolvency proceeding with respect to any obligor thereunder or other reasons relating solely to the credit quality or performance of the Portfolio Investments (including Liabilities that represent losses from Portfolio Investments due to the related obligor’s financial inability to pay) and not, in either case, relating to or arising out of the matters set forth in the clauses of the immediately preceding sentence.

This Section 5.03 shall survive the termination of this Agreement and the repayment of all amounts owing to the Secured Parties hereunder.

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01. Representations and Warranties. The Company (and, with respect to clauses (a) through (e), (j), (l), (n), (o), (t), (u), (v)(i), (w), and (aa), the Portfolio Manager) represent to the other parties hereto solely with respect to itself that as of the date hereof and each Trade Date (or as of such other date as maybe expressly set forth herein):

(a) it is duly organized, formed, registered or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization, formation, registration or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to which it is or may become a party and to consummate the transactions herein and therein contemplated;

(b) the execution, delivery and performance of this Agreement and each such other Loan Document, and the consummation of the transactions contemplated herein and therein have been duly authorized by it and this Agreement and each other Loan Document to which it is or may become a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c) the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and will not violate in any material respect any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected;

(d) it is not subject to any Adverse Proceeding;

(e) it has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(f) it is not required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended;

(g) it has not issued any securities that are or are required to be registered under the Securities Act of 1933, as amended, and it is not a reporting company under the Securities Exchange Act of 1934, as amended;

(h) it has no Indebtedness other than (x) Indebtedness incurred under the terms of the Loan Documents, (y) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (z) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan;

(i) none of its underlying assets constitute “plan assets” within the meaning of the Plan Asset Rules;

(j) as of the date of this Agreement it is, and after giving effect to any Advance it will be, Solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors;

(k) it is not in default under any other contract to which it is a party except where such default would not reasonably be expected to have a Material Adverse Effect;

(l) it has complied in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Portfolio, except where noncompliance by it would not reasonably be expected to have a Material Adverse Effect;

(m) it does not have any Subsidiaries or own any Investments in any Person other than the Portfolio Investments or Investments (i) constituting Eligible Investments (as measured at their time of acquisition), (ii) acquired by the Company as permitted hereunder, or (iii) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(n) (x) it has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters actually known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (y) no information (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) heretofore furnished by or on behalf of it in writing to the Administrative Agent or any Lender in connection with this Agreement or any transaction contemplated hereby (after taking into account all updates, modifications and supplements to such information) contains (or, to the extent any such information was furnished by a third party, to its knowledge contains), when taken as a whole, as of its delivery date (and as updated or supplemented after such date), any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (z) as of the Effective Date, to the best of its knowledge, the information included in the Beneficial Ownership Certification, if any, provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects;

(o) all of the conditions to the acquisition of the Portfolio Investments specified in Section 1.03 have been satisfied or waived;

(p) it has timely filed all federal, state and other Tax returns required by Applicable Law to have been filed by it; all such Tax returns are true and correct in all material respects; and it has paid or withheld (as applicable) all federal, state and other Taxes owing or required to be withheld by it (if any) shown on such federal, state and other Tax returns, except in each case (x) any such Taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves shall have been set aside in accordance with

GAAP on its books and records or (y) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect;

(q) (i) the Company is and will be treated as a disregarded entity for U.S. federal income tax purposes and (ii) the Parent is and will be treated as a corporation (that intends to elect to be treated as a regulated investment company as defined in Section 851 of the Code) for U.S. federal income tax purposes;

(r) the Company is and will be wholly owned by the Parent, which is a U.S. Person;

(s) prior to the date hereof, the Company has not engaged in any business operations or activities other than as an ownership entity for Portfolio Investments and similar Loan or debt obligations and activities incidental thereto;

(t) neither it nor any of its Subsidiaries is (1) a Sanctioned Person; (2) a Person that resides or has a place of business in a Sanctioned Country or any country or territory which is designated as a “High-Risk Jurisdiction subject to a Call for Action” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (3) a “Foreign Shell Bank” within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (4) a Person that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 of the PATRIOT Act as warranting special measures due to money laundering concerns. It is in compliance with all applicable Sanctions and also in material compliance with all applicable provisions of the PATRIOT Act;

(u) it has implemented and maintains in effect policies and procedures designed to ensure compliance by it, its agents and its respective directors, managers, officers and employees (as applicable) with Anti-Corruption Laws and Sanctions, and it and its officers and directors and, to its knowledge, its employees, members and agents are in compliance with Anti-Corruption Laws and Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in it being designated as a Sanctioned Person. None of (i) it or its directors, officers, managers or employees or (ii) to the knowledge of it, any director, manager or agent of it that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person, to the extent such activity is prohibited by law;

(v)

(i) the Loan Documents represent all of the material agreements between the Portfolio Manager, the Parent and the Contributor, on the one hand, and the Company, on the other;

(ii) the Company has good and marketable title to all Portfolio Investments it holds and its other Collateral free of any Liens (other than Permitted Liens) and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming it or any of its Affiliates as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” pursuant hereto, as necessary or advisable in connection with the Contribution Agreement or which has been terminated;

(w) it is not relying on any advice (whether written or oral) of any Lender, Agent or any of their respective Affiliates in connection with the Loan Documents or the transactions contemplated thereby;

(x) there are no judgments for Taxes with respect to it and no claim has been asserted in writing with respect to its Taxes, except to the extent that any such claim is being contested in compliance with clause (p) above;

(y) upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in the Company’s Collateral acquired with the proceeds of such Advance, free and clear of any adverse claim (other than Permitted Liens) or restrictions on transferability;

(z) the Parent is not and will not be, either after giving effect to the receipt of gross proceeds under this Agreement or after the application thereof as described herein, required to register as an investment company under the Investment Company Act of 1940, as amended and the Parent has elected to be treated as a business development company for purposes of the Investment Company Act of 1940, as amended;

(aa) the Portfolio Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

(bb) no ERISA Event has occurred;

(cc) all proceeds of the Advances will be used by the Company only in accordance with the provisions of this Agreement. No part of the proceeds of any Advance will be used by it to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation U or X of the Board of Governors of the Federal Reserve Board. No Advance is secured, directly or indirectly, by Margin Stock, and the Collateral does not include Margin Stock; and

(dd) the Parent complies and will comply in all material respects with applicable asset coverage and other leverage limits as are applicable to the Parent under the Investment Company Act of 1940, as amended, as interpreted by the Securities and Exchange Commission (“SEC”) and its staff from time to time, after giving effect to any exemptive relief granted to the Parent by the SEC or reliance upon any no-action letter of the SEC~~; and~~.

SECTION 6.02. Covenants. The Company (and with respect to clauses (e), (g), (k), (o), (r), (bb),  and (hh), the Portfolio Manager):

(a) shall at all times: (i) maintain at least one independent manager or director (who is in the business of serving as an independent manager or director); (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from any other Person; (iv) have a board of managers separate from that of any other Person (provided, that members of the board of managers of the Company may serve on the board of the Parent or one or more Affiliates of the Company); (v) file its own Tax returns, except to the extent that the Company is treated as a “disregarded entity” for Tax purposes and is not required to file any Tax returns under Applicable Law, and pay any Taxes so required to be paid under Applicable Law, except for those Taxes being contested in good faith by appropriate proceedings and in respect of which the Company has established proper reserves on its books in accordance with GAAP; (vi) not commingle its assets with assets of any other Person; (vii) conduct its business in its own name and comply with all organizational formalities to maintain its separate existence; (viii) maintain separate financial statements (except that the Company may be included in the consolidated financial statements of the Parent if (A) an appropriate notation is made on such consolidated financial statements of the Parent to indicate the separateness of the Company from the Parent and to indicate that the Company’s assets and credit are not available to satisfy the debts and obligations of the Parent and (B) such assets are also listed on the Company’s own separate balance sheet); (ix) pay its own liabilities only out of its own funds (except that the Parent or an Affiliate thereof may pay the expenses of organizing the Company); (x) maintain an arm’s-length relationship with the Parent and each of its other Affiliates; (xi) not hold out its credit or assets as being available to satisfy the obligations of others; (xii) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space; (xiii) use separate stationery, invoices and checks; (xiv) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xv) correct any known misunderstanding regarding its separate identity; (xvi) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets (except that the Parent or an Affiliate thereof may pay the expenses of organizing the Company); (xvii) not acquire the obligations or any securities of its Affiliates; (xviii) cause the managers, officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company; and (xix) maintain at least one special member, who, upon the dissolution of the sole member or the withdrawal or the disassociation of the sole member from the Company, shall immediately become the member of the Company in accordance with its organizational documents.

(b) shall not (i) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the preceding clause (a) including, other than with respect to any warrants received in connection with a Portfolio Investment, controlling the decisions or actions respecting the daily business or affairs of any other Person except as otherwise permitted hereunder (which, for the avoidance of doubt, shall not prohibit it from taking, or refraining to take, any action under or with respect to a Portfolio Investment); (ii) fail to be Solvent; (iii) release, sell, transfer, convey or assign any Portfolio Investment unless in accordance with the Loan Documents; (iv) except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Company and the transactions contemplated by the Contribution Agreement, enter into any transaction with an Affiliate of it except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction; (v) identify itself as a department or division of any other Person; or (vi) own any asset or property other than the Collateral and the related assets and incidental personal property necessary for the ownership or operation of these assets.

(c) shall take all actions consistent with and shall not take any action contrary to the Assumptions of Fact section in the opinions of Kirkland & Ellis LLP, dated the Effective Date, relating to certain true contribution and non-consolidation matters;

(d) shall not create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (iii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan;

(e) shall comply in all material respects with all Anti-Corruption Laws and Sanctions and shall maintain in effect and enforce policies and procedures designed to ensure compliance by it and its Subsidiaries and their respective directors, managers, officers, employees and agents with Anti-Corruption Laws and Sanctions;

(f) shall not amend (1) any of its constituent documents or (2) any document to which it is a party in any manner that would reasonably be expected to adversely affect the Lenders in any material respect, without, in each case, the prior written consent of the Administrative Agent;

(g) shall not (A) permit the validity or effectiveness of this Agreement or any grant hereunder to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, any other Loan Document or the Advances, except as may be expressly permitted hereby, (B) permit any Lien to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, in each case, other than Permitted Liens or (C) take any action that would cause the Lien of this Agreement not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except for Permitted Liens;

(h) shall not enter into or be a party to, permit the Company to enter into or be a party to, without the prior consent of the Administrative Agent (acting at the direction of the Required Lenders), which consent may be withheld in the sole and absolute discretion of the Required Lenders, any hedge agreement;

(i) shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by it (or by the Collateral Agent on its behalf) in accordance with subsection (a) above materially misleading or change its jurisdiction of organization, formation, registration or incorporation unless it shall have given the Administrative Agent and the Collateral Agent at least 10 days (or such shorter period as agreed to by the Administrative Agent in its sole discretion) prior written notice thereof, and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent and the Administrative Agent together with written confirmation to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed);

(j) shall do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence as a limited liability company, limited partnership, exempted company or exempted limited partnership, or corporation, as applicable, and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company, limited partnership or corporation, as applicable, in good standing in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Loan Documents or any of the Collateral;

(k) shall comply with (A) all Applicable Law (including without limitation Investment Company Act of 1940, as amended, and whether statutory, regulatory or otherwise), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (B) with respect to the performance of its respective obligations or the exercise of its respective rights, any applicable conflicts procedure set forth in its constituent documents, including its limited partnership agreement, or portfolio management agreement, as applicable;

(l) shall not merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, in each case, without the prior written consent of the Administrative Agent;

(m) except for Investments permitted by Section 6.02(u)(C) and without the prior written consent of the Administrative Agent, shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any Loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Loan Documents;

(n) shall ensure that (i) its and the Parent’s affairs are conducted so that its and the Parent’s underlying assets do not constitute “plan assets” within the meaning of the Plan Asset Rules and (ii) neither it nor the Parent sponsors, maintains, contributes to or is required to contribute to, or has any direct liability with respect to, any Plan;

(o) except for the security interest granted hereunder and as otherwise permitted hereunder, shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on its Collateral or any interest therein (other than Permitted Liens), and it shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under it (other than Permitted Liens);

(p)

(i) shall promptly furnish to the Administrative Agent, and the Administrative Agent shall furnish to the Lenders, copies of the following financial statements, reports and information: (i) as soon as available, but in any event within 120 days after the end of each fiscal year of the Parent, a copy of the audited consolidated and consolidating balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year, the related consolidated and consolidating statements of income for such year and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; provided, that the financial statements required to be delivered pursuant to this clause (i) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Parent’s annual report on Form 10‑K, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), an unaudited consolidated and consolidating balance sheet of the Parent and its consolidated Subsidiaries as of the end of such fiscal quarter and including the prior comparable period (if any), and the unaudited consolidated and consolidating statements of income of the Parent and its consolidated Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and the unaudited consolidated statements of cash flows of the Parent and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter; provided, that the financial statements required to be delivered pursuant to this clause (ii) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Parent’s quarterly report on Form 10-Q, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; (iii) as soon as available and in any event within five (5) Business Days after the end of each fiscal quarter, details of each Portfolio Investment that is a PIK Portfolio Investment and the quantum of interest payable under such PIK Portfolio Investments that is actually being paid in kind rather than in cash (with such update to be substantially in the form of Schedule 7 and which may be delivered via email), and (iv) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request; and

(ii) shall promptly furnish to the Administrative Agent (with a copy to the Collateral Agent) as soon as available, but no later than the date any financial statements are due pursuant to Section 6.02(p)(i)(i) or 6.02(p)(i)(ii), a compliance certificate, certified by a Responsible Officer of the Company to be true and correct, (i) stating whether any Default or Event of Default exists; (ii) stating that the Company is in compliance with the covenants set forth in this Agreement, including a certification that the Collateral has been Delivered to the Collateral Agent; (iii) stating that the representations and warranties of the Company contained in Article IV, or in any other Loan Document, or which are contained in any document furnished at any time or in connection herewith or therewith, are true and correct in all material respects on and as of the date thereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and (iv) certifying that such financial statements fairly present in all material respects, the financial condition and the results of operations of the Company on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments;

(q) shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon it or upon its income, profits or property; provided that it shall not be required to pay or discharge or cause to be paid or discharged any such Tax (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings diligently conducted and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect;

(r) subject to the requirements of Section 10.13, shall permit representatives of the Administrative Agent at any time and from time to time as the Administrative Agent shall reasonably request, and at the Company’s expense, as applicable, (A) to inspect and make copies of and abstracts from its records relating to the Portfolio Investments and other Collateral and (B) to visit its properties in connection with the collection, processing or managing of the Portfolio Investments and other Collateral for the purpose of examining such records, and to discuss matters relating to the Portfolio Investments and other Collateral or such Person’s performance under this Agreement and the other Loan Documents with any director, officer, employee or auditor (if any) of such Person having knowledge of such matters (including, if requested by the Administrative Agent, quarterly telephone conferences with representatives of the Company and the Portfolio Manager with respect to review of the Portfolio Investments and the other Collateral). The Company agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided that such assistance shall not interfere in any material respect with the Company’s or the Portfolio Manager’s business and operations. So long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, such visits and inspections shall occur only (i) upon five (5) Business Days’ prior written notice, (ii) during normal business hours and (iii) no more than once in any calendar year. Following the occurrence of a Market Value Event or following the occurrence and during the continuance of an Event of Default, there shall be no limit on the timing or number of such inspections and only one (1) Business Day’ prior notice will be required before any inspection, which shall occur during normal business hours;

(s) shall not use any part of the proceeds of any Advance, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board of Governors of the Federal Reserve System of the United States of America, including Regulations T, U and X;

(t) shall not make any Restricted Payments without the prior written consent of the Administrative Agent; provided that the Company may make Permitted Distributions, Portfolio Investment Distributions and Permitted RIC Distributions subject to the other requirements of this Agreement;

(u) shall not make or hold any Investments, except (A) the Portfolio Investments or Investments constituting Eligible Investments (measured at the time of acquisition), (B) those that have been consented to by the Administrative Agent or (C) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(v) shall not request any Advance, and that it shall not, directly or knowingly indirectly, use, and shall procure that its directors, officers, employees and agents shall not directly or knowingly indirectly use, the proceeds of any Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the material violation of any Sanctions applicable to any party hereto;

(w) other than pursuant to the Contribution Agreement, shall not transfer to any of its Affiliates any Portfolio Investment purchased from or contributed by any of its Affiliates, other than (A) distributions to the Parent of any Portfolio Investments (each, a “Portfolio Investment Distribution”) so long as (i) no Default or Event of Default has occurred and is continuing (or would occur immediately after giving effect to such distribution), (ii) no Market Value Event shall have occurred, (iii) no Market Value Trigger Event shall have occurred or would occur therefrom, (iv) the Borrowing Base Test will be satisfied immediately after giving effect to such distribution, (v) the Company gives at least one (1) Business Day’s prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (vi) not more than five (5) Portfolio Investment Distributions are made in any single Calculation Period, (vii) such distribution is not made during a MV Cure Extension Period or an Extended Cure Period and (viii) the Company and the Administrative Agent confirm in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Portfolio Investment Distribution set forth herein are satisfied or (B) sales to Affiliates that would otherwise be permitted under Section 1.04 (“Asset Sales”);

(x) shall post on a password protected website maintained by the Administrative Agent to which the Portfolio Manager will have access or deliver via email to the Administrative Agent, with respect to each Portfolio Investment Obligor in respect of a Portfolio Investment, without duplication of any other reporting requirements set forth in this Agreement or any other Loan Document, (i) any management discussion and analysis, (ii) any financial reporting packages (including all financial statements) and (iii) notifications of credit events, in each case provided by such Portfolio Investment Obligor with respect to such Portfolio Investment Obligor and the applicable Portfolio Investment (including any attached or included information, statements and calculations) promptly (and in any event within five (5) Business Days) following the receipt thereof by the Company or the Portfolio Manager; provided that, in the case of any credit event described in the foregoing clause (iii), the Company shall post on such website and deliver via email to the Administrative Agent notice of any such material event promptly upon obtaining knowledge thereof. The Company shall cause the Portfolio Manager to provide such other information as the Administrative Agent may reasonably request with respect to any Portfolio Investment or Portfolio Investment Obligor (to the extent reasonably available to the Portfolio Manager), including participation in quarterly portfolio review calls with credit analysts of any Lender if requested by such Lender;

(y) shall not elect to be classified as other than a disregarded entity or partnership for U.S. federal income tax purposes, nor shall the Company take any other action or actions that would cause it to be classified, taxed or treated as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (including transferring interests in the Company on or through an established securities market or secondary market (or the substantial equivalent thereof), within the meaning of Section 7704(b) of the Code (and Treasury Regulations thereunder);

(z) shall only have direct partners or direct owners that are treated as U.S. Persons or that are disregarded entities owned by a U.S. Person and shall not recognize the transfer of any direct interests in it that constitutes equity for U.S. federal income tax purposes to a Person that is not a U.S. Person;

(aa) shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Secured Parties hereunder and to grant more effectively all or any portion of the Collateral, maintain or preserve the security interest (and the priority thereof) of this Agreement or to carry out more effectively the purposes hereof, perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement, preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral and the Collateral Agent against the claims of all Persons and parties, pay any and all Taxes levied or assessed upon all or any part of the Collateral and use its commercially reasonable efforts to minimize Taxes and any other costs arising in connection with its activities or give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to this Agreement or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, and hereby authorizes the Collateral Agent or its designee to file a UCC financing statement listing ‘all assets of the debtor’ (or substantially similar language) in the collateral description of such financing statement;

(bb) shall, upon the request of the Administrative Agent following the end of each fiscal quarter and the delivery of the financial statements pursuant to Section 6.02(p) (and no more than once per quarter), participate in a conference call with Lenders arranged by the Administrative Agent to provide discussion and analysis with respect to the Portfolio Investments and other Collateral at a time at which the Company and the Administrative Agent mutually agree;

(cc) [reserved];

(dd) shall not hire any employees;

(ee) shall not maintain any bank accounts or securities accounts other than the Collateral Accounts;

(ff) except as otherwise expressly permitted herein, shall not cancel or terminate any of the underlying instruments in respect of a Portfolio Investment to which it is party or beneficiary (in any capacity), or consent to or accept any cancellation or termination other than by the terms of such Portfolio Investment of any of such agreements (in each case) without payment in full of such Portfolio Investment or the applicable portion thereof so cancelled or terminated unless (in each case) the Administrative Agent shall have consented thereto in writing in its sole discretion;

(gg) shall not make or incur any capital expenditures except as reasonably required to perform its functions in accordance with this Agreement;

(hh) shall not act on behalf of a Sanctioned person or in a Sanctioned Country in any manner that would result in a violation of Sanctions by any party hereto or that could reasonably be expected to result in the designation of the Company or the Portfolio Manager as a Sanctioned Person, and none of the Company, the Portfolio Manager or any of their respective Subsidiaries, directors or officers is a Sanctioned Person. The Company does not own and will not acquire, and the Portfolio Manager will not cause the Company to own or acquire, any security issued by, or interest in, any Sanctioned Person or Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions;

(ii) [reserved];

(jj) shall give notice to the Administrative Agent (with a copy to the Collateral Agent) promptly in writing upon (and in no event later than three (3) Business Days after) the occurrence of any of the following:

(1) any Adverse Proceeding;

(2) any Default (to the extent it obtains actual knowledge thereof) or Event of Default;

(3) the Company or the Portfolio Manager obtaining actual knowledge of any material adverse claim asserted against any of the Portfolio Investments, the Collateral Accounts or any other Collateral;

(4) any change in the information provided in the Beneficial Ownership Certification, if any, delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification; and

(5) the Company or the Portfolio Manager obtaining actual knowledge that a Portfolio Investment which constitutes an Eligible Investment hereunder becomes an Ineligible Investment;

(kk) shall ensure that all Portfolio Investments denominated in a Permitted Non-USD Currency and all proceeds thereof are at all times deposited in or credited to a Permitted Non-USD Currency Account except to the extent that any such proceeds are transferred to another Collateral Account in accordance with this Agreement or any such Portfolio Investment is sold in accordance with this Agreement; and

(ll) shall ensure that the Unfunded Exposure Amount shall not exceed 10% of the Collateral Principal Amount at any time; provided that any Unfunded Exposure Amount shall be cash collateralized as required in accordance with Section 2.03(g).

SECTION 6.03. Amendments of Portfolio Investments, Etc. If the Company or the Portfolio Manager receives any notice or other communication concerning any amendment, supplement, consent, waiver or other modification of any Portfolio Investment or any related underlying instrument or rights thereunder (each, an “Amendment”) with respect to any Portfolio Investment or any related Underlying Definitive Documents, or makes any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, it will give prompt (and in any event, not later than three (3) Business Days’) notice thereof to the Administrative Agent. In any such event, the Company shall exercise all voting and other powers of ownership relating to such Amendment or the exercise of such rights or remedies as the Portfolio Manager shall deem appropriate under the circumstances; provided that any amendment, supplement, waiver or other modification of the type specified in the definition of “Material Amendment” shall be subject to the approval of the Administrative Agent (and any such amendment supplement, waiver or other modification effected without such approval shall result in such Portfolio Investment being an Ineligible Investment); provided further that if an Event of Default has occurred and is continuing or a Market Value Event has occurred, the Company will exercise all voting and other powers of ownership as the Administrative Agent (acting at the direction of the Required Lenders) shall instruct (it being understood that if the terms of the related Underlying Definitive Documents expressly prohibit or restrict any such rights given to the Administrative Agent, then such right shall be limited to the extent necessary so that such prohibition or restriction is not violated). In any such case, following the Company’s receipt thereof, the Company shall promptly provide to the Administrative Agent copies of all executed amendments to Underlying Definitive Documents, executed waiver or consent forms or other documents executed or delivered in connection with any Amendment.

Article vii

EVENTS OF DEFAULT

SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) the Company shall fail to pay any amount owing by it in respect of the Secured Obligations (whether for principal, interest, fees or other amounts) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and, solely in the case of amount other than principal, such failure continues for a period of two (2) Business Day following such failure;

(b) any representation or warranty made or deemed made by or on behalf of the Company or the Portfolio Manager, the Contributor or the Parent (collectively, the “Credit Risk Parties”) herein or in any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) furnished pursuant hereto or in connection herewith or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute a failure) and if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party of written notice of such inaccuracy from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such inaccuracy;

(c) (A) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a)(i) through (vii), (xi), (xiv) or (xix), (b)(i) through (iv), (d), (f), (h), (i), (l), (m), (o), (t), (v), (w) or (hh) or (B) any Credit Risk Party shall fail to observe or perform any other covenant, condition or agreement contained herein (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute such a failure) or in any other Loan Document and, in the case of this clause (B), if such failure is capable of being remedied, such failure shall continue for a period of forty-five (45) days following the earlier of (i) receipt by such Credit Risk Party of written notice of such failure from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such failure;

(d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, administration or other relief in respect of any Credit Risk Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect in any jurisdiction or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, provisional liquidator or similar official in any jurisdiction for any Credit Risk Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for forty-five (45) days or an order or decree approving or ordering any of the foregoing shall be entered;

(e) any Credit Risk Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, provisional liquidation, winding up, dissolution, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, provisional liquidator or similar official for such Credit Risk Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing (or any of the foregoing is otherwise commenced or deemed to be commenced);

(f) any Credit Risk Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(g) the passing of a resolution by the equity holders of the Company or the Parent in respect of the liquidation, provisional liquidation, winding up or dissolution, in each case on a voluntary basis, of such Credit Risk Party;

(h) any final judgments or orders (not subject to appeal or otherwise non-appealable) by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of, with respect to the Company, $1,000,000 (after giving effect to insurance, if any, available with respect thereto), shall be rendered against any such Credit Risk Party, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of sixty (60) days after the date on which the right to appeal has expired;

(i) an ERISA Event occurs;

(j) a Change of Control occurs;

(k) the Company, the Parent or the pool of Collateral shall become required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(l) the Portfolio Manager (i) resigns as Portfolio Manager under this Agreement, (ii) assigns any of its obligations or duties as Portfolio Manager in contravention of the terms of this Agreement or (iii) otherwise ceases to act as Portfolio Manager in accordance with the terms of this Agreement and, in each case, an Affiliate of the Portfolio Manager is not prior thereto or concurrently therewith appointed (and has accepted such appointment) with the consent of the Administrative Agent, not to be unreasonably withheld, conditioned or delayed;

(m) an LTV Default has occurred and is not remedied within one (1) Business Day (which remedy may consist of delivery of a Capital Call Notice to Investors in an amount sufficient to cure such LTV Default); provided that, to the extent such remedy consists of delivery of a Capital Call notice to Investors, (x) the Parent shall within such one (1) Business Day (a) deliver to the Administrative Agent a Capital Call Confirmation Package reasonably satisfactory to the Administrative Agent and (b) deliver such Capital Call Notice to Investors and (y) such Capital Contributions are transferred to the MV Cure Account within ten (10) Business Days following the delivery of such Capital Call Notice); or

(n) (i) failure of the Company to fund the Unfunded Exposure Account when required in accordance with Section 2.03(f) other than in the case that any Lender fails to make the Advance required in accordance with Section 2.03(f), (ii) failure of the Company to satisfy its obligations in respect of unfunded obligations with respect to any Delayed Funding Term Loan or Revolving Loan (including the payment of any amount in connection with the sale thereof to the extent required under this Agreement) or (iii) failure of the Company to fund the Unfunded Exposure Account when required in accordance with Section 2.03(g); provided that the failure of the Company to undertake any action set forth in this clause (n)(i) or (n)(ii) is not remedied within two (2) Business Days;

then, and in every such event (other than an event with respect to the Company described in clause (d) or (e) of this Article), and at any time thereafter in each case during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Financing Commitments, and thereupon the Financing Commitments shall terminate immediately, and (ii) declare all of the Secured Obligations then outstanding to be due and payable in whole (or in part, in which case any Secured Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Secured Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (d) or (e) of this Article, the Financing Commitments shall automatically terminate and all Secured Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

ARTICLE VIII

COLLATERAL ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01. The Collateral Accounts; Agreement as to Control.

(a) Establishment and Maintenance of Collateral Accounts. The Company hereby appoints the Securities Intermediary to establish, and the Securities Intermediary does hereby establish each of the Collection Account, the Permitted Non-USD Currency Accounts, the MV Cure Account, the Unfunded Exposure Account and the Securities Account (collectively, the “Collateral Accounts”). The Securities Intermediary agrees to maintain the Collateral Accounts as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC), in the name of the Company subject to the lien of the Collateral Agent under this Agreement. In the event any Collateral Account is re-characterized as a deposit account, the Securities Intermediary agrees to maintain such Collateral Account as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC) (in such capacity, the “Bank”), in the name of the Company subject to the lien of the Collateral Agent under this Agreement. The Securities Intermediary hereby certifies that it is a bank or trust company that in the ordinary course of business maintains securities accounts and deposit accounts for others and in that capacity has established the Collateral Accounts.

(b) Collateral Agent in Control of Collateral Accounts. Each of the parties hereto hereby agrees that (1) (x) the Securities Account shall be deemed to be a “securities account” (within the meaning of Section 8-501(a) of the UCC and (y) each other Collateral Account shall be deemed to be a “deposit account” (within the meaning of Section 9-102(a) of the UCC), (2) all property credited to any Collateral Account shall be treated as a financial asset for purposes of Article 8 of the UCC (provided that nothing herein shall require the Securities Intermediary to credit to any Collateral Account or to treat as a financial asset (within the meaning of Section 8-102(a)(9) of the UCC) any asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or to “maintain” sufficient quantity thereof (within the meaning of Section 8-504 of the UCC) and (3) except as otherwise expressly provided herein, the Collateral Agent (acting at the written direction of the Administrative Agent) will be exclusively entitled to exercise the rights that comprise each financial asset credited to each Collateral Account. Notwithstanding any term hereof or elsewhere to the contrary, it is hereby expressly acknowledged that (a) interests in bank loans or participations (collectively “Loan Assets”) that are not evidenced by, or accompanied by delivery of, a “security” (as that term is defined in Section 8-102(a)(15) of the UCC) or an “instrument” (as that term is defined in Section 9-102(a)(47) of the UCC) may be acquired and delivered by the Company to the Securities Intermediary or the Collateral Agent from time to time and may be evidenced solely by delivery to the Securities Intermediary or the Collateral Agent of a facsimile or other electronic form (including, without limitation, “pdf,” “tif”, “tiff”, “jpeg” or “jpg”) of an assignment agreement (“Loan Assignment Agreement”) in favor of the Company as assignee, (b) any such Loan Assignment Agreement (and the registration of the related Loan Assets on the books and records of the applicable obligor or bank agent) shall be registered in the name of the Company, and (c) any duty on the part of the Securities Intermediary with respect to such Loan Asset (including in respect of any duty it might otherwise have to maintain a sufficient quantity of such Loan Asset for purposes Section 8-504 of the UCC) shall be limited to the exercise of reasonable care by the Securities Intermediary in the physical custody of any such Loan Assignment Agreement that may be delivered to it. Except as provided in Section 8.01(h) below, the parties hereto agree that the Securities Intermediary shall act only on entitlement orders or other instructions with respect to the Collateral Accounts originated by the Collateral Agent and no other Person (and without further consent by any other Person) and the Collateral Agent, for the benefit of the Secured Parties, shall have exclusive control and the sole right of withdrawal over each Collateral Account except as otherwise provided in the applicable Account Control Agreement.

The only permitted withdrawals from the Collateral Accounts shall be in accordance with the provisions of this Agreement.

(c) Subordination of Lien, Etc. If the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Collateral Account or any security entitlement credited thereto, the Securities Intermediary agrees that such security interest shall be subordinate to the security interest of the Collateral Agent for the benefit of the Secured Parties. The property credited to any Collateral Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Collateral Agent (except that the Securities Intermediary may set-off (1) all amounts due to the Securities Intermediary in respect of its customary fees and expenses for the routine maintenance and operation of the Collateral Accounts, and (2) the face amount of any payments received by check, wire transfer, ACH or otherwise which have been credited to any Collateral Account but are subsequently returned unpaid because of uncollected or insufficient funds).

(d) Property Registered, Indorsed, etc. to Securities Intermediary. All securities or other property represented by a certificated security, promissory note or an instrument underlying any financial assets credited to the Securities Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to any Collateral Account be registered in the name of the Company, payable to the order of the Company or specially indorsed to the Company except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

(e) Jurisdiction; Governing Law of Collateral Accounts. The establishment and maintenance of each Collateral Account and all interests, duties and obligations related thereto shall be governed by the law of the State of New York and the “securities intermediary’s jurisdiction” (within the meaning of Section 8‑110 of the UCC) and the “bank’s jurisdiction” (within the meaning of Section 9-304 of the UCC) shall be the State of New York. As permitted by Article 4 of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Convention”), the parties hereto agree that the law of the State of New York shall govern each Securities Account and the issues specified in Article 2(1) of the Hague Convention. The provisions of the immediately preceding sentence shall be construed as an amendment to any other account agreement governing any Securities Account. Terms used in this Section 8.01 without definition have the meanings given to them in the UCC.

(f) No Duties. The parties hereto acknowledge and agree that the Securities Intermediary and the Account Bank shall not have any additional duties under this Agreement other than those expressly set forth in this Section 8.01, and each of the Securities Intermediary and Account Bank shall satisfy those duties expressly set forth in this Section 8.01 so long as it acts without gross negligence, fraud, reckless disregard or willful misconduct. Without limiting the generality of the foregoing, the Securities Intermediary and Account Bank shall not be subject to any fiduciary or other implied duties, and the Securities Intermediary and Account Bank shall not have any duty to take any discretionary action or exercise any discretionary powers. The Securities Intermediary and Account Bank shall be subject to all of the rights, protections and immunities given to the Collateral Agent hereunder, including indemnities. In the event the Securities Intermediary or the Account Bank receives instructions from the Company to effect a securities transaction as contemplated in 12 CFR 12.1, the Company acknowledges that upon its written request and at no additional cost, it has the right to receive the notification from the Securities Intermediary or the Account Bank, as applicable, after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b). The Company agrees that, absent specific request, such notifications shall not be provided by the Securities Intermediary or the Account Bank, as applicable, hereunder, and in lieu of such notifications, the Securities Intermediary or the Account

Bank, as applicable, shall make available periodic account statements in the manner required by this Agreement.

(g) Ownership of Collateral Accounts; Tax Forms. For the avoidance of doubt, each Collateral Account (including income, if any, earned on the investments of funds in such Collateral Account) will be owned by the Company (or, if the Company is a disregarded entity for U.S. tax purposes, the Parent), in each case, for federal income tax purposes. The Company is required to provide to each of the Securities Intermediary and Account Bank (i) an IRS Form W-9 or appropriate IRS Form W-8 no later than the date of this Agreement, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by Applicable Law or upon the reasonable request of the Securities Intermediary or the Account Bank as may be necessary (x) to reduce or eliminate the imposition of U.S. withholding taxes and (y) to permit the such Person to fulfill its tax reporting obligations under Applicable Law with respect to the Collateral Accounts or any amounts paid to the Company. If any IRS form or other documentation previously delivered becomes obsolete or inaccurate in any respect, reasonably promptly following request, the Company shall timely provide to the Securities Intermediary and Account Bank accurately updated and complete versions of such IRS forms or other documentation. U.S. Bank National Association, both in its individual capacity and in its capacity as the Securities Intermediary, shall have no liability to the Company or any other person in connection with any tax withholding amounts paid or withheld from the Collateral Accounts pursuant to Applicable Law arising from the Company’s failure to timely provide an accurate, correct and complete IRS Form W-9 or an appropriate IRS Form W-8, as applicable, or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Collateral Accounts absent the Securities Intermediary having first received the IRS forms and other documentation required by this paragraph. The Bank of New York Mellon, both in its individual capacity and in its capacity as Account Bank, shall have no liability to the Company or any other person in connection with any tax withholding amounts paid or withheld from the Collateral Accounts pursuant to Applicable Law arising from the Company’s failure to timely provide an accurate, correct and complete IRS Form W-9 or an appropriate IRS Form W-8, as applicable, or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Collateral Accounts absent the Securities Intermediary having first received the IRS forms and other documentation required by this paragraph.

(h) Investment of Funds on Deposit in the Unfunded Exposure Account. All amounts on deposit in the Unfunded Exposure Account shall be invested (and reinvested) at the written direction of the Company (or the Portfolio Manager on its behalf) delivered to the Collateral Agent in Eligible Investments; provided that, following the occurrence and during the continuance of an Event of Default or following a Market Value Event, all amounts on deposit in the Unfunded Exposure Account shall be invested, reinvested and otherwise disposed of at the written direction of the Administrative Agent delivered to the Collateral Agent.

(i) Unfunded Exposure Account.

(i) Amounts may be deposited into the Unfunded Exposure Account from time to time in accordance with Section 4.05. Amounts shall also be deposited into the Unfunded Exposure Account as set forth in Section 2.03(f) or Section 2.03(g).

(ii) While no Event of Default has occurred and is continuing and no Market Value Event has occurred and subject to satisfaction of the Borrowing Base Test (after giving effect to such release), the Portfolio Manager may direct, by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator and the Collateral Agent and which instruction shall be deemed to constitute a certification that the aforementioned conditions have been satisfied), the release of funds on deposit in the Unfunded Exposure Account (i) for the purpose of funding the Company’s unfunded commitments with respect to Delayed Funding Term Loans and Revolving Loans, for deposit into the Collection Account and (ii) so long as no Unfunded Exposure Shortfall exists or would exist after giving effect to the withdrawal. Following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, at the written direction of the Administrative Agent (at the direction of the Required Lenders) (with a copy to the Collateral Administrator), the Securities Intermediary shall transfer all amounts in the Unfunded Exposure Account to the Collection Account to be applied pursuant to Section 4.05. Upon the direction of the Company by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator, the Collateral Agent and the Administrative Agent), any amounts on deposit in the Unfunded Exposure Account in excess of outstanding funding obligations of the Company shall be released to the Collection Account to prepay the outstanding Advances.

SECTION 8.02. Collateral Security; Pledge; Delivery.

(a) Grant of Security Interest. As collateral security for the prompt payment in full when due of all the Company’s obligations to the Agents, the Lenders, the Collateral Administrator and the Securities Intermediary (collectively, the “Secured Parties”) under this Agreement and the other Loan Documents (collectively, the “Secured Obligations”), the Company hereby pledges to the Collateral Agent, and grants a continuing security interest in favor of the Collateral Agent in, all of the Company’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, investment property, and any and all other property of any type or nature owned by it (all of the property described in this clause (a)(i) being collectively referred to herein as the “Collateral”), including, without limitation: (1) each Portfolio Investment, (2) all of the Company’s interests in the Collateral Accounts and all investments, obligations and other property from time to time credited thereto, (3) the Contribution Agreement, any other Loan Document and all rights related to each such agreement, (4) all other property of the Company and (5) all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof.

(b) Delivery and Other Perfection.

(i) In furtherance of the collateral arrangements contemplated herein, the Company shall (1) Deliver to the Collateral Agent (or the Securities Intermediary, as applicable) the Collateral hereunder as and when acquired by the Company; (2) if any of the securities, monies or other property pledged by the Company hereunder are received by the Company, forthwith take such action as is necessary to ensure the Collateral Agent’s continuing perfected security interest in such Collateral (including Delivering such securities, monies or other property to the Collateral Agent); and (3) upon the reasonable request of the Administrative Agent, deliver to the Administrative Agent, the Lenders and the Collateral Agent, at the expense of the Company, legal opinions from Kirkland & Ellis LLP or other counsel reasonably acceptable to the Administrative Agent and the Lenders, as to the perfection and priority of the Collateral Agent’s security interest in any of the Collateral.

(ii) [Reserved];

(iii) the Company shall not open any account without the prior written consent of the Administrative Agent in its sole discretion and promptly providing an appropriate Account Control Agreement to the Administrative Agent relating thereto which shall in any event occur on or before such account has been opened, as are reasonably acceptable to the Administrative Agent.

(c) Remedies, Etc. During the period in which an Event of Default shall have occurred and be continuing, the Collateral Agent shall (but only if and to the extent directed in writing by the Required Lenders (or the Administrative Agent on their behalf)) do any of the following:

(i) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell, subject to Section 1.04, the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s or its designee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent or a designee of the Collateral Agent (acting at the direction of the Required Lenders (or the Administrative Agent on their behalf)) may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ prior notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Collateral Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(ii) Transfer all or any part of the Collateral into the name of the Collateral Agent or a nominee thereof;

(iii) Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv) Endorse any checks, drafts, or other writings in the Company’s name to allow collection of the Collateral;

(v) Take control of any proceeds of the Collateral;

(vi) Execute (in the name, place and stead of any of the Company) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral; and/or

(vii) Perform such other acts as may be reasonably required to do to protect the Collateral Agent’s rights and interest hereunder.

(d) Compliance with Restrictions. The Company and the Portfolio Manager agree that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent or its designee are hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel in writing is necessary in order to avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Company, and the Portfolio Manager further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Company or the Portfolio Manager for any discount allowed by the reason of the fact that such Collateral is sold in good faith compliance with any such limitation or restriction.

(e) Private Sale. The Collateral Agent shall incur no liability as a result of a sale of the Collateral, or any part thereof, at any private sale pursuant to clause (c) above conducted in a commercially reasonable manner. The Company and the Portfolio Manager hereby waive any claims against each Agent and Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

(f) Collateral Agent Appointed Attorney-in-Fact. The Company hereby appoints the Collateral Agent as the Company’s attorney-in-fact (it being understood that the Collateral Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Collateral Agent’s discretion (exercised at the written direction of the Administrative Agent or the Required Lenders, as the case may be), after the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Agreement in respect of Collateral or in connection with the enforcement of any of the Collateral Agent’s, Administrative Agent’s or Lenders’ remedies hereunder. Without limiting the generality of the foregoing, such appointment as true and lawful attorney shall include any and all of the following powers with respect to all or any of the Collateral: (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) to ask or demand for, collect, receive and give acquittance for payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) to commence, compound and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any proceeds thereof and to enforce any other right in respect of any Collateral, (D) to defend any suit, action or proceeding brought against the Company with respect to any Collateral, (E) to settle, compromise, compound, prosecute, defend or adjust any suit, action or proceeding and, in connection therewith, to give such discharges or releases or to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto as the Collateral Agent may deem appropriate, (F) to cause the Company to intervene in any suit, action or proceeding with respect thereto and (G) generally, to sell, charge, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and the Company expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary or appropriate to protect, preserve or realize upon the Collateral and the Secured Parties’ Liens thereon for the ratable benefit of the Secured Parties and to effect the intent of this Agreement, all as fully and effectively as the Company might

do. The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this clause is irrevocable during the term of this Agreement and is coupled with an interest.

(g) Further Assurances. The Company covenants and agrees that, from time to time upon the request of the Collateral Agent (as directed by the Administrative Agent), the Company will execute and deliver such further documents, and do such other acts and things as the Collateral Agent (as directed by the Administrative Agent) may reasonably request in order fully to effect the purposes of this Agreement and to protect and preserve the priority and validity of the security interest granted hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided that no such document may alter the rights and protections afforded to the Company, or the Portfolio Manager herein.

(h) Termination. Upon the payment in full of all Secured Obligations and termination of the Financing Commitments, the security interest granted herein shall automatically (and without further action by any party) terminate and all rights to the Collateral shall revert to the Company. Upon notice of any such termination by the Company, the Collateral Agent will, at the Company’s direction and sole expense, deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such termination.

ARTICLE IX

THE AGENTS

SECTION 9.01. Appointment of the Administrative Agent and the Collateral Agent. Each of the Lenders hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent (each, an “Agent” and collectively, the “Agents”) as its agent and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Anything contained herein to the contrary notwithstanding, each Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral hereunder, it being understood and agreed that all powers, rights and remedies hereunder with respect to the Collateral shall be exercised solely by the Collateral Agent for the benefit of the Secured Parties at the direction of the Administrative Agent.

Each financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender and may exercise the same as though it were not an Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company as if it were not an Agent hereunder.

None of the Agents, the Collateral Administrator or the Securities Intermediary shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) none of the Agents, the Collateral Administrator or the Securities Intermediary shall be subject to any fiduciary or other implied duties, regardless of whether a Default, Event of Default, Market Value Event, Market Value Trigger Event or failure of the Borrowing Base Test has occurred and is continuing, (b) none of the Agents, the Collateral Administrator or the Securities Intermediary shall have any duty to take any discretionary action or exercise any discretionary powers, except that the foregoing shall not limit any duty expressly set forth in this Agreement to include such rights and powers expressly contemplated hereby or that such Agent is required to exercise as directed in writing by (i) in the case of the Collateral Agent (A) in respect of the exercise of remedies under Section 8.02(c), the Required Lenders, or (B) in all other cases, the Administrative Agent or (ii) in the case of any Agent, the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided herein), and (c) except as expressly set forth herein, none of the Agents or the Collateral Administrator shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company that is communicated to or obtained by the financial institution serving in the capacity of such Agent (except, with respect to the Administrative Agent, insofar as provided to it as Agent hereunder) or any of its Affiliates in any capacity. None of the Agents or the Collateral Administrator shall be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct or with the consent or at the request or direction of the Administrative Agent (in the case of the Collateral Administrator and the Collateral Agent only) or the Required Lenders (or such other number or percentage of Lenders that shall be permitted herein to direct such action or forbearance). None of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be deemed to have knowledge or notice of any matter (including, without limitation, any Default, Event of Default, Market Value Event, Market Value Trigger Event or failure of the Borrowing Base Test) unless and until a Responsible Officer shall have received written notice thereof from the Company, a Lender or the Administrative Agent, which notice shall reference the Company and this Agreement. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document or electronic communication delivered hereunder or in connection herewith or other Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness, genuineness, value or sufficiency of this Agreement, any other agreement, instrument or document or the Collateral, or (v) with respect to an Agent, the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required by this Agreement to be delivered to it. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be required to risk or expend its own funds in connection with the performance of its obligations hereunder if it reasonably believes it will not timely receive reimbursement therefor hereunder.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon (including as to the truth and correctness of the statements and opinions expressed therein) any notice, request, certificate, consent, statement, instrument, direction, opinion, document, electronic communication or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable Person. Each Agent, the Collateral Administrator and the Securities Intermediary may consult with legal counsel (who may be counsel for the Company or the Portfolio Manager), independent accountants and other experts selected by it in good faith, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Collateral Agent, Collateral Administrator and the Securities Intermediary may rely upon instructions and information provided by (i) the Administrative Agent as if provided by the Required Lenders directly and (ii) the Portfolio Manager as if provided by the Company directly.

In the event the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall receive conflicting instruction from the Administrative Agent and the Required Lenders, the instruction of the Required Lenders shall govern. None of the Collateral Administrator, the Securities Intermediary or the Collateral Agent shall have any duties or obligations under or in respect of any other agreement (including any agreement that may be referenced herein) to which it is not a party, nor shall the Collateral Administrator, the Securities Intermediary or the Collateral Agent be chargeable with knowledge of any of the terms of conditions of any such agreement. The grant of any permissive right or power to the Collateral Agent, the Collateral Administrator or the Securities Intermediary hereunder shall not be construed to impose a duty to act.

It is expressly acknowledged and agreed that none of the Collateral Administrator, the Securities Intermediary or the Collateral Agent shall be responsible for, and shall not be under any duty to monitor or determine, the Market Value (or any other characteristic) of any Portfolio Investment, compliance with the Eligibility Criteria or the Concentration Limitations in any instance, to determine if the conditions of “Deliver” have been satisfied or otherwise to monitor or determine compliance by any other Person with the requirements of this Agreement or other Loan Document, including the conditions to any purchase, sale or disposition of a Portfolio Investment.

Each Agent, the Collateral Administrator and the Securities Intermediary may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. No Agent shall be responsible for any misconduct or negligence on the part of any sub-agent or attorney appointed by such Agent with due care. Each Agent, the Collateral Administrator and the Securities Intermediary and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates (the “Related Parties”). The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent, the Collateral Administrator and the Securities Intermediary and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent, Collateral Agent, Collateral Administrator or the Securities Intermediary, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent, the Securities Intermediary and the Administrative Agent may resign at any time upon 30 days’ notice to each other agent, the Lenders, the Portfolio Manager and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with, so long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, the consent of the Portfolio Manager. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Administrator, Collateral Agent, the Securities Intermediary or Administrative Agent, as applicable (each, a “Retiring Agent”), gives notice of its resignation, then the Administrative Agent may (with, so long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, the consent of the Portfolio Manager), on behalf of the Lenders, appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. If no successor shall have been so appointed by the Administrative Agent and shall have accepted such appointment within sixty (60) days after the Retiring Agent gives notice of its resignation, such agent may petition a court of competent jurisdiction for the appointment of a successor. If no successor shall have been so appointed by the Administrative Agent and shall have accepted such appointment within sixty (60) days after the Retiring Agent gives notice of its resignation, such agent may petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as collateral administrator, the securities intermediary, administrative agent or collateral agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the Retiring Agent (including, if applicable, any rights, powers, privileges and duties under the Account Control Agreement), and the Retiring Agent shall be discharged from its duties and obligations hereunder. After the Retiring Agent’s resignation hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such Retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, the Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent and the Securities Intermediary may be removed at any time with 30 days’ notice by the Company (with the written consent of the Administrative Agent), with notice to the Collateral Administrator, the Collateral Agent, the Securities Intermediary, the Lenders and the Portfolio Manager (which removal of the Collateral Agent or the Securities Intermediary shall also be effective as removal under the Account Control Agreement). Upon any such removal, the Company shall have the right (with the written consent of the Administrative Agent) to appoint a successor to the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary, as applicable. If no successor to any such Person shall have been so appointed by the Company and shall have accepted such appointment within thirty (30) days after receipt of such notice of removal by the Collateral Administrator, the Collateral Agent and/or the Securities Intermediary, as applicable (each, a “Removed Agent”), then the Administrative Agent may (with, so long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, the consent of the Portfolio Manager) appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. If no successor to any such Person shall have been so appointed by the Company and shall have accepted such appointment within sixty (60) days after receipt of such notice of removal by the Removed Agent, then such Removed Agent may petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as Collateral Administrator, the Securities Intermediary or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the Removed Agent, and the Removed Agent shall be discharged from its duties and obligations hereunder. After the Removed Agent’s removal hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such Removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, the Securities Intermediary or Collateral Agent, as the case may be.

Upon the request of the Company or the Administrative Agent or the successor agent, such retiring or removed agent shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor agent all the rights, powers and trusts of the retiring or removed agent, and shall duly assign, transfer and deliver to such successor agent all property and money held by such retiring or removed agent hereunder. Upon request of any such successor agent, the Company and the Administrative Agent shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor agent all such rights, powers and trusts.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, any association or corporation into which the Collateral Agent, the Securities Intermediary or the Collateral Administrator may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be a party, or any corporation or association succeeding to the corporate trust business of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be the successor of the Collateral Agent, the Securities Intermediary or the Collateral Administrator hereunder (and, if applicable, under the Account Control Agreement) without the execution or filing of any paper with any Person or any further act on the part of any Person.

Each Lender acknowledges that it has, independently and without reliance upon any Agent, the Arranger, the Collateral Administrator, the Securities Intermediary or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, the Collateral Administrator, Securities Intermediary or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Anything in this Agreement notwithstanding, in no event shall any Agent, the Arranger, the Collateral Administrator or the Securities Intermediary be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if such Agent, the Collateral Administrator or the Securities Intermediary, as the case may be, has been advised of such loss or damage and regardless of the form of action.

Each Agent, the Securities Intermediary and the Collateral Administrator shall not be liable for any error of judgment made in good faith by an officer or officers of such Agent, the Collateral Administrator or the Securities Intermediary, unless it shall be conclusively determined by a court of competent jurisdiction that such Agent or the Collateral Administrator or the Securities Intermediary, as the case may be, was grossly negligent in ascertaining the pertinent facts.

Each Agent, the Securities Intermediary and the Collateral Administrator shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Agreement.

Each Agent, the Securities Intermediary and the Collateral Administrator shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond, electronic communication or other document or have any responsibility for filing or recording any financing, amendment or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

In the absence of gross negligence or willful misconduct, each Agent, the Collateral Administrator and the Securities Intermediary may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document or electronic communication furnished to it, reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement but, in the case of a request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to it, such Agent, the Collateral Administrator or the Securities Intermediary, as applicable, shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that it conforms to the form required by such provision.

None of the Agents, the Collateral Administrator or the Securities Intermediary shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts include but are not limited to acts of God, strikes, lockouts, riots and acts of war. In connection with any payment, the Collateral Agent and the Collateral Administrator are entitled to rely conclusively on any instructions provided to them by the Administrative Agent.

Before the Collateral Agent, the Securities Intermediary or Collateral Administrator acts or refrains from acting, it may require, and may conclusively rely on, a certificate (which may be constituted by written directions provided in accordance with this Agreement) of an officer of the Administrative Agent or the Required Lenders, as applicable. The Collateral Agent, the Securities Intermediary or Collateral Administrator shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate. The Collateral Agent, the Securities Intermediary or Collateral Administrator may, from time to time, request that the parties hereto deliver a certificate (upon which the Collateral Agent, the Securities Intermediary or Collateral Administrator may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement or any related document together with a specimen signature of such authorized officers and the Collateral Agent, the Securities Intermediary or Collateral Administrator shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Bank Law”), the entity serving as Collateral Agent, the Securities Intermediary or Collateral Administrator is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with such entity. Accordingly, each of the parties agrees to provide to the Collateral Agent, the Securities Intermediary or the Collateral Administrator upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent, the Securities Intermediary or the Collateral Administrator to comply with Applicable Bank Law.

The rights, protections and immunities given to the Agents in this Section 9.01 and in Section 9.02 shall likewise be available and applicable to the Securities Intermediary and the Collateral Administrator.

The Arranger shall have no obligations or duties (other than the duty of confidentiality as provided herein) whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but shall have the benefit of the indemnities provided for hereunder.

SECTION 9.02. Additional Provisions Relating to the Collateral Agent and the Collateral Administrator.

(a) Collateral Agent May Perform. The Collateral Agent shall from time to time take such action (at the written direction of the Administrative Agent or the Required Lenders) for the maintenance, preservation or protection of any of the Collateral or of its security interest therein and the Administrative Agent may direct the Collateral Agent in writing to take any action incidental thereto; provided that with respect to actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Administrative Agent; provided further that.in each case the Collateral Agent shall have no obligation to take any such action in the absence of such direction and shall have no obligation to comply with any such direction if it reasonably believes that the same (1) is contrary to Applicable Law or (2) is reasonably likely to subject the Collateral Agent to any loss, liability, cost or expense, unless the Administrative Agent or the Required Lenders, as the case may be, issuing such instruction make provision reasonably satisfactory to the Collateral Agent for payment of same.

If, in performing its respective duties under this Agreement, the Collateral Agent or Collateral Administrator, as applicable, is required to decide between alternative courses of action, such Collateral Agent or Collateral Administrator shall request written instructions from the Administrative Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within five (5) Business Days after it has requested them, the Collateral Agent or the Collateral Administrator, as applicable, may, but shall be under no duty to, take or refrain from taking any such courses of action and shall have no liability in connection therewith except (i) as otherwise provided in this Agreement or (ii) to the extent such liability results from the gross negligence or willful misconduct of the Collateral Agent or the Collateral Administrator, as applicable. The Collateral Agent or the Collateral Administrator, as applicable, shall act in accordance with instructions received after such five (5) Business Day period, except to the extent that it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent or Collateral Administrator, as applicable, shall be entitled to rely on the advice of legal counsel and independent accountants in performing its respective duties hereunder.

(b) Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that (i) the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as permitted by this Agreement and (ii) the Collateral Agent shall have failed to exercise reasonable care if it fails to comply with any reasonable request of the Administrative Agent or the Lenders pursuant to this Agreement at any time provided such request is accompanied by indemnity or other security reasonably satisfactory to the Collateral Agent for payment of its costs or expenses, to the extent reasonably requested by the Collateral Agent. The Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any liens thereon.

(c) Collateral Agent Not Liable. Except to the extent arising from the gross negligence, willful misconduct, criminal conduct, fraud or reckless disregard of the Collateral Agent, the Collateral Agent shall not be liable by reason of its compliance with the terms of this Agreement with respect to (1) the investment of funds held thereunder in Eligible Investments (other than for losses attributable to the Collateral Agent’s failure to make payments on investments issued by the Collateral Agent, in its commercial capacity as principal obligor and not as collateral agent, in accordance with their terms) or (2) losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity. It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Portfolio Investments or other Collateral.

(d) Certain Rights and Obligations of the Collateral Agent. Without further consent or authorization from any Lenders, the Collateral Agent may execute any documents or instruments necessary to release any lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or as otherwise permitted or required hereunder or to which the Required Lenders have otherwise consented. Anything contained herein to the contrary notwithstanding, in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, any Agent or Lender may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Lenders (but not any Lender in its individual capacity unless the Required Lenders shall otherwise agree), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the purchaser at such sale.

(e) Collateral Agent, Securities Intermediary and Collateral Administrator Fees and Expenses. The Company agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator such fees as the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator and the Portfolio Manager, in accordance with the fee letter of the Collateral Agent dated on or about July 13, 2023, and accepted by the Company writing, subject to the Priority of Payments. The Company further agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator, or reimburse the Collateral Agent, the Securities Intermediary and the Collateral Administrator for paying, reasonable and documented out-of-pocket expenses, including attorney’s fees and the reasonable and documented fees and expenses of its experts, agents, in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby, subject to the Priority of Payments. Any percentage-based fees payable to the Collateral Agent, the Securities Intermediary and the Collateral Administrator hereunder shall be calculated with respect to a period at a per annum rate shall be computed on the basis of a 360 day year of twelve 30 day months and the actual number of days elapsed during the related Calculation Period and shall be based, if applicable, on the sum of the aggregate outstanding principal amount of the Portfolio Investments plus Permitted Investments and cash in any Account in each case as of the first day of the related Calculation Period. Any such fees applicable to periods shorter than or longer than the Calculation Period shall be prorated to the actual number of days within such period.

(f) Execution by the Collateral Agent, the Securities Intermediary and the Collateral Administrator. The Collateral Agent, the Securities Intermediary and the Collateral Administrator are executing this Agreement solely in their capacity as Collateral Agent, the Securities Intermediary and Collateral Administrator, respectively, hereunder and in no event shall they have any obligation to make any Advance, provide any Advance or perform any obligation of the Administrative Agent or the Lenders hereunder.

(g) Reports by the Collateral Administrator. The Company hereby appoints U.S. Bank Trust Company, National Association as Collateral Administrator and directs the Collateral Administrator to ~~prepare the reports substantially in the~~compile and provide (i) to the Agents, the Company and the Portfolio Manager, a daily Portfolio holding report (each a “Daily Portfolio Holding Report”), (ii) to the Administrative Agent, on each Business Day, a daily cash balances and reconciliation report setting forth the expected and actual amounts of cash receipts and disbursements with respect to each Portfolio Investment and identifying any discrepancy between the expected cash receipts and disbursements with respect to each Portfolio Investment and the actual cash received or disbursed with respect to such Portfolio Investment, (iii) to the Agents, the Lenders, the Company and the Portfolio Manager, the Payment Date Reports, and (iv) to the Agents, the Lenders, the Company and the Portfolio Manager, from time to time, such other reports with respect to the Portfolio holdings and/or cash balances as reasonably requested by the Administrative Agent, in each case in a form reasonably agreed by the Company, the Collateral Administrator and the Administrative Agent ~~and to include daily position and cash flow reporting~~. The Company and the Portfolio Manager shall cooperate with the Collateral Administrator in connection with the reports and other matters described herein, including calculations relating to the reports contemplated herein or as otherwise reasonably requested hereunder. Without limiting the generality of the foregoing, the Company (or the Portfolio Manager on its behalf) shall supply in a timely fashion any determinations, designations, classifications or selections made by it relating to a Portfolio Investment, including in connection with the acquisition or disposition thereof, and any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Portfolio Investment and reasonably need to complete the reports required to be prepared by the Collateral Administrator hereunder or reasonably required to permit the Collateral Administrator to perform its obligations hereunder. The Collateral

Administrator shall deliver a draft of each such report (other than the daily position reporting) to the Portfolio Manager and the Portfolio Manager shall have an opportunity to review, verify and approve the contents of the aforesaid reports. To the extent any of the information in such reports conflicts with data or calculations in the records of the Portfolio Manager, the Portfolio Manager shall notify the Collateral Administrator of such discrepancy and use reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy. Upon reasonable request by the Collateral Administrator, the Company (or the Portfolio Manager on its behalf) further agrees to provide to the Collateral Administrator from time to time during the term of this Agreement, on a timely basis, any information relating to the Portfolio Investments and any proposed purchases, sales or other dispositions thereof as to enable the Collateral Administrator to perform its duties hereunder.

(h) Neither the Collateral Agent nor the Collateral Administrator shall have any obligation to determine or calculate any Net Asset Value, the Unfunded Exposure Amount, the Unfunded Exposure Shortfall or any Market Value and shall be entitled to conclusively rely upon such amounts as reported by the Company (or the Portfolio Manager on its behalf) or the Administrative Agent, as applicable. The Collateral Agent and the Collateral Administrator shall be entitled to conclusively rely upon information provided by the Administrative Agent with respect to the determination of all interest, fees, expenses and other amounts due and payable to the Lenders and the calculation of each Benchmark, Reference Rate and any Base Rate or Benchmark Replacement (including a Benchmark Replacement Adjustment).

(i) Information Provided to the Collateral Agent and the Collateral Administrator. Without limiting the generality of any terms of this Section, neither the Collateral Agent nor the Collateral Administrator shall have liability for any failure, inability or unwillingness on the part of the Portfolio Manager, the Administrative Agent, the Company or the Required Lenders to provide accurate and complete information on a timely basis to the Collateral Agent or the Collateral Administrator, as applicable, or otherwise on the part of any such party to comply with the terms of this Agreement, and, absent gross negligence, willful misconduct, criminal conduct, fraud or reckless disregard of the Collateral Agent or the Collateral Administrator, as applicable, shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s or Collateral Administrator’s, as applicable, part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(j) Access to Certain Documentation and Information Regarding the Collateral. From time to time on at least three (3) Business Days’ prior request of the Administrative Agent, the Collateral Agent shall permit the Administrative Agent or any independent auditor acceptable to the Administrative Agent to conduct a review of the Portfolio Investment or any related Underlying Definitive Documents in the possession of the Collateral Agent. Up to one (1) such review per fiscal year shall be at the expense of the Company and additional reviews in a fiscal year shall be at the expense of the requesting Lender(s); provided that, following the occurrence of a Market Value Event or following the occurrence and during the continuance of an Event of Default, any such reviews, regardless of frequency, shall be at the expense of the Company.

SECTION 9.03. Acknowledgements of the Lenders.

(a) Each Secured Party hereby agrees that (i) if the Administrative Agent or the Collateral Agent notifies such Secured Party that the Administrative Agent or the Collateral Agent (as applicable) has determined in its sole discretion that any funds received by such Secured Party from the Administrative Agent, the Collateral Agent or any of their Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Secured Party (whether or not known to such Secured Party), and demands the return of such Payment (or a portion thereof), such Secured Party shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent or Collateral Agent (as applicable) the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Secured Party to the date such amount is repaid to the Administrative Agent or the Collateral Agent (as applicable), at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent or Collateral Agent (as applicable) in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by applicable law, such Secured Party shall not assert, and hereby waives, as to the Administrative Agent and the Collateral Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent or Collateral Agent (as applicable) for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent or Collateral Agent (as applicable) to any Secured Party under this Section 9.03 shall be conclusive, absent manifest error.

(b) Each Secured Party hereby further agrees that if it receives a Payment from the Administrative Agent or the Collateral Agent (as applicable) (or any of their Affiliates) (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent or the Collateral Agent (as applicable) (or any of their Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Secured Party agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Secured Party shall promptly notify the Agents of such occurrence and, upon demand from the Administrative Agent or Collateral Agent (as applicable), it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent or Collateral Agent (as applicable) the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Secured Party to the date such amount is repaid to the Administrative Agent or Collateral Agent (as applicable) at the greater of the Federal Funds Effective Rate and a rate determined by the such Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The parties hereto hereby agree that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Secured Party that has received such Payment (or portion thereof) for any reason, the Agents (as applicable) shall be subrogated to all the rights of such Secured Party with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Company, except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent or the Collateral Agent (as applicable) from the Company for the purpose of making a payment on the Secured Obligations.

(d) Each party’s obligations under this Section 9.03 shall survive the resignation or replacement of the Administrative Agent or Collateral Agent and or any transfer of rights or obligations by, or the replacement of, any Secured Party, the termination of the Financing Commitments or the repayment, satisfaction or discharge of all obligations under any Loan Document.

(e) Each Lender, by delivering its signature page to the Fifth Amendment Agreement on the Fifth Amendment Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Fifth Amendment Effective Date.

(f) The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Company or the Portfolio Manager) between the Company, the Portfolio Manager, and their respective Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Company, the Portfolio Manager, and their respective Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. Each Lender acknowledges that neither JPMorgan Chase Bank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Advances, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of the Company, the Portfolio Manager or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of the Company or the Portfolio Manager

SECTION 9.04. Notices. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which the Company is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent or the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.05 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 9.05. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Rules) in connection with such Lender’s entrance into, participation in, administration of, and performance of the Advances, the Financing Commitments or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable, and the conditions of such exemption are satisfied, with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Financing Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Financing Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, such Lender and the Company, provided that the Company’s consent may not be unreasonably withheld.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of each Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company, the Parent or the Portfolio Manager, that none of the Agents, the Securities Intermediary or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c) Each Agent and the Securities Intermediary hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Advances, the Financing Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Advances or the Financing Commitments for an amount less than the amount being paid for an interest in the Advances or the Financing Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

article x

MISCELLANEOUS

SECTION 10.01. Non-Petition; Limited Recourse. Each of the Collateral Agent, the Securities Intermediary, the Collateral Administrator, the Portfolio Manager and the other parties hereto (other than the Administrative Agent acting at the direction of the Required Lenders) hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Company or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties hereto. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. The Administrative Agent or the Company may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Company shall promptly object to the institution of any bankruptcy, winding‑up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 10.01 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted by the Company or against the Company by any Person other than a party hereto.

Notwithstanding any other provision of this Agreement, no recourse under any obligation, covenant or agreement of the Company or, to the limited extent as set forth in Section 5.03, the Portfolio Manager contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of the Company, the Portfolio Manager or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company and (with respect to the express obligations of the Portfolio Manager hereunder) the Portfolio Manager and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of the Company, the Portfolio Manager or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Company or the Portfolio Manager contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Company or the Portfolio Manager of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, partner, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

SECTION 10.02. Notices. All notices and other communications in respect hereof (including, without limitation, any modifications hereof, or requests, waivers or consents hereunder) to be given or made by a party hereto shall be in writing (including by electronic mail or other electronic messaging system of .pdf or other similar files) to the other parties hereto at the addresses for notices specified on the Transaction Schedule (or, as to any such party, at such other address as shall be designated by such party in a notice to each other party hereto). All such notices and other communications shall be deemed to have been duly given when (a) transmitted by facsimile, (b) personally delivered, (c) in the case of a mailed notice, upon receipt, or (d) in the case of notices and communications transmitted by electronic mail or any other electronic messaging system, upon delivery, in each case given or addressed as aforesaid.

The Collateral Agent, Collateral Administrator and the Securities Intermediary (each in their respective capacities) agree to accept and act upon instructions or directions pursuant to this Agreement or any other related transaction document sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that any Person providing such instructions or directions shall provide to the Collateral Agent, the Collateral Administrator or the Securities Intermediary, as applicable, an incumbency certificate listing authorized officers designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Collateral Agent, the Collateral Administrator or the Securities Intermediary, as applicable, email or facsimile instructions (or instructions by a similar electronic method) and the Collateral Agent, the Collateral Administrator or the Securities Intermediary, as applicable, in its discretion elects to act upon such instructions, the Collateral Agent’s, the Collateral Administrator’s or the Securities Intermediary’s, as applicable, reasonable understanding of such instructions shall be deemed controlling. The Collateral Agent, the Collateral Administrator and the Securities Intermediary (each in their respective capacities) shall not be liable for any losses, costs or expenses arising directly or indirectly from their reliance upon and compliance with its reasonable understanding of such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Agent, the Collateral Administrator or the Securities Intermediary, including without limitation the risk of the Collateral Agent, the Collateral Administrator or the Securities Intermediary, as applicable, acting on unauthorized instructions, and the risk of interception and misuse by third parties. Any party providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

SECTION 10.03. No Waiver. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04. Expenses; Indemnity; Damage Waiver; Right of Setoff.

(a) The Company shall pay (1) all fees and reasonable and documented out‑of‑pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and their Related Parties, including the reasonable and documented out-of-pocket fees, charges and disbursements of outside counsel for each Agent, the Collateral Administrator and the Securities Intermediary, and such other local counsel as required for the Agents, the Collateral Administrator and the Securities Intermediary in connection with the preparation and administration of this Agreement, any other Loan Documents or any amendments, modifications or waivers of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) (including due diligence with respect to the transactions contemplated hereby) and (2) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and the Lenders, including the reasonable and documented out-of-pocket fees, charges and disbursements of outside counsel for each Agent, the Collateral Administrator and the Securities Intermediary and such other local counsel as required for all of them, in connection herewith, including the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, including their rights under this Section, or in connection with the Advances provided by them hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b) The Company shall indemnify the Agents, the Arranger, the Collateral Administrator, the Securities Intermediary, the Lenders and their Related Parties (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims (whether brought by or involving the Company or any third party), damages, liabilities and related expenses, including the fees, charges and disbursements of outside counsel for each Indemnitee and such other local counsel as required for any Indemnitees, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (1) the execution, delivery or performance of this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties thereto of their respective obligations (including, without limitation, any breach of any representation or warranty made by the Company or the Portfolio Manager hereunder (for the avoidance of doubt, after giving effect to any limitation included in any such representation or warranty relating to materiality or causing a Material Adverse Effect)) or the exercise or enforcement of the parties thereto of their respective rights (including, without limitation, the approval or disapproval by the Administrative Agent of the acquisition of any Portfolio Investment in accordance with the terms of this Agreement) or the consummation of the transactions contemplated hereby, (2) any Advance or the use of the proceeds therefrom, (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or is pursuing or defending any such action or (4) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its officers, directors or employees or (ii) with respect to the Lenders, to the extent arising from the failure of the Portfolio Investments to perform. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) To the extent permitted by Applicable Law, neither the Company nor any Indemnitee shall assert, and each hereby waives, any claim against the Company or any Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement, instrument or transaction contemplated hereby or thereby, any Advance or the use of the proceeds thereof; provided, that nothing contained in this sentence shall limit the Company’s indemnification obligations hereunder to the extent that such damages are included in a third party claim in connection with which an Indemnitee is entitled to indemnification hereunder.

(d) If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this clause (d) are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

(e) This Section 10.04 shall survive the termination of this Agreement, the repayment of all amounts owing to the Secured Parties hereunder and, if applicable, the earlier resignation or removal of any Indemnitee.

SECTION 10.05. Amendments. Subject to Section 3.01(h)(ii), no amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including, without limitation, a writing evidenced by a facsimile transmission or electronic mail) and executed by each of the Agents, the Collateral Administrator, the Securities Intermediary, the Required Lenders, the Company, the Parent and the Portfolio Manager; provided, however, that any amendment to this Agreement that the Administrative Agent determines in its commercially reasonable judgment is necessary to effectuate the purposes of Section 1.04 hereof following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event and which would not result in an increase or decrease in the rights, duties or liabilities of the Portfolio Manager, the Parent or the Company shall not be required to be executed by the Portfolio Manager, the Parent or the Company; provided further that the Administrative Agent may waive any of the Eligibility Criteria and the requirements set forth in Schedule 3 or Schedule 4 in its sole discretion; provided further that none of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be required to execute any amendment that affects its rights, duties, protections or immunities; provided further that any Material Amendment shall require the prior written consent of each Lender affected thereby; provided further that (i) the Administrative Agent may, with the consent of the Company only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received at least five Business Days’ prior written notice (which may be by electronic mail) thereof (a copy of which notice shall be provided to the Collateral Agent) and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice (which may be by electronic mail) from the Required Lenders stating that the Required Lenders object to such amendment and (ii) the Administrative Agent may (with the consent of the Required Lenders), in its sole and absolute discretion, consent to any action or omission as set forth in this Agreement and may grant waivers, concessions and other indulgences in accordance with the terms of this Agreement.

SECTION 10.06. Successors; Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Portfolio Manager, the Administrative Agent and each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and, except to the extent of any delegation pursuant to Section 5.01, the Portfolio Manager may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, not to be unreasonably withheld. Except as expressly set forth herein, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to the conditions set forth below, any Lender may assign to any other Person, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of the Administrative Agent and the Company; provided that (1) no consent of the Administrative Agent shall be required for an assignment of any Financing Commitment to an assignee that is a Lender (or any Affiliate thereof) immediately prior to giving effect to such assignment (other than a Defaulting Lender) and (2) no consent of the Company shall be required, but reasonable notice to the Company shall be given, for an assignment to an assignee that is a bank or insurance company; provided, further, that no consent of the Company shall be required for an assignment to any Person following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event.

Assignments shall be subject to the following additional conditions: (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; and (B) the parties to each assignment shall execute and deliver to the Administrative Agent an assignment and assumption agreement in form and substance acceptable to the Administrative Agent.

Subject to acceptance and recording thereof below, from and after the effective date specified in each assignment and assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Agreement (and, in the case of an assignment and assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto as a Lender but shall continue to be entitled to the benefits of Sections 5.03 and 10.04).

The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each assignment and assumption delivered to it and the Register. The entries in the Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Lender and the Portfolio Manager, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed assignment and assumption executed by an assigning Lender and an assignee, the Administrative Agent shall accept such assignment and assumption and record the information contained therein in the Register.

(c) Any Lender may sell participations to one or more banks or insurance companies or other entities (a “Lender Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances owing to it); provided that (1) such Lender’s obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (3) the Company, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Lender Participant, agree to any Material Amendment that affects such Lender Participant.

(d) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Lender Participant and the principal amounts (and stated interest) of each Lender Participant’s interest in the Advances or other obligations under this Agreement (the “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Lender Participant or any information relating to a Lender Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or any successor provision. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Company agrees that each Lender Participant shall be entitled to the benefits of Sections 3.01(e) and 3.03 (subject to the requirements and limitations therein, including the requirements under Section 3.03(f) (it being understood that the documentation required under Section 3.03(f) shall be delivered to the Lender that sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Lender Participant (A) agrees to be subject to the provisions of Section 3.01(f) relating to replacement of Lenders as if it were an assignee under paragraph (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01(e) and 3.03, with respect to any participation, than the Lender that sells the participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Lender Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the replacement of Lenders provisions set forth in Section 3.01(f) with respect to any Lender Participant.

SECTION 10.07. Governing Law; Submission to Jurisdiction; Etc.

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York.

(b) Submission to Jurisdiction. Any suit, action or proceedings relating to this Agreement (collectively, “Proceedings”) shall be tried and litigated in the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City. With respect to any Proceedings, each party hereto irrevocably (i) submits to the exclusive (or, in the case of U.S. Bank Trust Company, National Association in its capacities as the Collateral Agent, the Collateral Administrator and the Securities Intermediary, non-exclusive) jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings to enforce any judgment against any such party arising out of or relating to this Agreement in the courts of any place where such party or any of its assets may be found or located, nor will the bringing of such Proceedings in any one or more jurisdictions preclude the bringing of such Proceedings in any other jurisdiction.

(c) Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.08. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 10.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.09. PATRIOT Act. Each Lender, Agent and the Securities Intermediary that is subject to the requirements of the PATRIOT Act hereby notifies the Company that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender, Agent or the Securities Intermediary to identify the Company in accordance with the PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 10.10. Counterparts. This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by email or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. The words “delivery,” “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures which shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. By executing this Agreement, the parties hereto hereby acknowledge and agree, and direct the Collateral Agent, Collateral Administrator and the Securities Intermediary to acknowledge and agree and the Collateral Agent, Collateral Administrator and the Securities Intermediary do hereby acknowledge and agree, that execution of this Agreement, any instruction, order, direction, notice, form or other document executed by any party to this Agreement or the other Loan Documents in connection with this Agreement or such other Loan Documents, by electronic signatures (whether by Adobe Sign, DocuSign, or any other similar platform identified by such party and reasonably available at no undue burden or expense to the Collateral Agent, Collateral Administrator and the Securities Intermediary) shall be permitted hereunder notwithstanding anything to the contrary herein and such electronic signatures shall be legally binding as if such electronic signatures were handwritten signatures. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such officer on such party’s behalf. The parties hereto also hereby acknowledge and agree that the Collateral Agent, Collateral Administrator and the Securities Intermediary shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(1) a reduction in full or in part or cancellation of any such liability;

(2) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(3) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

As used herein:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 10.13. Confidentiality. Each Agent, the Collateral Administrator, the Securities Intermediary, the Arranger and each Lender agrees to maintain the confidentiality of the Information except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent such Information is disclosed to such persons on a “need to know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority); provided, that such regulatory authority and self-regulatory authority shall have jurisdiction over such Person, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, in which case such Person agrees to inform the Company to the extent permitted by law, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder, the sale of any Portfolio Investment following the occurrence of a Market Value Event or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.13, to (x) any assignee of or Lender Participant in, or any prospective assignee of or Lender Participant in, any of its rights or obligations under this Agreement (other than any assignee to whom the Company has declined consent to the assignment thereto (to the extent such consent is otherwise required)), or (y) any actual or prospective counterparty (or its advisors) to any swap ~~or~~, derivative and insurance transaction relating to the Company and its obligations, (vii) with the consent of the Company, (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.13 by the delivering party or its Affiliates or (B) becomes available to any Agent, the Collateral

Administrator, the Securities Intermediary, the Arranger or any Lender on a nonconfidential basis from a source other than the Company or (ix) to the extent permitted or required under this Agreement or any Account Control Agreement. For purposes of this Section 10.13, any Person required to maintain the confidentiality of Information as provided in this Section 10.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized directors or officers as of the day and year first above written.

26N DL Funding 1 LLC, as Company

By
Name:
Title:

26North bdc, inc., as Parent

By
Name:
Title:

26north direct lending LP, as Portfolio Manager

By
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator

By
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By
Name:
Title:

The Lenders

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By
Name:
Title: